SCOTIA PACIFIC COMPANY LLC


                                    AND


                    STATE STREET BANK AND TRUST COMPANY,

                                 as Trustee


                              _______________


                                 INDENTURE


                         Dated as of July 20, 1998

                              _______________

                6.55% CLASS A-1 TIMBER COLLATERALIZED NOTES

                7.11% CLASS A-2 TIMBER COLLATERALIZED NOTES

                7.71% CLASS A-3 TIMBER COLLATERALIZED NOTES

                                  DUE 2028



                              ===============

                             Table of Contents


ARTICLE 1      DEFINITIONS; RULES OF CONSTRUCTION; INCORPORATION BY
               REFERENCE OF TRUST INDENTURE ACT PROVISIONS            1

     1.1       Definitions.                                           1
     1.2       References to Instruments.                             1
     1.3       Incorporation by Reference of Trust Indenture Act.     1
     1.4       Rules of Construction.                                 2

ARTICLE 2      THE NOTES                                              2
     2.1       Form and Dating.                                       2
     2.2       Execution and Authentication.                          2
     2.3       Registrar and Paying Agent.                            3
     2.4       Paying Agent to Hold Money in Trust.                   3
     2.5       Noteholder Lists.                                      3
     2.6       Transfer and Exchange; Transfer Restrictions.          3
     2.7       Replacement Notes.                                     11
     2.8       Outstanding Timber Notes.                              11
     2.9       Cancellation.                                          11
     2.10      Payments in Respect of the Notes.                      11
     2.11      Payments of Principal, Regular Interest and Default
               Interest on Notes.                                     11
     2.12      Premiums on Timber Notes.                              12
     2.13      Source and Manner of Payments on Notes.                12
     2.14      Additional Timber Notes.                               13

ARTICLE 3      OPTIONAL REDEMPTION AND OPTIONAL PREPAYMENT            14
     3.1       Notices to Trustee.                                    14
     3.2       No Partial Redemption of a Class.                      14
     3.3       Notice of Redemption.                                  14
     3.4       Effect of Notice of Redemption.                        15
     3.5       Deposit of Redemption Price.                           15
     3.6       Redemption Price.                                      15
     3.7       Optional Prepayment.                                   15

ARTICLE 4      COVENANTS                                              15
     4.1       Payment of Notes.                                      15
     4.2       Money for Timber Note Payments to Be Held in Trust.    15
     4.3       SEC Reports.                                           15
     4.4       Maintenance of Office or Agency; Existence; Payment
               of Taxes and Other Claims, Etc.                        16
     4.5       Separate Existence and Formalities.                    17
     4.6       Reports, Notices and Certificates.                     17
     4.7       Access to Records.                                     18
     4.8       Limitation on Liens on Company Owned Timberlands or
               Company Timber Rights.                                 18
     4.9       Limitation on Indebtedness.                            18
     4.10      Investments, Loans and Advances.                       18
     4.11      Limitation on Restricted Payments.                     19
     4.12      Certain Consents.                                      19
     4.13      Restrictions on Consolidation, Etc.                    19
     4.14      No Other Business.                                     20
     4.15      Transactions with Affiliates.                          20
     4.16      Insurance.                                             21
     4.17      Company Timber Sales.                                  21
     4.18      Opinion as to Mortgaged Property.                      21
     4.19      Performance of Obligations.                            21
     4.20      New Services Agreement; Operating Default; Termination
               of New Services Agreement.                             21
     4.21 New Master Purchase Agreement; Purchase Agreement Default; Termination of New Master Purchase Agreement. 22
     4.22      Distributions from Accounts.                           22
     4.23      Status of the Deed of Trust.                           22
     4.24      No Other Agreements.                                   22
     4.25      Relocation of Chief Executive Office, Etc.             22
     4.26      Timber Harvesting Plans, Etc.                          23
     4.27      [Intentionally Omitted]                                23
     4.28      Sale of Company Timber or Logs.                        23
     4.29      GIS                                                    23
     4.30      [Intentionally Omitted]                                23
     4.31      Liquidity Reserve.                                     23
     4.32      Deed of Trust Covenants.                               23

ARTICLE 5      ACCOUNTS                                               24
     5.1       Establishment of Accounts.                             24
     5.2       Initial Deposits.                                      24
     5.3       Collection Account.                                    24
     5.4       Expense Reserve; Payment of Expenses.                  28
     5.5       Deemed Production.                                     28
     5.6       Investment of Accounts, Etc.                           29
     5.7       Withdrawals and Deposits on Note Payment Dates.        29
     5.8       Title Insurance Policy Proceeds.                       32
     5.9       Release of Liquidity Account.                          32
     5.10      Releases from Prefunding Account.                      33
     5.11      Releases from Indebtedness Reserve Account.            34

ARTICLE 6      SALE OF COMPANY OWNED TIMBERLANDS OR COMPANY TIMBER
               RIGHTS; CERTAIN TIMBER SALES; SUBSTITUTIONS            34
     6.1       Release of Company Owned Timberlands or Company Timber
               Rights.                                                34
     6.2       Sale of Company Timber.                                37
     6.3       Sale of Pacific Lumber Timber Rights Property.         37
     6.4       Release of Company Owned Timberlands or Company Timber
               Rights Upon Substitution of Property.                  38
     6.5       Trust Indenture Act Requirements.                      42

ARTICLE 7      DEFAULTS AND REMEDIES                                  42
     7.1       Events of Default.                                     42
     7.2       Acceleration of Maturity; Rescission and Annulment.    43
     7.3       Collection of Indebtedness and Suits for Enforcement
               by Trustee.                                            44
     7.4       Trustee May File Proofs of Claim.                      45
     7.5       Trustee May Enforce Claims Without Possession of Notes.45
     7.6       Remedies.                                              45
     7.7       Application of Money Collected.                        46
     7.8       Limitation of Suits.                                   46
     7.9       Unconditional Rights of Noteholders To Receive Principal
               and Interest.                                          46
     7.10      Restoration of Rights and Remedies.                    47
     7.11      Rights and Remedies Cumulative.                        47
     7.12      Delay or Omission Not a Waiver.                        47
     7.13      Control by Majority Holders.                           47
     7.14      Course of Dealing Not a Waiver.                        47
     7.15      Waiver of Stay or Extension Laws.                      48
     7.16      Action on Notes.                                       48
     7.17      Waiver of Past Defaults.                               48
     7.18      Certain Limitations on Exercise of Remedies under
               Deed of Trust.                                         48

ARTICLE 8      DEFEASANCE AND COVENANT DEFEASANCE                     48
     8.1       Issuer's Option to Effect Defeasance or Covenant
               Defeasance.                                            48
     8.2       Defeasance and Discharge.                              48
     8.3       Covenant Defeasance.                                   49
     8.4       Conditions to Defeasance or Covenant Defeasance.       49
     8.5       Deposited Money and U.S. Government Obligations to
               be Held in Trust; Other Miscellaneous Provisions.      51
     8.6       Reinstatement.                                         51

ARTICLE 9      THE TRUSTEE AND THE COLLATERAL AGENT                   51
     9.1       Duties of Trustee and Collateral Agent.                51
     9.2       Rights of Trustee and Collateral Agent.                52
     9.3       Individual Rights of Trustee and Collateral Agent.     53
     9.4       Trustee's and Collateral Agent's Disclaimer.           53
     9.5       Notice of Defaults.                                    53
     9.6       Reports by Trustee to Noteholders.                     53
     9.7       Compensation and Indemnity.                            53
     9.8       Replacement of Trustee and Collateral Agent.           54
     9.9       Successor Trustee or Collateral Agent by Merger.       54
     9.10      Eligibility; Disqualification.                         55
     9.11      Preferential Collection of Claims Against Issuer.      55
     9.12      Trustee and Collateral Agent.                          55
     9.13      Escrow Agreement.                                      55

ARTICLE 10     AMENDMENTS                                             55
     10.1      Without Consent of Noteholders.                        55
     10.2      With Consent of Noteholders.                           56
     10.3      Compliance with Trust Indenture Act.                   57
     10.4      Effect of Consents and Waivers; No Revocation of
                    Consents.                                         57
     10.5      Notation on or Exchange of Notes.                      57
     10.6      Trustee to Sign Amendments, Etc.                       57

ARTICLE 11     LINE OF CREDIT                                         57
     11.1      Line of Credit Agreement.                              57
     11.2      Advances Under Line of Credit Agreement.               58
     11.3      Amendments to Line of Credit Agreement.                59
     11.4      Replacement of Line of Credit Agreement.               59

ARTICLE 12     MISCELLANEOUS                                          60
     12.1      Trust Indenture Act Controls.                          60
     12.2      Notices.                                               60
     12.3      Communication by Holders with Other Noteholders.       62
     12.4      Certificate and Opinion as to Conditions Precedent.    62
     12.5      Statements Required in Certificate or Opinion.         62
     12.6      When Timber Notes Disregarded.                         63
     12.7      Rules by Trustee, Paying Agent and Registrar.          63
     12.8      Business Days.                                         63
     12.9      GOVERNING LAW.                                         63
     12.10     No Recourse Against Others.                            63
     12.11     Successors.                                            63
     12.12     Severability.                                          63
     12.13     Multiple Originals.                                    64
     12.15     Benefits of Indenture.                                 64
     12.16     Limitations on Bankruptcy Petition Against Issuer.     64
     12.17     Entire Agreement.                                      64
     12.18     Concerning Paying Agents, Registrars, Securities
               Intermediaries and Collateral Agents                   64

ARTICLE 13     DISCHARGE                                              64
     13.1 Discharge.                                                  64

     Schedule A - Definitions
     Schedule B - Scheduled Amortization and Minimum
          Principal Amortization
     Schedule C - Structuring Schedule

     Exhibit A-1-1 - Form of Class A-1 Unrestricted Global Note Exhibit A-1-2 - Form of Class A-1 Restricted Global Note Exhibit A-1-3 - Form of Class A-1 Definitive Note
     Exhibit A-2-1 - Form of Class A-2 Unrestricted Global Note Exhibit A-2-2 - Form of Class A-2 Restricted Global Note Exhibit A-2-3 - Form of Class A-2 Definitive Note
     Exhibit A-3-1 - Form of Class A-3 Unrestricted Global Note Exhibit A-3-2 - Form of Class A-3 Restricted Global Note Exhibit A-3-3 - Form of Class A-3 Definitive Note
     Exhibit B-1 - Form of Accountant's Letter Re: Compliance Exhibit B-2 - Form of Accountant's Letter Re: No Defaults Exhibit C - Form of Monthly Trustee Certificate
     Exhibit D - Form of Monthly Noteholder Certificate
     Exhibit E - Form of Note Payment Trustee Certificate Exhibit F - Form of Note Payment Noteholder Certificate Exhibit G - Form of Rule 144A Transfer Certificate
     Exhibit H - Form of Regulation S Transfer Certificate
     Exhibit I - Form of Regulation S Exchange Certificate Exhibit J - Form of Rule 144A Exchange Certificate Exhibit K - Form of Transferee Letter
     Exhibit L - Form of Clearing System Certificate
     Exhibit M -Form of Participant Certificate


          INDENTURE dated as of July 20, 1998 between SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company, having its principal office at 125 Main Street, Second Floor, Scotia, California 95565 (the "Issuer"); and State Street Bank and Trust Company, a Massachusetts trust company, as trustee, having its Corporate Trust Office at Two International Place, 4th Floor, Boston, Massachusetts 02110 (the "Trustee").

          WHEREAS, the Issuer, the Collateral Agent and the Deed of Trust Trustee have entered into the Deed of Trust to grant a lien on, and a security interest in, the Mortgaged Property, as security for the obligations of the Issuer under its 6.55% Class A-1 Timber Collateralized Notes, 7.11% Class A-2 Timber Collateralized Notes and 7.71% Class A-3 Timber Collateralized Notes due 2028 (the "Timber Notes"), this Indenture and the other Secured Obligations; and

          WHEREAS, the Issuer has satisfied all conditions and taken all actions necessary or appropriate for the issuance of the Notes;

          NOW, THEREFORE, each party agrees, for the benefit of the other parties and the equal and ratable benefit of the holders of the Notes, as follows:

                                 ARTICLE 1


            DEFINITIONS; RULES OF CONSTRUCTION; INCORPORATION BY
                REFERENCE OF TRUST INDENTURE ACT PROVISIONS

          1.1 Definitions. For all purposes of this Indenture, unless the context otherwise requires, all defined terms not defined herein shall have the meaning set forth in Schedule A hereto, which is incorporated by reference as if fully set forth herein.

          1.2 References to Instruments. In the event that any Operative Document is amended, modified or supplemented in accordance with the provisions hereof, the provisions thereof and the provisions of the Deed of Trust, as the case may be, reference herein to such Operative Document shall be to such Operative Document as so amended, modified or supplemented.

          1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture notes" means the Timber Notes and any Additional Timber Notes.

          "indenture security holder" means a Noteholder or Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture notes means the Issuer and any other obligor on the indenture notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          1.4 Rules of Construction. Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof;

               (3)  "or" is not exclusive;

               (4)  "including" means including, without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) reference herein to "this Indenture" are to this instrument as originally executed and delivered by the Issuer and the Trustee unless an amendment shall have been entered into, in which event references herein to "this Indenture" are to this instrument as so amended; and

               (7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole (including, without limitation, the Exhibits and Schedules to this Indenture) and not to any particular Section or other subdivision, and the terms "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context, mean the corresponding Section of, or the corresponding Exhibit or Schedule to, this Indenture.


                                 ARTICLE 2

                                 THE NOTES

          2.1 Form and Dating. The Class A-1, A-2 and A-3 Timber Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1-1, A-1-2, A-1-3, A-2-1, A-2-2, A-2-3, A-3-1, A-3-2
and A-3-3, respectively, which are hereby incorporated into this Indenture. The Timber Notes may have notations, legends or endorsements required by law, stock exchange rule, the Issuer's limited liability company agreement or other agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Timber Note shall be dated the date of its authentication. The terms of the Timber Notes set forth in Exhibits A-1-1, A-1-2, A-1-3, A-2-1, A-2-2, A-2-3, A-3-1, A-3-2 and A-3-3, respectively, are part of the terms of this Indenture. The Timber Notes shall be evidenced by one or more typewritten or printed notes representing the entire aggregate original principal balance of the Timber Notes. The Timber Notes sold within the United States to U.S. person(s) will be issued in fully registered form without interest coupons (i) to qualified institutional buyers meeting the requirements of Rule 144A under the Securities Act, in the form of the beneficial interests in one or more restricted global Notes (the "Restricted Global Notes"), deposited with the Trustee as custodian for DTC (in such capacity the "DTC Custodian") or any successor or (ii) to certain "institutional accredited investors" (for purposes hereof, entities meeting the requirements of Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act), in certificated form in minimum denominations of U.S. $100,000 or any integral multiple of $1,000 in excess thereof (the "Definitive Notes"). The Timber Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will be in the form of beneficial interests held by the DTC participants for Euroclear and Cedel, in one or more unrestricted Global Notes (the "Unrestricted Global Notes") deposited with the Custodian (the Unrestricted Global Notes, together with the Restricted Global Notes, shall collectively be hereafter referred to as the "Global Notes"). The Timber Notes will not be issued in bearer form. Beneficial interest in the Global Notes may be held in minimum denominations of U.S. $100,000 or any integral multiple of $1,000 in excess thereof.

          2.2 Execution and Authentication. Two officers shall sign the Timber Notes for the Issuer by manual or facsimile signature.

          If an officer whose signature is on a Timber Note no longer holds that office at the time the Trustee authenticates the Timber Note, the Timber Note shall be valid nevertheless.

          A Timber Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Timber Note. The signature shall be conclusive evidence that the Timber Note has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver Class A-1, Class A-2 and Class A-3 Timber Notes for original issue in an aggregate principal amount of up to $160,700,000, $243,200,000 and $463,348,000, respectively, upon a written order of the Issuer signed by an Officer of the Issuer.
Such order shall specify the amount of the Timber Notes of each Class to be authenticated and the date on which the original issue of Timber Notes is to be authenticated. The aggregate principal amount of Timber Notes of each Class outstanding at any time shall not exceed the amount set forth in this paragraph except as provided in Sections 2.7 and 2.8.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Timber Notes (the "Authenticating Agent"). Unless limited by the terms of such appointment, an authenticating agent may authenticate Timber Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          2.3 Registrar and Paying Agent. The Issuer shall maintain an office or agency where Timber Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Timber Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register (the "Register") of the Timber Notes and of their transfer and exchange. The Issuer may have one or more co-registrars. The term "Registrar" includes any co-registrar.

          The Issuer hereby initially appoints the Trustee and its affiliate, State Street Bank and Trust Company N.A., in New York, New York, as sole Paying Agents in respect of the Timber Notes and hereby initially appoints the Trustee as Registrar in connection with the Timber Notes. The Issuer shall enter into an appropriate agency agreement with any subsequent Registrar which is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 9.7. The Issuer or any Affiliate of the Issuer may act as Registrar or transfer agent.

          2.4 Paying Agent to Hold Money in Trust. All amounts withdrawn from the Payment Account on each Note Payment Date for application pursuant to clauses (i), (ii), (iv), (v), (vi), (vii), (viii) or (ix) of Section 5.7(b) shall, pending application in the order provided in Section 5.7(b), be held by the Paying Agent in trust for the benefit of Noteholders and, to the extent applicable, the Liquidity Providers.

          2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Note Payment Date as set forth in the Timber Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

          2.6  Transfer and Exchange; Transfer Restrictions.

          (a) The Timber Notes shall be issued in the form of (i) one or more Unrestricted Global Notes evidencing Class A-1, Class A-2 and Class A-3 Timber Notes, which Unrestricted Global Notes shall be substantially in the forms of Exhibits A-1-1, A-2-1 and A-3-1, respectively, hereto, (ii) one or more Restricted Global Notes evidencing Class A-1, Class A-2 and Class A-3 Timber Notes, which Restricted Global Notes shall be substantially in the forms of Exhibits A-1-2, A-2-2 and A-3-2, respectively, hereto, and/or (iii) one or more Definitive Notes evidencing Class A-1, Class A-2 and Class A-3 Timber Notes, which Definitive Notes shall be substantially in the forms of Exhibits A-1-3, A-2-3 and A-3-3, respectively, hereto, all in an aggregate original principal amount that shall equal the aggregate original principal amount of the related Class of Notes that are to be issued on the Closing Date.

          The Global Notes (i) shall be delivered by the Registrar to DTC acting as the Depository or, pursuant to DTC's instructions, shall be delivered by the Registrar on behalf of DTC to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

          "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          The Global Notes may be deposited with such other Depository as the Registrar may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Depository maintains a book-entry system that qualifies to be treated as "registered form" under
Section 163(f)(3) of the Code.

          (b) The Restricted Global Note, and Legended Definitive Notes shall bear the following legend:

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE TRUSTEE AND THE ISSUER THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR A QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),
     (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF TRANSFERS PURSUANT TO THIS CLAUSE (4), TO THE RECEIPT BY THE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR (5) TO THE ISSUER OR ITS AFFILIATES.

          (c) The Unrestricted Global Note shall bear the following legend:

     PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD AND UPON RECEIPT OF CERTIFICATION OF NON-U.S. OWNERSHIP FROM EUROCLEAR AND CEDEL ON BEHALF OF THEIR MEMBER ORGANIZATIONS ONLY THE DTC PARTICIPANTS FOR EUROCLEAR AND CEDEL MAY HOLD POSITIONS IN THIS NOTE AT DTC. NO INTEREST WILL BE PAID ON THIS NOTE UNTIL THE EXPIRATION OF THE RESTRICTED PERIOD AND UNTIL RECEIPT BY THE REGISTRAR OF CERTIFICATION OF NON-U.S. OWNERSHIP AS SET FORTH IN SECTION 2.6 OF THE INDENTURE.

          (d) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Holders of the Class A-1, Class A-2 or Class A-3 Timber Notes, as the case may be, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Class A-1, Class A-2 or Class A-3 Timber Notes, the Trustee may in its sole discretion determine that the Class A-1, Class A-2 or Class A-3 Timber Notes represented by Global Notes shall no longer be represented by such Global Notes. In such event, the Trustee will execute, the Authenticating Agent will authenticate and the Registrar will deliver, in exchange for such Global Notes, Definitive Notes, of like Class and in authorized denominations, in an aggregate principal balance equal to the principal balance of such Global Notes.

          (e) The Global Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder.

          (f) A Timber Note may be transferred by the Holder thereof only upon presentation and surrender of such Timber Note at the Corporate Trust Office of the Registrar, duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney-in-fact in such form as shall be satisfactory to the Registrar. Upon the transfer of any Timber Note in accordance with the preceding sentence and subject to the provisions of this Section 2.6, the Trustee shall execute, the Issuer or the Authenticating Agent shall authenticate and the Registrar shall deliver to the transferee one or more new Timber Notes of like Class, in authorized denominations, evidencing, in the aggregate, the same aggregate principal balance as the Timber Notes transferred.

          A Timber Note may be exchanged by the Holder thereof for any number of new Timber Notes of like Class, in authorized denominations, representing in the aggregate the same Timber Note as the Timber Note surrendered, upon surrender of the Timber Note to be exchanged at the Corporate Trust Office of the Registrar subject to the provisions of this
Section 2.6. Timber Notes delivered upon any such exchange will evidence the same obligations under the Timber Notes and this Indenture, and will be entitled to the same rights and privileges, as the Timber Notes surrendered. Upon the exchange of any Timber Note in accordance with the preceding sentence, the Trustee shall execute, the Issuer or Authenticating Agent shall authenticate and the Registrar shall deliver to the exchanging Holder one or more new Timber Notes of like Class, in authorized denominations, evidencing, in the aggregate, the same aggregate principal balance as the Timber Notes being exchanged.

          (g) Subject to Section 2.6(f), no restrictions shall apply to the transfer or registration of transfer of an Unlegended Definitive Note to a transferee that takes delivery in the form of a Definitive Note. By acceptance of a Legended Definitive Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Timber Note only as provided herein and therein. In addition to the provisions of Section 2.6(f), the following restrictions shall apply with respect to the transfer and registration of transfer of a Legended Definitive Note to a transferee that takes delivery in the form of a Definitive Note:

               (i) The Registrar shall register the transfer of a Legended Definitive Note if the requested transfer is (x) to the Issuer or an Affiliate of the Issuer or (y) being made by a transferor who has provided the Registrar with a Rule 144A Transfer Certificate.

               (ii) The Registrar shall register the transfer of a Legended Definitive Note if the transferor has provided the Registrar with a Regulation S Transfer Certificate.

               (iii) The Registrar shall register the transfer of a Legended Definitive Note if (x) the transferor has advised the Registrar in writing that the Note is being transferred to an Institutional Accredited Investor and (y) prior to transfer the transferor furnishes to the Registrar a Transferee Letter, provided that, (a) in lieu thereof, the transferee or proposed transferor may furnish such other certifications, legal opinions or other information as are reasonably satisfactory to the Issuer and the Registrar to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or (b) if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, the Issuer and the Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of a Legended Definitive Note.

          In each case described in clause (i), (ii) and (iii) above, the Registrar shall deliver a Legended Definitive Note to the transferee unless the Company has delivered an Officers Certificate to the Registrar approving removal of the legends.

          (h) Subject to Section 2.6(f), so long as any of the Global Notes remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in any of such Global Notes, or transfers by holders of Definitive Notes to transferees that take delivery in the form of beneficial interests in such Global Notes, may be made only in accordance with this Section 2.6 and in accordance with the rules of the Depository and Euroclear or Cedel.

               (i) Prior to the expiration of the Restricted Period, no beneficial interest in the Unrestricted Global Note may at any time be transferred to a transferee that takes delivery in the form of a Definitive Note or Notes.

               (ii) Prior to the expiration of the Restricted Period, a beneficial interest in the Unrestricted Global Note may, to the extent permitted by applicable law, be transferred to a person who takes delivery in the form of a beneficial interest in the Restricted Global Note upon receipt by the Registrar of a Rule 144A Transfer Certificate. After the Restricted Period, no such certification will be required with respect to such transfers.

               (iii) Prior to the expiration of the Restricted Period, a beneficial interest in the Unrestricted Global Note may only be held by the DTC participants for Euroclear and Cedel until receipt by the Registrar of a Clearing System Certificate from Euroclear or Cedel, as applicable which clearing system certificate evidences receipt by Euroclear and Cedel of certificates of non-U.S. ownership (substantially in the form of Exhibit L to this Indenture) from their respective member organizations for the aggregate principal amount held by Euroclear and Cedel, respectively, relating to the appropriate portion of the Unrestricted Global Note.

               (iv) A beneficial interest in a Restricted Global Note may be transferred to a transferee that takes delivery in the form of a beneficial interest in an Unrestricted Global Note only upon receipt by the Registrar of a Regulation S Transfer Certificate if such transfer occurs prior the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through the DTC participants for Euroclear and Cedel until the certification process of (iii) above is completed.

               (v) In the case of a beneficial interest in a Restricted Global Note being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of a Definitive Note or Notes and the Registrar shall register such transfer only upon compliance with the provisions of Section 2.6 (f) and (g)(iii).

               (vi) In the case of a beneficial interest in a Restricted Global Note being transferred to a transferee that takes delivery in the form of an Definitive Note or Notes, except as set forth in clause
     (v) above, the Registrar shall register such transfer only upon compliance with the provisions of Section 2.6 (f) and (g)(i) or (ii).

               (vii) In the case of a Legended Definitive Note being transferred to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Notes, the Registrar shall register such transfer if the transferor has provided the Registrar with either (x) a Rule 144A Transfer Certificate or (y) if such transfer occurs after the expiration of the Restricted Period, a Regulation S Transfer certificate.

               (viii) In the case of a Legended Definitive Note being transferred to a transferee that takes delivery in the form of a beneficial interest in the Unrestricted Global Notes, the Registrar shall register such transfer if the transferor has provided the Registrar with a Regulation S Transfer Certificate.

               (ix) Prior to the expiration of the Restricted Period, no Unlegended Definitive Notes may be transferred for beneficial interests in the Unrestricted Global Notes.

               (x) No restrictions shall apply with respect to the transfer or registration of transfer of (x) a beneficial interest in a Restricted Global Note to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Note; (y) a beneficial interest in an Unrestricted Global Note to a transferee that takes delivery in the form of Definitive Notes after the expiration of the Restricted Period or in the form of a beneficial interest in the Unrestricted Global Note after the expiration of the Restricted Period; or (z) an Unlegended Definitive Note or Notes to a transferee that takes delivery in the form of a beneficial interest in the Unrestricted Global Note after the expiration of the Restricted Period.

          (i) Subject to Section 2.6 (f), an exchange of a beneficial interest in the Unrestricted Global Note for a beneficial interest in the Restricted Global Note may be made only after the expiration of the Restricted Period and only upon receipt by the Registrar of a Clearing System Certificate from Euroclear or Cedel, as applicable.

          (j) Subject to Section 2.6(h), an exchange of a beneficial interest in any of the Global Notes for a Definitive Note or Notes, an exchange of a Definitive Note or Notes for a beneficial interest in any of the Global Notes and an exchange of a Definitive Note or Notes for another Definitive Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of either Global Note, so long as such Global Note remains outstanding and is held by or on behalf of the Depository) may be made only in accordance with this
Section 2.6(h) and in accordance with the rules of the Depository and Euroclear or Cedel.

               (i) Prior to the expiration of the Restricted Period, no holder of a beneficial interest in the Unrestricted Global Note may exchange such beneficial interest for a Definitive Note or Notes.

               (ii) A holder of a beneficial interest in the Restricted Global Note may at any time exchange such beneficial interest for a Legended Definitive Note or Notes.

               (iii) After the expiration of the Restricted Period, a holder of a beneficial interest in the Unrestricted Global Note may at any time exchange such beneficial interest for an Unlegended
     Definitive Note or Notes.

               (iv) A holder of a Legended Definitive Note may exchange such Note for a beneficial interest in the Restricted Global Notes if such holder furnishes to the Registrar either (x) a Rule 144A Exchange Certificate or (y) on and after the Restricted Period, a Regulation S Exchange Certificate.

               (v) A holder of a Legended Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note, of the same class if such holder furnishes to the Registrar a Regulation S Exchange Certificate.

               (vi) A holder of an Unlegended Definitive Note may exchange such Timber Note for a beneficial interest in any Global Note of the same class without any certification, except that prior to the expiration of the Restricted Period in the case of a Restricted Global Note, such holder must furnish to the Issuer and to the Registrar a Rule 144A Exchange Certificate.

               (vii) A holder of a Definitive Note may exchange such Timber Note for an equal aggregate principal balance of Definitive Notes of the same Class and in different authorized denominations without any certification.

          (k) (i) Upon acceptance for exchange or transfer of a Definitive Note for a beneficial interest in any Global Note as provided herein, the Registrar shall cancel such Definitive Note and shall (or shall request the Depository to) adjust its books and records to reflect such increase, evidencing the date of such exchange or transfer and an increase in the aggregate principal amount of the applicable Global Note equal to the aggregate principal amount of such Definitive Note exchanged or transferred therefor.

               (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for a Definitive Note as provided herein, the Registrar shall (or shall request the Depository to) adjust its books and records to reflect such decrease, evidencing the date of such exchange or transfer and a decrease in the aggregate principal amount of the applicable Global Note equal to the aggregate principal amount of such Definitive Note issued in exchange therefor or upon transfer thereof.

               (iii) Upon acceptance for transfer of a beneficial interest in any Global Note for a beneficial interest in another Global Note as provided herein, the Registrar shall (or shall request the Depository to) adjust its books and records to reflect such increase or decrease, evidencing the date of such transfer and (x) in the case of the Global Note from which such transfer is made, a decrease in the aggregate principal amount of such Global Note equal to the aggregate principal amount being transferred and (y) in the case of the Global Note into which such transfer is made, an increase in the aggregate principal amount of such Global Note equal to the aggregate principal amount being transferred.

          (l) The following provisions shall apply to the placement of the Securities Legend on any Definitive Note issued in exchange for or upon transfer of another Definitive Note or of a beneficial interest in any of the Global Notes and to the removal of the Securities Legend from any Legended Definitive Note.

               (i) Until the Timber Notes have been registered pursuant to an effective registration statement or the Registrar receives an opinion of counsel stating that a Securities Legend is no longer required, a Definitive Note issued upon transfer of or exchange for a beneficial interest in the Restricted Global Notes shall bear the Securities Legend.

               (ii) A Definitive Note issued upon transfer of or exchange for a beneficial interest in the Unrestricted Global Notes on or after the expiration of the Restricted Period shall not bear the Securities Legend.

               (iii) Upon the transfer, exchange or replacement of a Legended Definitive Note, or upon specific request of a holder of a Legended Definitive Note for removal of the Securities Legend therefrom, the Registrar shall deliver an Unlegended Definitive Note or Notes if there is provided to the Registrar evidence reasonably satisfactory to the Registrar and the Issuer (which may include an Opinion of Counsel) as may reasonably be required by the Registrar and the Issuer that neither the Securities Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

               (iv) Upon the transfer, exchange or replacement of an Unlegended Definitive Note for a Definitive Note, the Registrar shall deliver an Unlegended Definitive Note or Notes, as the holder may request.

          (m) Subject to the restrictions on transfer and exchange set forth in this Section 2.6, the holder of any Definitive Note may transfer or exchange the same in whole or in part (in an initial aggregate principal amount equal to the minimum authorized denomination of U.S. $100,000 or any integral multiple of $1,000 in excess thereof) by surrendering such Definitive Note at the Corporate Trust Office of the Registrar or at the office of any other transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Registrar in the case of transfer and a written request for exchange in the case of exchange, together with all transfer documentation required in Section 2.6(f) hereof in form and substance satisfactory to the Registrar and the Company. The holder of a beneficial interest in a Global Note may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Registrar in writing of a request for transfer or exchange of such beneficial interest for a Definitive Note or Notes. Following a proper request for transfer or exchange, together with the documentation required by this Section 2.6, the Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within 10 Business Days if made at the office of another transfer agent (other than the Registrar), cause the Trustee to execute and the Authenticating Agent to authenticate, and the Registrar shall deliver at such Corporate Trust Office or such transfer agent, as the case may be, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Note or Notes, as the case may require, of like Class and for a like aggregate Note Balance and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Note shall not be valid unless made at the Corporate Trust Office of the Registrar or other transfer agent by the registered holder in person, or by a duly authorized attorney-in-fact. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Timber Notes called for redemption or for a period of 15 days before such Timber Notes are to be redeemed or 15 days before a Note Payment Date, as set forth in the Timber Notes.

          (n) Transfer, registration and exchange shall be permitted as provided in this Section 2.6 without any charge to the Holder except for the expenses of delivery (if any) not made by regular mail and except, if the Registrar shall so require, the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto; provided that any Opinions of Counsel or certificates required by this Section 2.6 shall be at the expense of the Holder or its proposed transferee. Registration of the transfer of a Timber Note by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer.

          (o) the Issuer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Timber Notes ) as the authorized representatives of the Note Owners:

               (i) to the extent that the provisions of this Section 2.6(o) conflict with any other provisions of this Indenture, the provisions of this Section 2.6(o) shall control;

               (ii) the rights of Note Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Clearing Agency Agreement, (except the Definitive Notes), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of, premium, if any, and interest on the Timber Notes (except the Definitive Notes) to such Clearing Agency Participants; and

               (iii) whenever a notice, report or other communication to the Noteholders is required under this Indenture, the Trustee shall give all such notices and communications specified herein to be given to Noteholders (except those to be given to the holders of Definitive Notes) to the Clearing Agency.

          (p)  In the event that:

               (i)(A) the Issuer or the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency, and (B) the Trustee or the Issuer is unable to locate a qualified successor within 90 days,

               (ii) the Issuer, at its option, with the consent of Note Owners representing not less than 51% of the aggregate principal balance of outstanding Timber Notes, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or

               (iii) during the continuance of an Event of Default, Note Owners representing not less than 51% of the aggregate principal balance of outstanding Timber Notes advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, the Trustee shall notify all Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the Timber Notes by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Notes. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Issuer shall arrange for, and will bear the costs of, printing and issuance of any Definitive Notes. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes as Holders of Timber Notes hereunder.

          (q) Prior to the due presentation for registration of transfer of any Timber Note, the Issuer, the Paying Agent or the Registrar may deem and treat the person in whose name a Timber Note is registered as the absolute owner of such Timber Note for the purpose of receiving payment of principal of and interest on such Timber Note and for all other purposes whatsoever, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (r) The Timber Notes of each Class may be exchanged for Exchange Timber Notes of the corresponding Class pursuant to the terms of the Registered Exchange Offer. The Trustee shall make the exchange upon receipt of an Officer's Certificate of the Issuer certifying that (A) a registration statement filed with the SEC covering the Timber Notes has been declared effective and (B) all conditions precedent to the exchange have been complied with.

               Upon receipt by the Trustee of such Officer's Certificate and an Officer's Certificate requesting that the principal amount of Timber Notes of each Class accepted for exchange in the Exchange Offer that are represented by Restricted Global Notes, Unrestricted Global Notes and Definitive Notes shall be cancelled in exchange for the issuance of an equal aggregate principal amount of Exchange Timber Notes of such Class and form, the Trustee shall authenticate (A) one or more Global Notes for each Class and form of Global Note of Exchange Timber Notes in aggregate principal amount equal to the aggregate principal amount of the corresponding Class and form of Global Note of Timber Notes represented by the Global Notes which will be simultaneously cancelled as indicated in such Officer's Certificate as having been accepted for exchange and (B) Definitive Notes representing Exchange Timber Notes registered in the names of, and in the principal amounts indicated in, such Officer's Certificate.

               If the principal amount of the Restricted Global Notes or the Unrestricted Global Notes of the Exchange Timber Notes is less than the aggregate principal amount of the Restricted Global Notes or the Unrestricted Global Notes, respectively, of the Timber Notes for which they were exchanged, the Trustee shall adjust its books and records to reflect the reduction of the principal amounts represented thereby.

               The Trustee shall deliver any Definitive Notes delivered as Exchange Timber Notes to the holders thereof as indicated in such Officer's Certificate.

               Following the exchange of Timber Notes for Exchange Timber Notes, the Exchange Timber Notes of each Class will be treated for purposes of the Indenture as the Timber Notes of such Class.

          2.7 Replacement Notes. If a mutilated Timber Note is surrendered to the Registrar or if the Holder of a Timber Note claims that the Timber Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Timber Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Timber Note is replaced. The Issuer and the Trustee may charge the Noteholder for their expenses in replacing a Timber Note.

          Every replacement Timber Note is an additional obligation of the Issuer.

          2.8 Outstanding Timber Notes. Timber Notes outstanding at any time are all Timber Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the last clause of the definition of the term "outstanding," a Timber Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Timber Note.

          If a Timber Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Timber Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay Timber Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Timber Notes cease to be outstanding and interest on them ceases to accrue.

          2.9 Cancellation. The Issuer at any time may deliver Timber Notes to the Trustee for cancellation. The Registrar shall forward to the Trustee any Timber Notes surrendered to it for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Timber Notes surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Timber Notes to the Issuer. The Issuer may not issue new Timber Notes to replace Timber Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          2.10 Payments in Respect of the Notes. The Issuer agrees to cause each payment in respect of each outstanding Timber Note to be made in accordance with the provisions of Section 5.7. Such payments shall be made to the Noteholders on the Record Date immediately preceding the respective Note Payment Date.

          2.11 Payments of Principal, Regular Interest and Default Interest on Notes.

          (a) The aggregate unpaid principal amount of the outstanding Timber Notes shall become due and payable on the Final Maturity Date unless the aggregate unpaid principal amount of the outstanding Timber Notes shall have earlier become due and payable.

          (b) Subject to the limitation of Section 2.11(d), on each Note Payment Date that precedes the Final Maturity Date, there shall become due and payable an aggregate unpaid principal amount of the outstanding Timber Notes of each Class equal to any Minimum Principal Amortization Amount for such Class at such Note Payment Date.

          (c) Subject to the limitation of Section 2.11(d), on each Note Payment Date that precedes the Final Maturity Date, there shall become due and payable, in addition to any aggregate unpaid principal amount of the outstanding Timber Notes of each Class that becomes due and payable on that Note Payment Date pursuant to Section 2.11(b), an aggregate unpaid principal amount of the outstanding Timber Notes equal to any Depletion Amortization Amount at such Note Payment Date.

          (d) The principal amount due and payable on each Class of Timber Notes pursuant to Sections 2.11(b) and 2.11(c) shall not exceed the amount available for the payment of principal on the Timber Notes set forth in
Section 5.7.

          (e) Accrued and unpaid Regular Interest, and accrued and unpaid Default Interest, if any, on Timber Notes shall become due and payable on each Note Payment Date.

          2.12 Premiums on Timber Notes.

          (a) If, on any date (including any redemption date), the amount of principal paid to the holders of any Class of Timber Notes on such date exceeds the Scheduled Amortization Amount for such Class on such date, a Premium shall become payable on such date to the Holders of the Timber Notes of such Class with respect to the lesser of (i) the amount of such excess and (ii) the amount of principal paid to the Holders of such Class of Timber Notes on such date (such lesser amount, an "Excess Payment"). Such Premium shall be in an amount equal to the Prepayment Premium Amount with respect to such Excess Payment.

          (b) If the Scheduled Amortization Amount for any Class of Timber Notes at any Note Payment Date exceeds the aggregate principal amount of such Class of Timber Notes paid on that Note Payment Date, then (i) the amount of such excess shall constitute a "Payment Deficiency" for the period from and including that Note Payment Date to but excluding the next succeeding Note Payment Date and (ii) on the next succeeding Note Payment Date, there shall become payable to the holders of such Class of Timber Notes a Premium in an amount equal to the Deficiency Premium Amount with respect to such Payment Deficiency. For purposes of Section 2.11(e), this
Section 2.12(b), Section 2.12(c) and Section 2.12(d), if any portion of the principal amount of any Timber Note remains unpaid after the Final Maturity Date, and, if the Timber Notes shall not have been accelerated pursuant to
Section 7.2, the last day of each month that occurs after such Final Maturity Date and prior to the date on which the entire unpaid principal amount of such Timber Note is paid shall be deemed to constitute a Note Payment Date.

          (c) Upon the occurrence of any Registration Default with respect to a Class of Timber Notes or any portion thereof, a Non-Registration Premium equal to an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) at a rate of 0.50% per annum on the outstanding principal amount of the Timber Notes with respect to which a Registration Default is continuing will accrue until all Registration Defaults are cured. Non-Registration Premiums, if any, will be payable on each Note Payment Date as provided in Section 5.7.

          (d) Any unpaid portion of Premium for the outstanding Timber Notes of any Class that has accrued shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date such Premium became payable until such Premium is paid at a rate per annum equal to the Note Rate for such Class. The Issuer shall cause such interest to be paid on such amount on the date or dates provided for in this Indenture.

          2.13 Source and Manner of Payments on Notes. All amounts payable pursuant to Sections 2.11 and 2.12 shall be payable from funds to be withdrawn from the Payment Account pursuant to Section 5.7 in the priority
set forth therein.   All payments on Definitive Notes shall be made (i) by
U.S. dollar checks drawn on a bank in New York City or Boston, Massachusetts mailed to the Holders at their registered addresses or (ii) upon application by a Holder of at least U.S. $5,000,000 in principal amount of Definitive Notes to a Paying Agent not later than five Business Days prior to the related Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by such Holder with a bank in New York City or Boston, Massachusetts. All payments to any Holder of a Global Note shall be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts delivered to the registered owner of such Global Note at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by such registered owner with a bank in New York City or Boston, Massachusetts.

          2.14 Additional Timber Notes.
     (a) Subject to satisfaction of the conditions described below, the Issuer may issue Additional Timber Notes secured by the Lien of the Deed of Trust. Such Additional Timber Notes and the Timber Notes shall be equally and ratably secured by the Mortgaged Property and other collateral for payment of the Timber Notes. Prior to or simultaneously with the issuance of Additional Timber Notes, the following conditions must be satisfied:

          (i) After giving effect to the issuance of such Additional Timber Notes (including any amendment or supplement to the Indenture or the other Operative Documents in connection with such issuance), the Rating Agency Condition shall be satisfied with respect to each Class of Timber Notes then outstanding (other than any Class of Timber Notes then being called for redemption or paid in full);

          (ii) The Scheduled Amortization Amount for each Class of Timber Notes shall be zero on the date of issuance of such Additional Timber Notes, after giving effect to any payments of principal to be made to the Holders of Timber Notes on such date and any redemption of any Timber Notes called, on or prior to such date, for redemption (including any payment of principal or redemption to be made with the proceeds of the issuance of such Additional Timber Notes);

          (iii) The amount available under the Line of Credit Agreement plus the funds on deposit in the Liquidity Account shall equal or exceed the Required Liquidity Amount (as such amount may be modified in connection with such issuance) after giving effect to the issuance of such Additional Timber Notes;

          (iv) Each issuance of Additional Timber Notes shall be in a principal amount of at least $100,000,000.

          (v) The Additional Timber Notes shall be rated at least as high as "Baa2" by Moody's and "BBB" by S&P;

          (vi) No Class A-1 Timber Notes shall be outstanding or, simultaneously with the issuance of such Additional Timber Notes, all outstanding Class A-1 Timber Notes shall be paid in full or called for redemption; and

          (vii) The issuance of the Additional Timber Notes shall not violate the Line of Credit Agreement.

     (b) If each of the conditions specified in Section 2.14(a) is satisfied,the Indenture and the other Operative Documents and the Line of Credit Agreement may be amended or supplemented, without the consent of the Noteholders, as necessary or required to effect the issuance of such Additional Timber Notes. Such amendments may, among other things, modify the Required Liquidity Amount and provide for the use of the Line of Credit Agreement (or other liquidity arrangement) to make such liquidity available to pay interest on the Additional Timber Notes or change the basis upon which the actual amortization of the Timber Notes is calculated. No such amendment or supplement, however, may, except as otherwise permitted by the provisions of Section 10.1, without the consent of Noteholders (i) effect any of the changes referred to in Section 10.2(b), (ii) extend the Minimum Principal Amortization Schedule or change the Scheduled Amortization Schedule for any Class of then outstanding Timber Notes, (iii) cause any Additional Timber Notes or other Indebtedness (except Indebtedness arising pursuant to a liquidity facility that supports the payment of interest, but not the payment of principal, premiums, or interest on premiums, on the Timber Notes and/or on any Additional Timber Notes) to have a Lien senior to the Lien securing the Timber Notes under the Deed of Trust, (iv) permit any payments of principal on any Additional Timber Notes while any Timber Notes are outstanding (unless the Timber Notes and the Additional Timber Notes have been accelerated), (v) change the Note Payment Dates or provide that the Note Payment Dates for the payment of interest on Additional Timber Notes will, so long as any Timber Notes are outstanding, be different from the Note Payment Dates for the Timber Notes, (vi) change the definition of "Cash Retention Event" in a manner adverse to the interests of the Holders of the Timber Notes, (vii) during the continuance of a Cash Retention Event, permit the release of any funds to the Company free and clear of the Lien of the Deed of Trust (except as contemplated by clauses
(i), (ii) and (x) of Section 5.3(c) (as modified by Section 5.3(d)), (viii) modify any covenant contained in Sections 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23, 4.24, 4.25, 4.26,
4.28 and 4.31 of the Indenture (except for any modification that is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of the Company for the benefit of the Holders of the Timber Notes and any Additional Timber Notes), (ix) amend the definition of Event of Default (except for any amendment that is to cure any ambiguity, omission, defect or inconsistency, or to add to the Events of Default for the benefit of the Holders of the Timber Notes and any Additional Timber Notes) under the Indenture or provide for any event of default or remedy with respect to the Additional Timber Notes that is not, while any Timber Notes are outstanding, substantially identical to the Events of Default and remedies with respect to the Timber Notes or (x) except to the extent necessary or appropriate to secure the Additional Timber Notes on a pari passu basis, or to make the Indebtedness represented by the Additional Timber Notes pari passu, with the Timber Notes, modify the provisions of any Operative Document other than the Indenture in a manner that would have a material adverse effect on the Holders of the Timber Notes.


                                 ARTICLE 3

                OPTIONAL REDEMPTION AND OPTIONAL PREPAYMENT

          3.1 Notices to Trustee. If the Issuer elects to redeem Timber Notes of any Class pursuant to paragraph 6 of the Timber Notes of such Class, it shall notify the Trustee in writing of the redemption date and the principal amount of Timber Notes of such Class to be redeemed. The Issuer shall give each notice to the Trustee provided for in this Section at least 15 days (or 30 days if a 30-day notice to Holders is required pursuant to Section 3.3) before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

          3.2 No Partial Redemption of a Class. The Timber Notes of any Class may be redeemed in whole, but not in part, at the option of the Issuer, on any day after the date of this Indenture. The Class A-3 Timber Notes may not be redeemed unless after giving effect to all principal payments (including payments of principal in the redemption) occurring on the redemption date, the Class A-1 and Class A-2 Timber Notes shall no longer be outstanding. The Class A-2 Timber Notes may not be redeemed unless, after giving effect to all principal payments (including payments of principal in the redemption) occurring on the redemption date, the Class A-1 Timber Notes shall no longer be outstanding.

          3.3 Notice of Redemption. At least 15 days (or 30 days if legally required by DTC) but not more than 60 days before a date for redemption of any Class of Timber Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Timber Notes to be redeemed.

          The notice shall identify the Class or Classes of Timber Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Timber Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (5) that, unless the Issuer defaults in making such redemption payment, interest on Timber Notes called for redemption ceases to accrue on and after the redemption date.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by clauses (1) through (3) at least 15 days prior to the date on which such a notice of redemption is to be given by the Trustee (unless a shorter notice period shall be satisfactory to the Trustee).

          3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Timber Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Timber Notes shall be paid at the redemption price stated in the notice, computed as provided in Section 3.6.

          3.5 Deposit of Redemption Price. On or prior to Noon, New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent an amount of money which, when added to all amounts deposited on such redemption date pursuant to Section 5.7(a) and all other amounts on deposit in the Payment Account (if all outstanding Timber Notes and any Additional Timber Notes are to be redeemed on the redemption date), would be sufficient to pay the redemption price of and all other amounts payable in respect of all Timber Notes to be redeemed on that date. All money earned on such funds held in trust by the Trustee shall be remitted to the Issuer.

          3.6 Redemption Price. The Timber Notes of any Class shall be redeemed at a redemption price equal to (i) all unpaid principal amounts thereof as of the redemption date, (ii) all accrued and unpaid Premium thereon as of the redemption date (prior to taking into account the redemption), (iii) all accrued and unpaid Regular Interest, Default Interest and interest on Premium thereon as of the redemption date and (iv) a redemption premium computed as provided in the definition of Prepayment Premium Amount, as if the excess of (a) the aggregate principal amount of the Timber Notes of such Class to be redeemed over (b) the Scheduled Amortization Amount for such Class of Timber Notes as of the redemption date, constituted an "Excess Payment" as set forth in such definition.

          3.7 Optional Prepayment. The Issuer may, at its option, prepay the Timber Notes, in whole or in part, on any Note Payment Date as provided in Section 5.7.


                                 ARTICLE 4

                                 COVENANTS
          4.1 Payment of Notes. The Issuer shall promptly pay the principal of, Premium, if any, and interest on the Timber Notes on the dates and in the manner provided in the Timber Notes and in this Indenture. Principal and interest shall be considered paid on the date due to the extent on such date the Trustee holds in accordance with this Indenture money sufficient to pay all principal and interest then due, and the Trustee is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture or otherwise.

          The Issuer shall pay Default Interest on overdue principal at the Default Rate, and it shall pay interest on overdue installments of Regular Interest at the Default Rate to the extent lawful.

          4.2 Money for Timber Note Payments to Be Held in Trust. The Issuer shall, on or prior to each Note Payment Date, deposit or cause to be deposited in the Payment Account such amount, if any, as is required under the terms of this Indenture to be so deposited to pay principal, Regular Interest, Default Interest, Premium or interest on Premium then owing on the Timber Notes and interest and principal then owing to the Liquidity Providers, such amount to be held in trust by the Trustee for the benefit of the Noteholders of outstanding Timber Notes and the Liquidity Providers entitled thereto.

          4.3 SEC Reports. The Issuer shall file with the Trustee, and provide each Rating Agency and Noteholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall provide the Trustee, each Rating Agency and Noteholders with information which is substantially equivalent to that which would be included in such annual reports and information which is substantially equivalent to such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also shall comply with the provisions of TIA Section 314(a).

          4.4 Maintenance of Office or Agency; Existence; Payment of Taxes and Other Claims, Etc.

          (a) Maintenance of Office or Agency. The Issuer hereby irrevocably appoints the Trustee to be the agent of the Issuer and hereby irrevocably designates the Corporate Trust Office to be the office of the Issuer where notices and demands to or upon the Issuer in respect of the Timber Notes and this Indenture may be served. The Trustee shall promptly notify the Issuer of the Trustee's receipt of any notices or demands with respect to the Timber Notes or this Indenture.

          (b) Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a limited liability company (except as permitted by Section 4.13) under the laws of the State of Delaware and to preserve and keep in full force and effect all other rights and franchises material to the conduct of its business or to its ability to perform its obligations under the Timber Notes and shall obtain and preserve its qualification to do business as a limited liability company (except as permitted by Section 4.13) in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of, or the ability of the Issuer to perform its obligations under, this Indenture and the other Operative Documents and all certificates, agreements, documents and other writings then in effect referred to herein or therein or contemplated hereby or thereby.

          (c) Compliance With Laws and Regulations. The Issuer shall comply with the requirements of all applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect.

          (d) Payment of Taxes and Other Claims. The Issuer shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, all taxes (including, without limitation, Yield Taxes), assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and all lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its property; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim so long as (i) the amount, applicability or validity thereof is being diligently contested in good faith by appropriate judicial or administrative proceedings and against which adequate reserves are being maintained or
(ii) such proceedings or any bond delivered in connection therewith shall effectively suspend or stay the collection of such tax, assessment, charge or claim and against which adequate reserves are being maintained.

          (e) Employees. The Issuer shall at all times employ such officers and employees and have in effect such other arrangements as may be necessary to ensure the continuity of the Issuer's operations.

          (f) Independent Accountants. The Issuer's independent certified public accountants at all times shall be a firm of independent certified public accountants of recognized national reputation reasonably satisfactory to the Trustee for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Such accountants may be the independent certified public accountants for Pacific Lumber if they otherwise satisfy the criteria in this Section 4.4(f). Upon any resignation by, or change of, the Issuer's independent certified public accountants, the Issuer shall promptly appoint a successor thereto that shall also be a firm of independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of independent certified public accountants that has ceased to act as the Issuer's independent certified public accountants within 130 days after such cessation, the Trustee shall promptly appoint a successor firm of independent certified public accountants of recognized national reputation. The reasonable fees of such firm of independent certified public accountants and any successor thereto shall be payable by the Issuer.

          4.5 Separate Existence and Formalities. The Issuer hereby covenants and agrees that:

               (1) the Issuer's funds and other assets will not be commingled with those of Pacific Lumber;

               (2) all actions taken by the Issuer will be taken pursuant to authority granted by the Board of Managers of the Issuer, to the extent required by law or the Issuer's Operating Agreement;

               (3) the Issuer will maintain records and books of account separate from those of Pacific Lumber in accordance with generally accepted accounting principles;

               (4) the Issuer will conduct its business at an office or offices that are identifiably segregated from the offices of Pacific Lumber and will have telephone numbers, a mailing address, stationery and other business forms separate from Pacific Lumber;

               (5) the Issuer will conduct its business solely in its own name (except to the extent required for federal, state or local tax purposes) and will not knowingly or negligently mislead any other Person as to the identity or authority of the Issuer;

               (6) all oral and written communications of the Issuer, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will (except to the extent required for federal, state or local tax purposes) be made solely in the name of the Issuer;

               (7) the Issuer will provide for all of its operating expenses and liabilities from its own separate funds;

               (8) the Issuer will maintain correct minutes of the meetings and other proceedings of its members and the Board of Managers and otherwise comply with the formalities required by law;

               (9) the Issuer will not hold itself out or knowingly permit itself to be held out as having agreed to pay or as being liable for any indebtedness of Pacific Lumber; and

               (10) the Issuer shall at all times maintain at least two Independent Managers; provided, however, that the failure to maintain such Independent Managers shall not constitute a "Default" hereunder until the expiration of the applicable time period specified in
     Section 7.1(8).

          4.6 Reports, Notices and Certificates. The Issuer will furnish to the Trustee and mail to each Rating Agency:

          (a) not later than April 30 of each year, commencing April 30, 1999, written statements of the Issuer's independent certified public accountants substantially in the forms of Exhibits B-1 and B-2 hereto;

          (b) not later than April 30 of each year, commencing April 30, 1999, an Officer's Certificate to the effect that, to such person's knowledge, (i) the Issuer has complied with all of the conditions and covenants under the Indenture (determined without regard to any period of grace or requirement of notice under this Indenture) during the preceding year and during the current year to the date of such Certificate and (ii) no Event of Default existed at any time during such preceding year or during the current year to the date of such Certificate, in each of clause
(i) and (ii), except for those, if any, described in such Certificate in reasonable detail;

          (c) Monthly Trustee Certificates in accordance with Section 5.3(b) and Note Payment Trustee Certificates in accordance with Section 5.7(e); and

          (d) if a Default or Event of Default continues for 5 Business Days after a Responsible Officer of the Issuer becomes aware of the existence of such Default or Event of Default, an Officer's Certificate describing such Default or Event of Default in reasonable detail and specifying what action the Issuer has taken or proposes to take with respect to such Default or Event of Default.

          The Issuer will mail to each Holder of Timber Notes:

          (x) not later than each Monthly Deposit Date, the Monthly Noteholder Certificate; and

          (y) not later than each Note Payment Date, the Note Payment Noteholder Certificate.

          The Issuer will, to the extent provided and specified in any supplemental indenture in connection with the issuance of any Additional Timber Notes, mail to each Holder of any Additional Timber Notes:

          (x) not later than each Monthly Deposit Date, specified information in respect of such Monthly Deposit Date; and

          (y) not later than each Note Payment Date, specified information in respect of such Note Payment Date.

          4.7 Access to Records. The Issuer shall, upon reasonable notice, permit the Trustee, at reasonable times:

          (a) to inspect and make or be provided with copies and extracts from such books and records of the Issuer as may relate to the Timber Notes and/or any of its rights or obligations under this Indenture or any other Operative Document; and

          (b)  to visit and inspect any of the properties of the Issuer.

          4.8 Limitation on Liens on Company Owned Timberlands or Company Timber Rights. The Issuer shall not create, incur, assume, suffer or permit to exist any Lien on the Company Owned Timberlands or Company Timber Rights or any portion thereof or any interest therein other than (x) the Lien of the Deed of Trust or (y) other Permitted Encumbrances.

          4.9 Limitation on Indebtedness. The Issuer shall not issue, assume, incur, create, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness other than (u) nonrecourse Indebtedness outstanding on the Closing Date in a principal amount not exceeding $510,000, provided that an amount equal to the principal amount of such Indebtedness from time to time outstanding is held by the Trustee in a separate cash collateral account so long as such Indebtedness is outstanding, (v) Indebtedness represented by the Timber Notes, (w) Indebtedness represented by any Additional Timber Notes, (x) Nonrecourse Timber Acquisition Indebtedness in an aggregate principal amount not exceeding $75 million outstanding at any one time, (y) Indebtedness under the Line of Credit Agreement or any other liquidity arrangement in connection with payment of interest (excluding interest on premiums) but not in connection with the payment of principal or any premiums on the Timber Notes or any Additional Timber Notes and (z) Indebtedness for capital leases; provided, however, that (i) the aggregate amount of such obligations under all such leases accruing during any consecutive 12 month period does not exceed $100,000 multiplied by the Producer Price Index Inflation Factor then applicable and (ii) the aggregate amount of such obligations under all such leases accruing over the terms of such leases does not exceed $500,000 multiplied by the Producer Price Index Inflation Factor then applicable.

          4.10 Investments, Loans and Advances. Except for Permitted Investments or as otherwise contemplated by or provided in this Indenture, the Deed of Trust or any other Operative Document, the Issuer shall not make any loan or advance or extend any credit to (excluding (i) the extension of trade credit in the ordinary course of business or (ii) advances to employees or Managers, in the ordinary course of business, for reasonable business expenses or salary, not to exceed $100,000 in the aggregate at any one time), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other ownership interest in, or all or substantially all of the assets of, or make any capital contribution to or any other investment in, any Affiliate or other Person.

          4.11 Limitation on Restricted Payments. The Issuer shall not, directly or indirectly, declare, make or pay any distribution or other payment (whether in cash, property or obligations) in respect of any equity interest in the Issuer, or, directly or indirectly, purchase, redeem, retire or otherwise acquire for value any equity interest in the Issuer (a "Restricted Payment"), except for any such Restricted Payment made solely with funds or other assets that are free of the Lien of the Deed of Trust; provided, however, that if an Event of Default described in Section 7.1(12) (without regard to the grace period set forth therein) shall have occurred and be continuing, the Issuer shall not make any Restricted Payment.

          4.12 Certain Consents. The Issuer shall not give consent to any amendment to the New Master Purchase Agreement, the New Services Agreement, any Conveyance Document, or the Escrow Agreement referred to in the definitions of Pacific Lumber Timber Rights Property and Company Timber Rights Property unless (i) such amendment has been approved by a resolution of the Board of Managers, including all Independent Managers and (ii) either (A) such amendment is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of the other party thereto for the benefit of the Issuer, the Noteholders or the holders of Additional Timber Notes, or to surrender any right or power conferred therein on the other party thereto, or in respect of any action to be taken by the Issuer pursuant to Section 10 of the New Reciprocal Rights Agreement; provided, that no such amendment may adversely affect in any material respect the interests of the Holders of the Timber Notes or of any Additional Timber Notes or (B) such amendment has received Rating Agency Confirmation or (C) such amendment has received Rating Agency Evaluation and been approved by the Supermajority Holders (after prior notice of such Rating Agency Evaluation) or (D) such amendment is in connection with the issuance of Additional Timber Notes, subject to the limitations set forth in Section
2.14. The Issuer will exercise its rights to require Pacific Lumber to utilize the Net Short Log Scribner Scale methodology of scaling, or to utilize third party scalers, under Sections 6.2 and 6.3, respectively, of the New Master Purchase Agreement, upon receipt of notice from the Trustee, or from the Holders of 25% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes (to the extent specified in such notice).

          4.13 Restrictions on Consolidation, Etc. Except as set forth below, the Issuer shall not consolidate with or merge with or into any other Person; or lease any of its assets to any other Person (other than leases constituting Permitted Encumbrances); or make any amendment to
Section 2.5, 3.2 or 3.3 of the Operating Agreement. The Issuer shall not sell or convey all or substantially all of its assets to any other Person unless the Issuer, as a condition precedent to any such sale or conveyance, shall pay in full or defease pursuant to Article 8 all principal of, Premium, if any, interest on and other amounts payable with respect to the Timber Notes and any Additional Timber Notes or under this Indenture or the Line of Credit Agreement.

          Notwithstanding the foregoing, the Issuer may consolidate with or merge into any newly formed wholly-owned subsidiary of Pacific Lumber (or any successor to Pacific Lumber) that has no material assets or liabilities immediately prior to such consolidation or merger if (a) the Person formed by such consolidation or into which the Issuer is merged is a corporation, limited liability company or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of (and premiums, if any) and interest on all the Timber Notes and any Additional Timber Notes then outstanding and the performance of every covenant of this Indenture and the other Operative Documents on the part of the Issuer to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (c) such consolidation or merger is approved by a Board Resolution, including the affirmative vote of both Independent Managers; (d) such consolidation or merger has obtained Rating Agency Confirmation; and (e) the Issuer has delivered to the Trustee an Officer's Certificate (with the Rating Agency Confirmation attached thereto) and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Indenture and the Line of Credit Agreement.

          4.14 No Other Business. Except for sales of Company Owned Timberlands, Company Timber Rights or Company Timber or transfers of Company Owned Timberlands or Company Timber Rights in exchange for Substitute Timber Property in accordance with the procedures set forth in
Article 6 of this Indenture, the Issuer will not engage in any business that is not related directly to (i) the operation, management, sale or maintenance of the Company Owned Timberlands, the Company Timber Rights and the Company Timber as provided by the Operative Documents, (ii) the execution, delivery and performance of the Operative Documents, the Line of Credit Agreement and the New Additional Services Agreement, (iii) issuing and selling Timber Notes and any Additional Timber Notes pursuant to this Indenture, (iv) issuing any Nonrecourse Timber Acquisition Indebtedness and acquiring property secured by such Nonrecourse Timber Acquisition Indebtedness, (v) acquiring Additional Timber Property or (vi) actions reasonably incidental to the foregoing which do not, individually or in the aggregate, have a Material Adverse Effect.

          4.15 Transactions with Affiliates. Except for sales of Company Owned Timberlands, Company Timber Rights or Company Timber or transfers of Company Owned Timberlands or Company Timber Rights in exchange for Substitute Timber Property in accordance with the procedures set forth in
Article 6 of this Indenture, the Issuer will not enter into any transaction, arrangement or understanding, formal or informal, written or oral (collectively, a "Transaction") with any Affiliate of the Issuer unless (a) such Transaction has received Rating Agency Confirmation if the amount involved in such Transaction and in all prior Transactions not excepted by the following proviso in any fiscal year shall exceed $2,000,000 and (b) either (x) such Transaction is on terms that are at least as favorable to the Issuer as would be available to the Issuer in a comparable Transaction with a Person that is not an Affiliate of the Issuer or (y) in the event no comparable Transaction between the Issuer and an unaffiliated third party is available, such Transaction is on terms that are fair from a financial point of view to the Issuer; provided, that this
Section 4.15 shall not prohibit or otherwise restrict (i) compensation (in the form of reasonable Manager's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any Independent Manager of the Issuer for services rendered in such person's capacity as a Manager, (ii) indemnification of officers, Managers, and employees, and the obtaining of liability insurance for the Issuer's Managers, officers and employees,
(iii) compensation and other benefits paid or made available to officers and employees of the Issuer (who are not also officers or employees of Pacific Lumber) for services actually rendered, comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses), (iv) participation by employees of the Issuer in employee benefit plans of Pacific Lumber or other Affiliates of the Issuer,
(v) lease of office space by the Issuer from Pacific Lumber in an annual amount not to exceed $60,000 per year, (vi) coverage for the Issuer under blanket insurance policies of Affiliates of the Issuer, (vii) the leasing of vehicles or other equipment by the Issuer from Pacific Lumber in an annual amount not to exceed $250,000 per year multiplied by the Producer Price Index Inflation Factor then applicable, (viii) leases of portions of Company Owned Timberlands to Pacific Lumber, provided that (A) such leases are Permitted Encumbrances pursuant to clause (g) of the definition of such term, (B) Pacific Lumber subleases, in the ordinary course of business, the portions of Company Owned Timberlands that it leases from the Issuer and
(C) the rent paid by Pacific Lumber under such leases shall not be less than 80% of the rent received by Pacific Lumber under such subleases, (ix) participation by the Issuer with one or more of its Affiliates in the Takings Litigation, provided that any recovery in such litigation shall be allocated between the Issuer and its Affiliates on a pro rata basis so that the Issuer will receive as its share of such recovery a percentage of such recovery equal to the ratio of (A) the number of acres of the Company Timber Property which is the subject of such litigation to (B) the total number of acres of timberlands of the Issuer and its Affiliates that is the subject of such litigation, or (x) any other Transaction with an Affiliate of the Issuer to the extent such Transaction with such Affiliate is contemplated by, and conducted in all material respects in accordance with the terms of, the Operative Documents; and provided, further, that in the case of clauses (i), (ii), (iii) and (v), such amounts shall be paid solely from amounts on deposit in the Expense Reserve, from Excess Funds or from other available funds of the Issuer that are free and clear of the Lien of the Deed of Trust.

          The Issuer shall provide each Rating Agency with a notice, on or about June 30 and December 31 of each year, of all Transactions with any Affiliate of the Issuer (other than sales of Company Timber or Transactions excepted by the first proviso in the preceding paragraph) entered into during the preceding six-month period which do not require Rating Agency Confirmation under clause (a) of the preceding paragraph.

          A Transaction permitted by Section 6.1, 6.3 or 6.4 between the Issuer and a Person, and a Transaction between an Affiliate of the Issuer and such Person (or an Affiliate of such Person), shall not be deemed a Transaction between the Issuer and an Affiliate of the Issuer for the purposes of this Section 4.15.

          4.16 Insurance. The Issuer shall maintain or cause to be maintained with respect to the Mortgaged Property such insurance as is required by Section 7.1(i) of the Deed of Trust.

          4.17 Company Timber Sales. All sales of Company Timber which are made by the Issuer to Pacific Lumber shall be made pursuant to the New Master Purchase Agreement and related log purchase agreements. All sales of Company Timber which are made by the Issuer to any other Person (other than Lump Sum Sales pursuant to Section 6.1 and 6.5) shall be made pursuant to written Purchase Agreements satisfying the criteria specified in Section 7.1(h)(1) of the Deed of Trust.

          4.18 Opinion as to Mortgaged Property. Promptly after the execution and delivery of this Indenture, and on or before June 30 of each calendar year, commencing June 30, 1999, the Issuer shall furnish to the Trustee and the Rating Agencies an Opinion of Counsel stating that, in the opinion of such counsel, either (a) such action has been taken with respect to the recording, filing, rerecording and refiling of the Deed of Trust (including, without limitation, the recordation of the real property assignments referred to therein), any supplements and any other requisite documents and with respect to the execution and filing of any UCC financing statements and continuation statements as is necessary to maintain the validity and perfection of the Lien of the Deed of Trust and reciting the details of such action or (b) as of the date of such opinion, no such action is necessary to maintain the validity and perfection of the Lien of the Deed of Trust. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of the Deed of Trust, any supplements and any other requisite documents and the execution and filing of any UCC financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the validity and perfection of the Lien of the Deed of Trust with respect to the Mortgaged Property in existence as of the date of such opinion until September 1 in the following calendar year.

          4.19 Performance of Obligations.

          (a) Except as expressly contemplated herein or in another Operative Document, the Issuer will not take any action, and will use all reasonable efforts not to permit any action to be taken by any other Person, that would release any Person from any of such Person's material covenants or obligations to the Issuer under any Operative Document or that would result in the amendment, modification, hypothecation, subordination, termination or discharge of, or impair the validity, enforceability or effectiveness of, any such Operative Document.

          (b) The Issuer shall punctually perform and observe in all material respects all of its obligations and agreements contained in the New Services Agreement and the New Master Purchase Agreement and the other Operative Documents.

          (c) The Issuer will make all deposits into the Collection Account that the Issuer is required to make under the Operative Documents.

          4.20 New Services Agreement; Operating Default; Termination of New Services Agreement.

          (a) If an Operating Default shall have occurred and be continuing, the Trustee may, and, upon receipt of written instructions from the Majority Holders directing the Trustee to take such action, shall, give notice to Pacific Lumber or any other entity which is then the Services Provider of its intention to terminate the New Services Agreement in accordance with the terms thereof; provided that any such termination of the New Services Agreement will not become effective, and the Services Provider will not be relieved of its obligations under the New Services Agreement and will continue (so long as the Services Provider continues to perform in all material respects the services as contemplated by the New Services Agreement with the same standard of care and diligence as were observed before such Operating Default) to receive compensation for the services performed by the Services Provider thereunder (as provided in Section 7.2 of the New Services Agreement), unless and until a replacement Services Provider shall have entered into a New Services Agreement.

          (b) Upon any termination of the New Services Agreement as contemplated by Section 4.20(a), the Issuer shall promptly solicit bids from not fewer than three Persons to serve as a replacement Services Provider or Services Providers.

          4.21 New Master Purchase Agreement; Purchase Agreement Default; Termination of New Master Purchase Agreement.

          (a) If a Purchase Agreement Default shall have occurred and be continuing, the Trustee may, and, upon receipt of written instructions from the Majority Holders directing the Trustee to take such action, shall, give notice to Pacific Lumber of its intention to terminate the New Master Purchase Agreement in accordance with the terms thereof.

          (b) Upon any termination of the New Master Purchase Agreement as contemplated by Section 4.21(a), the Issuer shall promptly solicit new purchasers on such terms as it deems appropriate, consistent with Section
4.17 (as provided in Section 10.2 of the New Master Purchase Agreement).

          4.22 Distributions from Accounts. The Issuer shall not, directly or indirectly, instruct the Trustee to make payments or distributions from the Accounts except in accordance with this Indenture and the Deed of Trust.

          4.23 Status of the Deed of Trust. At all times (a) the Deed of Trust shall be a valid and binding obligation of the Issuer; and (b) the Lien of the Deed of Trust shall be a valid and perfected mortgage lien on or a valid and perfected security interest in the Mortgaged Property, subject to no Liens other than Permitted Encumbrances. The Issuer shall cause to be delivered to the Collateral Agent a Title Insurance Policy (and such endorsements or additional policies as may from time to time be required pursuant to the terms and provisions of Sections 6.1, 6.3 and 6.4 of this Indenture or in connection with the issuance of Additional Timber Notes) insuring the Collateral Agent in the principal amount of the Timber Notes and the Commitments under the Line of Credit Agreement that the Deed of Trust is a valid Lien against the Company Owned Timberlands and Company Timber Rights, subject only to Permitted Encumbrances.

          4.24 No Other Agreements. The Issuer shall not enter into any agreements other than (i) the Operative Documents, the New Additional Services Agreement, the Operating Agreement or the Line of Credit Agreement or as contemplated by the Operative Documents, the New Additional Services Agreement, the Operating Agreement or the Line of Credit Agreement, (ii) agreements for or in connection with the sale of Company Timber, Company Owned Timberlands or Company Timber Rights as permitted by this Indenture and the Deed of Trust, (iii) trade accounts payable in the ordinary course of business, (iv) agreements for expenditures expressly contemplated by the Operative Documents or the New Additional Services Agreement, the Operating Agreement or the Line of Credit Agreement, (v) agreements required by this Indenture or the Deed of Trust, (vi) if Pacific Lumber is no longer the Services Provider under the New Services Agreement, such agreements as may be necessary or appropriate to obtain the Services, (vii) agreements in the ordinary course of business related to actions permitted by Section 4.14 and not otherwise prohibited by this Indenture, (viii) agreements in respect of the issuance of Additional Timber Notes or in respect of the issuance of Nonrecourse Timber Acquisition Indebtedness,
(ix) agreements in respect of the acquisition of Additional Timber Properties or property that secures Nonrecourse Timber Acquisition Indebtedness and (x) such other agreements as are not, individually or in the aggregate, material to the business, financial condition or results of operations of the Issuer.

          4.25 Relocation of Chief Executive Office, Etc. The Issuer shall not (a) relocate its chief executive office or principal place of business from the address indicated in the preamble to this Indenture or (b) maintain any of its books and records with respect to the Mortgaged Property at any location other than such office or 5847 San Felipe, Suite 2610, Houston, Texas 77057 unless (i) the Trustee shall have been provided with notice 30 days prior to such relocation and (ii) the Issuer shall have delivered an Opinion of Counsel to the Trustee that any filings necessary to continue the perfection of the Lien of the Deed of Trust have been accomplished. Except in connection with a merger or consolidation permitted under Section 4.13, the Issuer shall not change its name, or the name under which it does business, from "Scotia Pacific Company LLC."

          4.26 Timber Harvesting Plans, Etc. The Issuer shall (i) prepare and file, and use its best efforts to obtain approval of, Timber Harvesting Plans with respect to all Company Timber to be sold pursuant to the Purchase Agreements, (ii) not enter into any Purchase Agreement (other than the New Master Purchase Agreement) for the sale of stumpage unless the Company Timber to be cut pursuant thereto is subject to a valid and subsisting Timber Harvesting Plan or the Issuer reasonably believes that the purchaser thereunder (or the Issuer) has the capacity to obtain a Timber Harvesting Plan with respect thereto, (iii) at all times retain sufficient persons with requisite professional qualifications to prepare and file Timber Harvesting Plans, (iv) comply in all material respects with all applicable federal, state or local regulations or statutes relating to the Timber Harvesting Plans and the harvesting, cutting or severing of Timber, including laws relating to wildlife habitat and endangered species,
(v) use its best efforts (consistent with prudent business practices) to maintain a number of pending applications for Timber Harvesting Plans which, if approved, would, together with Timber Harvesting Plans already approved, cover sales of Company Timber adequate to pay, on any date, an amount equal to the sum of (a) the excess, if any, of (i) the sum of (A) all amounts specified as Minimum Principal Amortization for all Classes of Timber Notes in the Structuring Schedule (Column L) (as such amount may be modified as provided in Section 2.14) from the date of this Indenture through a date which is 12 months subsequent to such date and (B) any amount as provided in respect of this Section 4.26 in any supplement to this Indenture executed in connection with the issuance of any Additional Timber Notes over (ii) the aggregate principal amount of the Timber Notes previously paid plus (b) Regular Interest to be accrued on the Timber Notes and interest (not including any interest on premiums) to be accrued on any Additional Timber Notes for such 12 month period and (vi) prepare and file any 10 year plan, master plan, or any other development or strategic plan required to be prepared in respect of the Company Timber Property by any Governmental Authority.

          4.27 [Intentionally Omitted]

          4.28 Sale of Company Timber or Logs. The Issuer shall use its best efforts (consistent with prudent business practices) to sell Company Timber or logs in an amount sufficient to pay, as and when due, an amount equal to (a) the excess, if any, of (i) the sum (A) of all amounts specified as Minimum Principal Amortization in the Structuring Schedule (column L) (as such amount may be modified as provided in Section 2.14) from the date of the Indenture through the next Note Payment Date and (B) any amount as provided in respect of this Section 4.28 in any supplement to this Indenture executed in connection with the issuance of any Additional Timber Notes over (ii) the aggregate principal amount of the Timber Notes previously paid plus (b) Regular Interest and Default Interest to be accrued on the Timber Notes and interest (not including any interest on premiums) to be accrued on any Additional Timber Notes to such Note Payment Date.

          4.29 GIS. The Issuer shall maintain the GIS (including updates thereto) in accordance with the past practices of the Issuer and Pacific Lumber.

          4.30 [Intentionally Omitted]

          4.31 Liquidity Reserve. If at any time the Issuer reasonably determines that amounts will be required to be borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to
Section 5.7(a)(i) (or drawn upon or withdrawn from any similar facility or account that supports interest payable on any Additional Timber Notes) on the next succeeding Note Payment Date, and funds to be so borrowed or on deposit in the Liquidity Account (or available from any similar facility or account that supports interest on any Additional Timber Notes) are for any reason unavailable, during the continuance of such unavailability, the Issuer shall use its best efforts (consistent with prudent business practices) to obtain funds in the amount of such shortfall from third parties, by offering logs for sale to third parties or otherwise.

          4.32 Deed of Trust Covenants. The Issuer shall perform each of the covenants and agreements made by the Issuer in the Deed of Trust.


                                 ARTICLE 5

                                  ACCOUNTS

          5.1  Establishment of Accounts.

          (a) There are hereby established with the Securities Intermediary segregated trust accounts to be maintained at the Corporate Trust Office of the Securities Intermediary (collectively, the "Accounts"), as follows: the Collection Account, the Liquidity Account, the Expense Reserve, the Prefunding Account, the Indebtedness Reserve Account and the Payment Account. The funds in each of the Accounts shall be held subject to a Lien in favor of the Collateral Agent for the benefit of the Noteholders and the Liquidity Providers.

          (b) Amounts on deposit in the Accounts shall be under the exclusive dominion and control of the Collateral Agent and shall be subject to withdrawal only as expressly provided herein.

          5.2  Initial Deposits.

          (a) On the Closing Date, the Issuer shall deposit in the Prefunding Account an amount equal to $25,000,000 from the net proceeds from the sale of the Timber Notes.

          (b) On the Closing Date, the Issuer shall deposit in the Expense Reserve an amount equal to $1,100,000 from the net proceeds from the sale of the Timber Notes.

          (c) On the Closing Date, the Issuer shall deposit in the Indebtedness Reserve Account an amount equal to $510,000 from the net proceeds of the sale of the Timber Notes.

          5.3  Collection Account.

          (a) Except for De Minimis Receipts, all payments received by the Issuer in connection with the harvesting, severing, cutting or sale of Company Timber and all other cash Proceeds received by the Issuer of or from the Mortgaged Property (including, without limitation, insurance proceeds, condemnation awards, proceeds from sales of Company Timber, including Pay-as-You-Harvest Sales, Lump Sum Sales and Unallocated Payments, whether pursuant to the New Master Purchase Agreement or otherwise, proceeds from the sales of Company Owned Timberlands or Company Timber Rights, and proceeds in respect of any Agreement Not to Cut, but excluding proceeds of any Title Insurance Policy) shall be deposited in the Collection Account, together with all other amounts required to be deposited in the Collection Account under this Indenture or the Deed of Trust. The Issuer shall forward all De Minimis Receipts to the Collection Account at least monthly. Funds from time to time in the Collection Account, including income on Eligible Investments with respect to amounts held in the Collection Account, will be withdrawn from the Collection Account on each Monthly Deposit Date as provided in Section 5.3(c).

          (b) Not later than each Monthly Certificate Delivery Date, the Issuer shall prepare and submit or cause to be prepared and submitted to the Collateral Agent and the Trustee (with a copy mailed to each Rating Agency), a Certificate in substantially the form of Exhibit C hereto (a "Monthly Trustee Certificate"), containing information (except as otherwise provided herein) as of the Monthly Calculation Date next preceding such Monthly Certificate Delivery Date (which certificate shall give effect, on a pro forma basis, to deposits to be made to, and interest to be earned on, the Accounts to 11:00 A.M. New York City time on the next succeeding Monthly Deposit Date) and signed by a Responsible Officer of the Issuer, setting forth (among other things):

               (i) the balance in the Collection Account, including interest earned on investments from the prior Monthly Deposit Date, and the balance in the Expense Reserve, indicating separately for each item (A) the actual amount as of the opening of business on such Monthly Certificate Delivery Date and (B) an estimated pro forma amount as of 11:00 A.M. New York City time on the next succeeding Monthly Deposit Date; and

               (ii) the amount (if any), stated separately as to each Item (and as to each applicable provision of Sections 5.3(d) and 5.3(e)), that in accordance with this Indenture is to be deposited in or withdrawn from the Collection Account, the Expense Reserve, the Prefunding Account, the Liquidity Account and the Payment Account, or borrowed under the Line of Credit Agreement or paid to the Liquidity Providers, as applicable, on such Monthly Deposit Date pursuant to each of Items (i) through
          (x), inclusive, of Section 5.3(c). Withdrawals from the Collection Account on a Monthly Deposit Date pursuant to Items
          (i) through (x), inclusive, of Section 5.3(c) (and the applicable provisions of Sections 5.3(d) and 5.3(e)) are called the "Collection Account Disbursement" for such Monthly Deposit Date, and the amounts to be deposited or withdrawn, as part of the Collection Account Disbursement for such Monthly Deposit Date, are called "Collection Account Disbursement Funds" for such Monthly Deposit Date.

In preparing the Monthly Trustee Certificate to be delivered on a Monthly Certificate Delivery Date, the Issuer shall, with respect to the information referred to in Section 5.3(b)(i), be entitled to rely in good faith on information provided by the Trustee or the Collateral Agent and on reasonable estimates of interest to be earned on the Accounts.

          (c) On each Monthly Deposit Date, from amounts on deposit as of 11:00 A.M. New York City time on such Monthly Deposit Date (after giving effect to deposits to the Collection Account on such Monthly Deposit Date), and in accordance with the Monthly Trustee Certificate delivered in respect of such Monthly Deposit Date, on which Monthly Trustee Certificate the Trustee and the Collateral Agent may rely without inquiry, the Collateral Agent shall make deposits in and withdrawals from the Accounts as set forth below (said deposits and withdrawals to be made in the order and priority set forth below):

               (i) any amount necessary to cause the balance in the Expense Reserve to equal the greater of (I) the sum of (a) all accrued and unpaid Yield Taxes attributable to Company Timber which was cut, harvested, severed or sold during the month to which such Monthly Deposit Date relates and all prior Monthly Periods and (b) an amount equal to all expenses of a nature permitted to be paid from the Expense Reserve (including capital expenditures, personnel costs, the Services Fee and other amounts payable under the New Services Agreement) known or estimated by the Issuer to be payable prior to the next Monthly Deposit Date and (II) $1.1 million shall, to the extent of the balance in the Collection Account, be withdrawn from the Collection Account and deposited in the Expense Reserve;

               (ii) all unpaid Trustee's Expenses, Collateral Agent Expenses and Liquidity Providers' Expenses incurred during or prior to the Monthly Period to which such Monthly Deposit Date relates shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn from the Collection Account and, at the direction of the Issuer, be paid to the Trustee, the Collateral Agent, or the Liquidity Providers, as the case may be, by the Collateral Agent or, if the Issuer shall have previously paid such expenses, such amounts shall be withdrawn by the Collateral Agent from the Collection Account and disbursed at the direction of the Issuer to reimburse itself for such expenses;

               (iii) if there has not been a Termination Advance under a Line of Credit or there has been a Termination Advance under a Line of Credit Agreement that has been replaced in accordance with the terms of Section 11.4, an amount equal to all accrued and unpaid interest (other than any Supplemental Liquidity Provider Interest) on, plus the outstanding principal amount of, any outstanding Advances (other than Advances made on, or within three Business Days preceding, such Monthly Deposit Date) under the Line of Credit Agreement shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and disbursed to the Liquidity Providers in payment, first, of such accrued and unpaid interest and, second, of such outstanding principal amount;

          (iv) the balance of funds in the Liquidity Account (if any) in excess of the Required Liquidity Amount as of such Monthly Deposit Date shall be withdrawn by the Collateral Agent from the Liquidity Account and deposited in the Collection Account and shall be included together with other funds to be withdrawn from the Collection Account on such Monthly Deposit Date;

          (v) an amount equal to (a) the product of (i) the Targeted Monthly Deposit Amount for such Monthly Deposit Date and (ii) the Reinvestment Factor for such Monthly Deposit Date less (b), if such Monthly Deposit Date is neither a Note Payment Date nor the first Monthly Deposit Date following a Note Payment Date, the Premium Provision Refundable Amount for such Monthly Deposit Date shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          (vi) if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of Section 11.4, an amount equal to the excess of (a) the sum of
     (i) all accrued and unpaid interest on all outstanding Advances (other than any Supplemental Liquidity Provider Interest) under the Line of Credit Agreement as of such Monthly Deposit Date and (ii) the product obtained by multiplying the Line of Credit Amortization Amount, if any, for the next Note Payment Date, by a fraction, the numerator of which is the number of months from the immediately preceding Note Payment Date and the denominator of which is six, over (b) the amount, if any, of all amounts deposited pursuant to this clause (vi) in the Payment Account after the immediately preceding Note Payment Date (or, if the first Note Payment Date has not yet occurred, after the Closing
     Date) shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          (vii) if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of Section 11.4, any amount necessary to cause the balance in the Liquidity Account to equal the Required Liquidity Amount as of such Monthly Deposit Date shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Liquidity Account;

          (viii) an amount equal to the Premium Provision for such Monthly Deposit Date shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn by the Collateral Agent from the Collection Account and deposited in the Payment Account;

          (ix) if (a) the aggregate expenses of a nature permitted to be paid from the Expense Reserve known or estimated by the Issuer to be payable through any date within the following six months exceeds (b) the sum of (I) the amount in the Expense Reserve and (II) the amounts that the Issuer estimates will become available to the Issuer through such date for the payment of the expenses referred to in the preceding clause (a), an amount equal to the amount of such excess shall, to the extent of the balance in the Collection Account not theretofore withdrawn, be withdrawn from the Collection Account and deposited in the Expense Reserve; and

          (x) all unreserved funds in the Collection Account as of such Monthly Deposit Date, after giving effect to all deposits and withdrawals pursuant to the preceding Items (i) through (ix), inclusive, on such Monthly Deposit Date (collectively, "Excess Funds"), shall be paid, first, to the payment of any unpaid Additional Liquidity Provider Fees incurred during or prior to the Monthly Period to which such Monthly Deposit Date relates and to the payment of any accrued and unpaid Supplemental Liquidity Provider Interest as of such Monthly Date and, second, to or as directed by the Issuer in the Monthly Trustee Certificate delivered with respect to such Monthly Deposit Date, free and clear of the Lien of the Deed of Trust, except as otherwise provided in Section 5.3(d) or Section 5.3(e).

          (d)  Notwithstanding the foregoing:

          (i) if a Cash Retention Event shall have occurred and be continuing on such Monthly Deposit Date, 75% of the Excess Funds (up to the amount necessary to pay in full any Timber Notes remaining outstanding) shall be deposited in the Payment Account on such Monthly Deposit Date and the remainder shall be applied as set forth in
     Section 5.3(c)(x);

          (ii) if an Event of Default described in clauses (1), (2), (3),
     (4), (5), (6), (7) (but, in the case of clause (7), only (A) with respect to Sections 4.5, 4.8, 4.9, 4.11, 4.13, 4.23 and 4.25 of this
     Indenture and Sections 7.1(c), (d) and (e) and 7.2(a) and (b) of the Deed of Trust and (B) if the default giving rise to such Event of Default has, or, with the passage of time, would have, a Material Adverse Effect) and (11) of Section 7.1 has occurred and is continuing on such Monthly Deposit Date, all Excess Funds shall be deposited in the Payment Account on such Monthly Deposit Date;

          (iii) if (A) the Trustee or the Noteholders shall have caused the acceleration of the Timber Notes as provided in Section 7.2(b) or 7.2(c) of this Indenture and such acceleration shall not have been rescinded pursuant to Section 7.2(d) or (B) an Event of Default under Sections 7.1(6), (7), (8), (9), (10) or (12) has occurred and is continuing, and the Trustee, within the previous 60 days, has commenced a consent solicitation for an election to accelerate the Timber Notes or any Additional Timber Notes by reason of such Event of Default, all Excess Funds shall be deposited in the Payment Account on such Monthly Deposit Date (either of the events described in the preceding clause (ii) or this clause (iii), a "Trapping Event"); and

          (iv) if the Collateral Agent holds any Section 6.1 Notes as of such Monthly Deposit Date, (x) if the amount of Excess Funds (computed as if such Section 6.1 Notes were cash), reduced by any amount required to be deposited in the Payment Account pursuant to Section 5.3(d)(i) or to be paid pursuant to clause "first" of Section 5.3(c)(x), equals or exceeds the amount of such Section 6.1 Notes, so long as no Trapping Event shall have occurred and be continuing, the
     Section 6.1 Notes shall be released to or as directed by the Issuer, free and clear of the Lien of the Deed of Trust, (y) if the amount of Excess Funds (computed as if the Section 6.1 Notes were cash), reduced by any amount required to be deposited in the Payment Account pursuant to Section 5.3(d)(i) or to be paid pursuant to clause "first" of
     Section 5.3(c)(x), is less than the amount of such Section 6.1 Notes, so long as no Trapping Event has occurred and is continuing, a portion of Section 6.1 Notes, in an amount up to the amount of Excess Funds (computed on such basis), reduced by any amount required to be deposited in the Payment Account pursuant to Section 5.3(d)(i) or to be paid pursuant to clause "first" of Section 5.3(c)(x), shall be released to or as directed by the Issuer, free and clear of the Lien of the Deed of Trust, and the balance of such Section 6.1 Notes shall be sold by the Issuer to Pacific Lumber for a cash purchase price equal to the aggregate principal balance thereof plus accrued interest thereon and (z) if any Trapping Event has occurred and is continuing, the Issuer shall sell to Pacific Lumber all Section 6.1 Notes then held by the Collateral Agent, for a cash purchase price equal to the aggregate principal amount of such Section 6.1 Notes plus accrued interest thereon. Section 6.1 Notes shall not be included in any calculation pursuant to Section 5.7 and, except for the calculation made pursuant to this Section 5.3(d)(iv), shall not be included in any calculation of Excess Funds. All proceeds received by the Collateral Agent from any sale of some or all of the Section 6.1 Notes to Pacific Lumber pursuant to this Section 5.3(d)(iv) shall be deposited into the Collection Account on such Monthly Deposit Date, for application as provided in Section 5.3.

     For purposes of this Section 5.3(d) and of Sections 5.3(e) and 5.7, the Trustee and the Collateral Agent may rely, without further inquiry, on statements contained in the Monthly Trustee Certificate in respect of any Monthly Deposit Date as to whether a Cash Retention Event, a Trapping Event or an Acceleration Event has occurred and is continuing on such Monthly Deposit Date or a Line of Credit Acceleration has occurred.

     (e) Notwithstanding the foregoing provisions of this Section 5.3, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event shall have occurred and be continuing, all interest, principal and other amounts (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest) then owing by the Issuer under the Line of Credit Agreement shall be paid on each Monthly Deposit Date, immediately after the transfers and payments pursuant to Sections 5.3(c)(i) and 5.3(c)(ii), and no amounts shall be deposited in the Payment Account on such Monthly Deposit Date until such interest, principal and other amounts are paid in full. Payments to the Liquidity Providers pursuant to this Section 5.3(e) shall be applied, first, to Liquidity Providers' Expenses, second, to interest (other than any Supplemental Liquidity Provider Interest) and, third, to principal.

     (f) The Issuer shall clearly indicate on each page of the Monthly Trustee Certificate that such material is to be maintained as confidential. The Trustee and the Collateral Agent shall treat any Monthly Trustee Certificate designated as confidential material as confidential, and any Monthly Trustee Certificate so designated shall not be available to Noteholders. Notwithstanding the foregoing, nothing in this Section 5.3(f) shall prohibit the Trustee and the Collateral Agent from disclosing such Monthly Trustee Certificate to bank regulatory authorities (or otherwise as required by law), auditors, attorneys or other agents of the Trustee within the scope of their engagement.

     (g) All payments of Liquidity Providers' Expenses and all other payments to the Liquidity Providers or the Line of Credit Agent under this Indenture or any other Operative Document shall be disbursed to the Line of Credit Agent. The Line of Credit Agent shall be solely responsible for disbursing all such payments that it receives to the Persons entitled to such payments. If, on or prior to the date that is eight Business Days prior to any Monthly Deposit Date, the Line of Credit Agent delivers written notice to the Trustee and the Collateral Agent (with a copy to the Issuer) stating that the amount set forth in the Monthly Trustee Certificate delivered in respect of the preceding Monthly Deposit Date understated the amount of Liquidity Providers' Expenses referred to in
Section 5.3(c)(ii), the amount of accrued and unpaid interest (other than any Supplemental Liquidity Provider Interest) on, or the outstanding principal amount of, Advances (other than Advances made on, or within three Business Days preceding, such Monthly Deposit Date) under the Line of Credit Agreement referred to in Section 5.3(c)(iii) or the amount of unpaid Additional Liquidity Provider Fees or accrued and unpaid Supplemental Liquidity Provider Interest referred to in clause "first" of Section 5.3(c)(x), the Collateral Agent may rely on such notice and shall include the amount(s) of the understatement(s) set forth in such written notice in the amounts to be disbursed, to the extent of cash available therefor, pursuant to Section 5.3(c)(ii), 5.3(c)(iii) and/or clause "first" of
Section 5.3(c)(x), as applicable, on the next Monthly Deposit Date.

          5.4  Expense Reserve; Payment of Expenses.

          (a) The Issuer may cause the Collateral Agent to withdraw from the Expense Reserve (to the extent of amounts then on deposit in said Expense Reserve), at any time or from time to time (so long as the Timber Notes shall not have been accelerated pursuant to Section 7.2(a) of this Indenture), amounts which the Issuer certifies to the Collateral Agent are required to pay (i) capital costs or expenses, including the Services Fee and other amounts payable pursuant to the New Services Agreement, with respect to the Mortgaged Property, (ii) Taxes, (iii) Personnel Costs and
(iv) other reasonable and necessary expenses related to the business operations of the Issuer or as contemplated by the Operative Documents; provided, however, that no withdrawals from the Expense Reserve may be effected pursuant to this Section 5.4 at any time when (x) the Timber Notes have been accelerated pursuant to Section 7.2(b) of this Indenture, (y) such acceleration has not been rescinded pursuant to Section 7.2(c) of this Indenture, and (z) there shall be in effect a written notice delivered by the Trustee to the Issuer, or by the Majority Holders to the Issuer and the Trustee, stating that withdrawals from the Expense Reserve pursuant to this
Section 5.4 are prohibited. The Collateral Agent may rely on the Issuer's certification without inquiry.

          (b) The Issuer shall be permitted to issue checks, drafts, or other instruments to third party payees against, and to request wire transfers to a payroll account from, the funds on deposit in the Expense Reserve for purposes permitted by paragraph (a) without the need for additional certifications; provided that the presentment for payment to the Trustee of any such check, draft or instrument, and any request for such a wire transfer, shall be deemed a representation and warranty by the Issuer that such expenditure is for such purpose (upon which the Collateral Agent may rely without inquiry).

          5.5 Deemed Production. Upon receipt by the Issuer of (i) any proceeds in respect of a Lump Sum Sale pursuant to Section 6.1, (ii) any proceeds in respect of any sale of Company Owned Timberlands or Company Timber Rights pursuant to Section 6.1, (iii) any payments in respect of any condemnation or taking for public use under the power of eminent domain of any of the Mortgaged Property (including any recovery in the Takings Litigation), (iv) any insurance proceeds in respect of any damage to or loss or diminution in value of or income from any of the Mortgaged Property, (v) any proceeds of any Agreement Not to Cut or (vi) any Up Front Payment in respect of a Pay-As-You-Harvest-Sale (an "Unallocated Payment"), the Issuer shall recognize Deemed Production in the Monthly Period in which such amount is received (or, if received prior to the Monthly Deposit Date or prior to 11:00 a.m. New York City time on the Monthly Deposit Date, in the next preceding Monthly Period). In the case of the preceding clauses
(i) to (iv) (other than a recovery in the Takings Litigation), Deemed Production shall be in respect of the number of Mbfe (as set forth in an Officer's Certificate delivered to the Trustee) of Company Timber (or Company Timber located on the Company Owned Timberlands or on the Company Timber Rights Property that is subject to the Company Timber Rights, as applicable) sold, condemned, taken, damaged or destroyed. In the case of clause (v), Deemed Production shall be in respect of the number of Mbfe (as set forth in an Officer's Certificate delivered to the Trustee) of Company Timber to which such Agreement Not to Cut relates. In the case of a recovery in the Takings Litigation, Deemed Production shall be in respect of the number of Mbfe (as set forth in an Officer's Certificate delivered to the Trustee) of Company Timber equal to the amount of such recovery divided by the then applicable SBE price per Mbf of old growth redwood, size quality code 2, for tractor logging. In the case of the preceding clause (vi), Deemed Production shall be in respect of the number of Mbfe (as set forth in an Officer's Certificate delivered to the Trustee) of Company Timber to which such Pay-As-You Harvest Sale relates, multiplied by the percentage that such Up Front Payment represents of the entire contract. Each Officer's Certificate delivered pursuant to this Section
5.5 (other than in the case of a recovery in the Takings Litigation) shall be based upon the information in the GIS (in the case of clauses (iv), (v) and (vi), to the extent practicable) and such Certificate shall so state.

          Upon the occurrence of any transaction which results in the Issuer's election to recognize Deemed Production pursuant to Section 6.4(iii)(B), the Issuer shall recognize Deemed Production in the Monthly Period in which such transaction occurs (or, if such transaction occurs on or prior to the Monthly Deposit Date, in the next preceding Monthly Period). Such Deemed Production shall be computed as set forth in Section 6.4(iii)(B).

          5.6 Investment of Accounts, Etc. Amounts on deposit in the Collection Account and the Expense Reserve shall be invested by the Collateral Agent in such Eligible Investments specified in writing (or by oral instructions confirmed promptly thereafter in writing) by the Issuer that are consistent with the need to make withdrawals therefrom; provided, however, that the Expense Reserve may be maintained as a non-interest bearing account if the Collateral Agent shall reasonably determine that maintaining the Expense Reserve as an interest bearing account is administratively burdensome. Amounts deposited in the Payment Account pursuant to clauses (v), (vi) or (viii) of Section 5.3(c) or otherwise shall be invested by the Collateral Agent in such Eligible Investments specified in writing (or by oral instructions confirmed promptly thereafter in writing) by the Issuer that are consistent with the need to make withdrawals therefrom pursuant to Section 5.7. Amounts, if any, on deposit in the Liquidity Account shall be invested by the Collateral Agent in such Eligible Investments specified in writing (or by oral instructions confirmed promptly thereafter in writing) by the Issuer that are consistent with the need to make withdrawals therefrom pursuant to clause (iv) of
Section 5.3(c) and Section 5.7. Amounts on deposit in the Prefunding Account or the Indebtedness Reserve Account shall be invested by the Collateral Agent in such Eligible Investments specified in writing (or by oral instructions confirmed promptly in writing) by the Issuer that are consistent with the Issuer's judgment as to the need to make withdrawals therefrom pursuant to Section 5.10 or 5.11, as the case may be. Amounts earned on funds in the Payment Account shall be deposited in the Payment Account, amounts earned on funds in the Expense Reserve shall be deposited in the Expense Reserve, amounts earned on funds in the Collection Account shall be deposited in the Collection Account, amounts earned on funds in the Liquidity Account shall be deposited in the Liquidity Account, amounts earned on funds in the Prefunding Account shall be deposited in the Prefunding Account and amounts earned on funds in the Indebtedness Reserve Account shall be deposited in the Indebtedness Reserve Account.

          5.7  Withdrawals and Deposits on Note Payment Dates.

          (a) Prior to 1:00 p.m., New York City time, on each Note Payment Date (after giving effect to any deposits on such date from the Liquidity Account to the Collection Account and from the Collection Account to the Liquidity Account), the Collateral Agent shall deposit the amounts indicated below in the Payment Account in the order listed below:

          (i) unless a Line of Credit Acceleration has occurred or an Acceleration Event has occurred and is continuing on such Note Payment Date, from a borrowing under the Line of Credit Agreement or from the Liquidity Account, any amounts available under the Line of Credit Agreement or on deposit in the Liquidity Account, up to an amount equal to the excess, if any, of (A) the amount required to pay accrued and unpaid interest (excluding interest on premiums) on the Timber Notes and, if so provided in connection with the issuance of any Additional Timber Notes, such Additional Timber Notes on such Note Payment Date over (B) the amount available in the Payment Account to be paid to the Holders of Timber Notes and such Additional Timber Notes pursuant to Section 5.7(b)(i) below (after giving effect to any transfer on such date pursuant to clauses (v), (vi) or (viii) of
     Section 5.3(c) or Section 5.3(d)); and

          (ii) from any funds available to the Issuer, any amounts that the Issuer, at its option, elects to deposit therein to pay or prepay interest or principal on the Timber Notes or any Premium or interest on Premium then due and payable or becoming due and payable on such Note Payment Date.

          (b) On each Note Payment Date (after giving effect to the deposits to the Payment Account on such date pursuant to Section 5.7(a)), the Collateral Agent shall withdraw from the Payment Account all amounts then on deposit in the Payment Account and apply such funds in the following order of priority:

          (i) from amounts on deposit in the Payment Account (exclusive of amounts borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to Section 5.7(a)(i) above for the payment of interest on such Note Payment Date), to the Holders of the Timber Notes and any Additional Timber Notes, an amount equal to all interest accrued and unpaid on the Timber Notes and any Additional Timber Notes as of such date, computed on the basis of a 360-day year of twelve 30-day months (including interest on past due principal and interest, but not including interest on premium) and, if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of Section 11.4, to the Liquidity Providers, an amount equal to all accrued and unpaid interest (other than any Supplemental Liquidity Provider Interest) on all outstanding Advances under the Line of Credit Agreement, as of such date, provided, that, if the amount on deposit in the Payment Account (exclusive of amounts borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account pursuant to Section 5.7(a)(i) for the payment of interest on such Note Payment Date) is insufficient to make such payment in full on all Classes of Timber Notes and any Additional Timber Notes and to the Liquidity Providers, such payments shall be made on each Class of Timber Notes and any Additional Timber Notes and to the Liquidity Providers pro rata in proportion to the interest (other than any Supplemental Liquidity Provider Interest) due on each such Class and to the Liquidity Providers;

          (ii) to the Holders of the Timber Notes and, if so provided in connection with the issuance of any Additional Timber Notes, such Additional Timber Notes, the amount borrowed under the Line of Credit Agreement or withdrawn from the Liquidity Account for the payment of interest on such Note Payment Date in payment of accrued and unpaid interest as of such date (including interest on past due principal and interest, but not including interest on premium) on the Timber Notes and such Additional Timber Notes, to the extent that the payments to such Holders pursuant to the immediately preceding clause (i) are insufficient to make payment in full of such accrued and unpaid interest, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes and Additional Timber Notes, such payments shall be made on each Class of Timber Notes and Additional Timber Notes pro rata in proportion to the amounts payable to each such Class pursuant to this clause (ii);

          (iii) if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of Section 11.4, to the Liquidity Account, to the extent, if any, necessary to cause the amount on deposit in the Liquidity Account to equal the Required Liquidity Amount;

          (iv) to the Holders of each Class of Timber Notes, an amount equal to any Minimum Principal Amortization Amount due on such Class of Timber Notes as of such date, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes, such payments shall be made, first, on the Class A-1 Timber Notes, second, on the Class A-2 Timber Notes, and, third, on the Class A-3 Timber Notes;

          (v) if there has been a Termination Advance under a Line of Credit Agreement that has not been replaced in accordance with the terms of Section 11.4, to the Liquidity Providers, an amount equal to the Line of Credit Amortization Amount, if any, due as of such Note Payment Date;

          (vi) to the Holders of Timber Notes, an amount equal to any Depletion Amortization Amount due as of such Note Payment Date;

          (vii) to the Holders of each Class of Timber Notes, an amount equal to any interest on Premium then due and owing on such Class of Timber Notes, provided that, if the amount on deposit in the Payment Account is insufficient to make such payment in full on all Classes of Timber Notes, such payment shall be made on each Class of Timber Notes pro rata in proportion to the interest on Premium due on each such Class;

          (viii) to the Holders of each Class of Timber Notes, an amount equal to any Premium then due and owing on such Class of Timber Notes, provided that, if the amount on deposit in the Payment Account is insufficient to make such payments in full on all Classes of Timber Notes, such payments shall be made pro rata in proportion to the Premium then due on each such Class;

          (ix) (A) if a Trapping Event or a Cash Retention Event shall have occurred and be continuing, or (B) to the extent directed by the Issuer, or (C) to the extent of amounts otherwise deposited to the Payment Account pursuant to Section 5.8 or Section 5.10, to the Holders of the Timber Notes, to prepay principal of, and any Prepayment Premium on, the Timber Notes; and

          (x) unless a Trapping Event or a Cash Retention Event shall have occurred and be continuing, to the Issuer, free and clear of the Lien of the Deed of Trust.

          (c) Principal payments payable pursuant to clauses (vi) and (ix) of Section 5.7(b) shall be paid, first, to the holders of the Class A-1 Timber Notes until the Class A-1 Timber Notes have been paid in full, second, to the holders of the Class A-2 Timber Notes until the Class A-2 Timber Notes have been paid in full and, third, to the holders of the Class A-3 Timber Notes.

          (d) If, on any Note Payment Date, there are insufficient funds in the Payment Account to pay to the Holders of any Class of Timber Notes all amounts pursuant to clauses (i), (ii), (iv), (vi), (vii), (viii) or
(ix) of Section 5.7(b), any partial payment on such Class with respect to any such clause shall be made to the Holders of such Class pro rata in proportion to the unpaid principal amount of the outstanding Timber Notes of such Class (or, in the case of Non-Registration Premiums, pro rata in proportion to the unpaid principal amount of the outstanding Timber Notes of such Class with respect to which a Registration Default is continuing) held by such Holders on such date. Notwithstanding the foregoing provisions of this Section 5.7, in the event that a Line of Credit Acceleration has occurred or an Acceleration Event shall have occurred and be continuing, all interest, principal and other amounts (other than Additional Liquidity Provider Fees and Supplemental Liquidity Provider Interest) then owing by the Issuer under the Line of Credit Agreement shall be paid in full from the Payment Account on each Note Payment Date before any other amounts are paid from the Payment Account on such Note Payment Date. Payments pursuant to the preceding sentence shall be applied, first, to Liquidity Providers' Expenses, second, to interest (other than any Supplemental Liquidity Provider Interest) and, third, to principal.

          (e) Not less than two Business Days prior to each Note Payment Date, the Issuer shall prepare and submit to the Trustee and the Collateral Agent a certificate substantially in the form of Exhibit E hereto (a "Note Payment Trustee Certificate"). Each Note Payment Trustee Certificate shall set forth the following amounts and other information, each determined as of the Note Payment Date to which such Certificate relates:

          (i) the amount of all accrued and unpaid interest (excluding interest on Premiums) on the Timber Notes on such Note Payment Date;

          (ii) the amount, if any, of interest payable to the Liquidity Providers from the Payment Account on such Note Payment Date;

          (iii) the estimated balance, if any, in the Liquidity Account on a pro forma basis as of such Note Payment Date (after giving effect to any deposits on such date from the Liquidity Account to the Collection Account and from the Collection Account to the Liquidity Account, but prior to giving effect to any deposits on such date from the Liquidity Account to the Payment Account);

          (iv) the estimated amount, if any, available under the Line of Credit Agreement on such Note Payment Date;

          (v) the respective amounts, if any, to be deposited on such Note Payment Date in the Payment Account pursuant to Sections 5.3(c), 5.3(d) and 5.7(a), in each case identifying the Account or other source from which each deposit is to be made and the amount of each deposit from each such Account or other source, together with the aggregate amount expected to be on deposit in the Payment Account on such Note Payment Date from such Accounts and other sources; and

          (vi) the respective amounts required to be distributed from the Payment Account pursuant to clauses (i) through (x) of Section 5.7(b).

          Each Note Payment Trustee Certificate shall contain calculations in reasonable detail of the amounts required to be set forth therein and shall be signed by a Responsible Officer of the Issuer who shall certify as true and correct all information therein set forth. The Trustee may rely on such Note Payment Trustee Certificate without inquiry.

     (f) The Issuer shall clearly indicate on each page of the Note Payment Trustee Certificate that such material is to be maintained as confidential. The Trustee and the Collateral Agent shall treat any Note Payment Trustee Certificate designated as confidential material as confidential, and any Note Payment Trustee Certificate so designated shall not be available to Noteholders. Notwithstanding the foregoing, nothing in this Section 5.3(f) shall prohibit the Trustee and the Collateral Agent from disclosing such Note Payment Trustee Certificate to bank regulatory authorities (or otherwise as required by law) or to auditors, attorneys or other agents of the Trustee within the scope of their engagement.

          5.8 Title Insurance Policy Proceeds. All proceeds of any Title Insurance Policy received by the Trustee or the Collateral Agent shall be held in Trust by the Collateral Agent subject to the Lien of the Deed of Trust for the benefit of the Secured Parties and shall be invested in Eligible Investments specified in writing (or by oral instructions confirmed promptly thereafter in writing) by the Issuer until distributed as provided herein. All such funds shall be held in a segregated trust account to be established at the Corporate Trust Office of the Securities Intermediary. Amounts on deposit in such account shall be under the exclusive dominion and control of the Collateral Agent and shall be subject to withdrawal only as provided in the following sentence. On the Note Payment Date next succeeding the receipt of any such proceeds, after deducting any expenses of the Trustee and the Collateral Agent therefrom, the Collateral Agent shall deposit such proceeds into the Payment Account and apply all such proceeds as provided in Section 5.7.

          5.9 Release of Liquidity Account. On any Note Payment Date on which the amounts on deposit in the Liquidity Account and the Payment Account (after giving effect to transfers pursuant to Section 5.3(c)) equal or exceed all outstanding principal of, premium, if any, and interest on the Timber Notes and any Additional Timber Notes (including all Prepayment Premiums which would be payable on the Timber Notes and any Additional Timber Notes assuming the Timber Notes and any Additional Timber Notes were paid in full on such date) plus all outstanding principal and interest then owing to the Liquidity Providers, the Issuer may instruct the Collateral Agent to release from the Liquidity Account and transfer to the Payment Account for distribution pursuant to Section 5.7(b) any amounts on deposit in the Liquidity Account; provided that such release results in all outstanding principal of, Premium, if any, and interest on the Timber Notes and any Additional Timber Notes plus all outstanding principal and interest then owing to the Liquidity Providers being paid on such Note Payment Date.

          5.10 Releases from Prefunding Account. The Issuer shall have the right, at any time and from time to time, to obtain the release of funds from the Prefunding Account upon the addition of an Additional Timber Property or Properties (other than the Elk River Timberlands) to the Mortgaged Property and compliance with the requirements and conditions of this Section 5.10, and the Collateral Agent shall release the same to the Issuer upon receipt by the Collateral Agent of a notice (the "Prefunding Release Notice") requesting such release, stating the amount of funds to be released and describing the Additional Timber Property or Properties to be added to the Mortgaged Property. The Prefunding Release Notice (upon which the Collateral Agent may rely without inquiry) shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the amount to be released exceeds $2,500,000, a Board Resolution requesting such release and authorizing an application to the Collateral Agent therefor.

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release stating substantially as follows:

               (i) that, in the opinion of the signer, after giving effect to the release and the addition of the Additional Timber Property or Properties to the Mortgaged Property, the security afforded by the Indenture and the Deed of Trust will not be impaired by such release and addition in contravention of the provisions of the Indenture or the Deed of Trust;

               (ii) that no Event of Default has occurred and is continuing;

               (iii) the purchase price of the Additional Timber Property or Properties to be subjected to the Lien of the Deed of Trust;

               (iv) that the amount of funds to be released from the Prefunding Account does not exceed the lesser of (A) the purchase price of the Additional Timber Property or Properties to be subjected to the Lien of the Deed of Trust or (B) the then remaining amount in the Prefunding Account;

               (v) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release that such conditions will be satisfied at the time of such release, and specifying the same); and

               (vi) that, in the opinion of the signer, the acquisition of the Additional Timber Property or Properties does not materially adversely affect the ability of the Issuer to pay interest and Minimum Principal Amortization on the Timber Notes.

          (c) Simultaneously with such release, all actions necessary to grant to the Collateral Agent a first priority perfected Lien on the Additional Timber Property or Properties (subject only to Permitted Encumbrances) shall have been taken.

          (d) Simultaneously with such release, an Opinion of Counsel, substantially to the effect that all conditions precedent and other requirements in the Indenture and the Deed of Trust relating to the release of such funds from the Prefunding Account have been complied with.

          (e) Simultaneously with such release, evidence that a title insurance company shall have committed to insure, by endorsement to the existing mortgagee's title insurance policy relating the Company Owned Timberland and the Company Timber Rights or by issuance of a new mortgagee's title insurance policy in an amount equal to the lesser of (i) the fair value of the Additional Timber Property or Properties or (ii) the then outstanding principal balance of the Timber Notes and any Additional Timber Notes plus the amount of the then existing Commitments under the Line of Credit Agreement, that the Lien of the Deed of Trust is a first priority perfected lien upon the Additional Timber Property or Properties, subject only to Permitted Encumbrances, and that the Additional Timber Property or Properties are in compliance with the California Subdivision Map Act

          The Issuer may, in any Trustee Note Payment Certificate in respect of any Note Payment Date, direct that all or any portion of the funds in the Prefunding Account on such Note Payment Date be transferred to the Payment Account on such Note Payment Date and used on such Note Payment Date to prepay principal of the Timber Notes as contemplated by Section 5.7(b)(ix) but not for any other purpose.

          To the extent that the amount on deposit in the Prefunding Account on any Monthly Deposit Date exceeds $25,000,000 less the sum of the amounts, if any, theretofore released to the Issuer or transferred to the Payment Account from the Prefunding Account pursuant to the foregoing provisions of this Section 5.10, the Issuer may , in the Monthly Trustee Certificate in respect of such Monthly Deposit Date, direct that an amount up to the amount of such excess be transferred from the Prefunding Account to the Collection Account on such Monthly Deposit Date and be included in the Collection Account Disbursement Funds for such Monthly Deposit Date.

          Any releases of funds from the Prefunding Account made in compliance with this Section 5.10 shall be deemed not to impair the Lien of the Deed of Trust.

          5.11 Releases from Indebtedness Reserve Account. The Issuer may cause the Collateral Agent to withdraw from the Indebtedness Reserve Account (to the extent of amounts then on deposit in the Indebtedness Reserve Account), at any time or from time to time (so long as the Timber Notes shall not have been accelerated pursuant to Section 7.2(a)), amounts to be used to pay (or to reimburse the Issuer for amounts paid for) interest and principal on the Indebtedness referred to in clause (u) of
Section 4.9 (the "Indebtedness Reserve Debt") if, after giving effect thereto and to any principal then being paid on the Indebtedness Reserve Debt, the amount in the Indebtedness Reserve Account would not be less than the outstanding principal amount of the Indebtedness Reserve Debt. Notwithstanding the foregoing, no releases from the Indebtedness Reserve Account may be effected pursuant to this Section 5.11 at any time when (x) the Timber Notes have been accelerated pursuant to Section 7.2(b), (y) such acceleration has not been rescinded pursuant to Section 7.2(c) and (z) there shall be in effect a written notice delivered by the Trustee to the Issuer, or by the Holders of a majority of outstanding principal amount of the Timber Notes and any Additional Timber Notes to the Issuer and the Trustee, stating that releases from the Indebtedness Reserve Account are prohibited.

                                 ARTICLE 6

                     SALE OF COMPANY OWNED TIMBERLANDS
                         OR COMPANY TIMBER RIGHTS;
                     CERTAIN TIMBER SALES; SUBSTITUTIONS

          6.1 Release of Company Owned Timberlands or Company Timber Rights. The Issuer shall have the right, at any time and from time to time, to (i) sell or otherwise dispose of any of the Company Owned Timberlands or Company Timber Rights or (ii) enter into any Lump Sum Sale, only upon compliance with the requirements and conditions of this Section 6.1, and the Trustee shall instruct the Collateral Agent to (A) in the case of clause (i), release the relevant Company Owned Timberlands or Company Timber Rights from the Lien of the Deed of Trust or (B) in the case of clause (ii), release the relevant Company Timber from the Lien of the Deed of Trust or grant the proposed purchaser harvesting rights to the relevant Company Timber prior to the Lien of the Deed of Trust, upon receipt by the Trustee and the Collateral Agent of a Release Notice (as hereinafter defined) requesting such release and describing the property to be so released, which Release Notice (upon which the Trustee and the Collateral Agent may rely without inquiry) shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released exceeds $2,500,000, a Board Resolution requesting such release and authorizing an application to the Trustee and Collateral Agent therefor.

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release, stating substantially as follows:

               (i) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release in contravention of the provisions of this Indenture or the Deed of Trust;

               (ii) that the Issuer will dispose of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, so to be released, for a consideration representing, in the opinion of the signer, its fair value, and that either (A) in the case of a Lump Sum Sale, that such consideration consists solely of cash, or (B) in the case of a sale of Company Owned Timberlands or Company Timber Rights other than as described in clause (C), that such consideration consists solely of cash or
          (C) in the case of a sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, that (x) the non-cash portion of such consideration consists of one or more promissory note(s) or other instruments representing the deferred portion of such sales price which do not, in the aggregate, exceed the Maximum Non-Cash Consideration Amount and (y) attached to such Release Notice is a schedule which sets forth the basis for computation of the Maximum Non-Cash Consideration Amount which schedule, to the best knowledge of such signer, represents a true, complete and accurate computation of such amount and (z) the non-cash portion of such consideration shall be subjected to the Lien of the Deed of Trust concurrently with any such release;

               (iii) that (A) no Event of Default has occurred and is continuing and (B) in the case of a sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, that no event or condition exists which, with the giving of notice or passage of time, or both, would constitute a Trapping Event as of the next succeeding Monthly Deposit Date;

               (iv) the fair value, in the opinion of the signer, of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released at the date of such application for release and, in the case of a sale of Company Owned Timberlands or Company Timber Rights, if the consideration does not consist solely of cash, the fair value of the non-cash portion of such consideration;

               (v) if such release relates to Company Owned Timberlands, that the remaining Company Owned Timberlands have sufficient access to other portions of the Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Issuer prior to such release;

               (vi) if the fair value of the property to be released is in excess of the greater of (A) 5% of the then-remaining aggregate principal balance of all outstanding Timber Notes and any outstanding Additional Timber Notes or (B) $45 million multiplied by the Lumber PPI Inflation Factor applicable on the date of such Officer's Certificate, (I) that Rating Agency Confirmation has been obtained or (II) that (x) such sale is made at a price no less than the Collateral Release Price and (y) the amount on deposit in the Payment Account on the next succeeding Note Payment Date (or, if the date of such release is a Note Payment Date, on such Note Payment Date) will, in the opinion of the signer (based on such assumptions as the signer considers to be reasonable in the circumstances), be sufficient to pay all Premiums expected to be payable on such Note Payment Date; and


               (vii) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, in question have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same).

          (c) If (i) the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released exceeds $25,000 and 1% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes or (ii) the fair value of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released, together with the fair value of all Company Owned Timberlands, Company Timber Rights and Company Timber theretofore released in such calendar year, exceeds 10% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes, a certificate of an Independent Appraiser, stating:

          (1) the fair value, in the opinion of the signer, of the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, to be released at the date of such application for release and, in the case of the sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, the fair value of the non-cash portion of such consideration; and

          (2) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release in contravention of the terms of the Deed of Trust or the Indenture.

          (d) Simultaneously with such release, all cash proceeds from the Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, shall have been deposited into the Collection Account and, in the case of the sale of Company Owned Timberlands or Company Timber Rights, if such consideration does not consist solely of cash, (i) the non-cash portion of such consideration shall consist of one or more promissory note(s) or other instruments representing the deferred portion of such sales price which do not, in the aggregate, exceed the Maximum Non-Cash Consideration Amount and (ii) all action necessary to grant to the Trustee a first priority perfected security interest in the non-cash portion of such consideration shall have been taken.

          (e) Simultaneously with such release, an Opinion of Counsel, substantially to the effect that all conditions precedent and other requirements herein and under the Deed of Trust relating to the release of such Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, have been complied with.

          (f) If such release relates to Company Owned Timberlands or Company Timber Rights, and the Company Owned Timberlands or Company Timber Rights to be released are less than all of the Company Owned Timberlands and Company Timber Rights, simultaneously with such release evidence that a title insurance company shall have committed to issue an endorsement to the Title Insurance Policy relating to the remaining Company Owned Timberlands and Company Timber Rights confirming that after such release such mortgagee's Title Insurance Policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on the remaining Company Owned Timberlands and Company Timber Rights occasioned by the release of the Company Owned Timberlands or Company Timber Rights being released.

          (g) If required by Section 6.1(b)(vi), a copy of the Rating Agency Confirmation.

          In connection with any such release, the Issuer shall execute, deliver and record or file and obtain such instruments as the Collateral Agent and the Trustee may reasonably require.

          The Issuer shall exercise its rights under this Section by delivery to the Collateral Agent and the Trustee of a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a form of the instruments proposed to give effect to the release in form for execution by the Collateral Agent and/or the Deed of Trust Trustee (the "Release Documents"). Upon compliance with this
Section 6.1, the Issuer shall direct the Collateral Agent and/or the Deed of Trust Trustee to execute, acknowledge (if applicable) and deliver to the Issuer a counterpart of the Release Documents within two Business Days after receipt by the Collateral Agent and the Trustee of a Release Notice and the satisfaction of the requirements of this Section.

          Any promissory notes or instruments representing the deferred portion of the sales price of Company Owned Timberlands or Company Timber Rights sold pursuant to this Section 6.1 (the "Section 6.1 Notes") shall be registered in the name of, or be payable to the order of, or be assigned to or endorsed to the order of the Collateral Agent, as collateral agent for the benefit of the Secured Parties, and shall be held by the Collateral Agent subject to the Lien of the Deed of Trust, until the next succeeding Monthly Deposit Date. On such Monthly Deposit Date, the Section 6.1 Notes shall be disposed of by the Collateral Agent in the manner provided in
Section 5.3(d)(iv). All payments of principal of, interest on, or other amounts payable with respect to any Section 6.1 Notes received by the Collateral Agent shall be deposited into the Collection Account to be included in Collection Account Disbursement Funds to be withdrawn from the Collection Account as part of the Collection Account Disbursement on the next succeeding Monthly Deposit Date, and all proceeds of the sale of the
Section 6.1 Notes shall be applied as provided in Section 5.3(d)(iv). The Collateral Agent is authorized to take such actions as are necessary and appropriate to transfer the Section 6.1 Notes as provided in Section 5.3(d)(iv).

          Any releases of Company Owned Timberlands, Company Timber Rights or Company Timber, as the case may be, made in compliance with the provisions of this Section 6.1 shall be deemed not to impair the Lien of the Deed of Trust.

          If any of the non-cash portion of any consideration received for the release of Company Owned Timberlands or Company Timber Rights consists of real property, then such release shall be governed by Section 6.4 and not this Section 6.1.

          6.2 Sale of Company Timber. Nothing in Section 6.1 or in the Deed of Trust shall be deemed to prohibit the Issuer from selling Company Timber pursuant to Pay-as-You-Harvest Sales in the manner and to the extent contemplated by this Indenture and the Deed of Trust (including, without limitation, pursuant to the New Master Purchase Agreement), which sales may be conducted without any release or consent by the Collateral Agent or Trustee.

          6.3 Sale of Pacific Lumber Timber Rights Property. Nothing in this Indenture or the Deed of Trust shall be deemed to prohibit the Issuer from selling or otherwise disposing of any Pacific Lumber Timber Rights Property, and the Trustee shall instruct the Collateral Agent to release the relevant Pacific Lumber Timber Rights Property from the Lien of the Deed of Trust upon receipt by the Trustee and the Collateral Agent of a Pacific Lumber Timber Rights Property Release Notice (as hereinafter defined) requesting such release and describing the property to be so released, which Pacific Lumber Timber Rights Property Release Notice (upon which the Trustee and the Collateral Agent may rely without inquiry) shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

               (i) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release, stating substantially as follows:

          (1) that the remaining Company Owned Timberlands have sufficient access to other portions of the Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Issuer prior to such release;

          (2) that the Company Owned Timberlands to be released consist solely of Pacific Lumber Timber Rights Property (or, if such Company Owned Timberlands consist partially of Pacific Lumber Timber Rights Property, that the conditions set forth in Section 6.1 or 6.4 with respect to the portion of such Company Owned Timberlands which is not Pacific Lumber Timber Rights Property have been satisfied) (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same); and

          (3) that all conditions precedent and other requirements provided for in the Indenture and the Deed of Trust relating to the release of such Pacific Lumber Timber Rights Property have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release, that such conditions will be satisfied at the time of such release, and specifying the same).

               (ii) Simultaneously with such release, evidence that a title insurance company shall have committed to issue an endorsement to the Title Insurance Policy relating to the remaining Company Owned Timberlands and Company Timber Rights confirming that after such release such Title Insurance Policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on any of the remaining Company Owned Timberlands and Company Timber Rights occasioned by the release of the Company Owned Timberlands being released.

          The Issuer shall exercise its rights under this Section by delivery to the Collateral Agent and the Trustee of a notice (each a "Pacific Lumber Timber Rights Property Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a form of the instruments proposed to give effect to the release in form for execution by the Collateral Agent and/or the Deed of Trust Trustee (the "Pacific Lumber Timber Rights Property Release Documents"). Upon compliance with this
Section 6.3, the Issuer shall direct the Collateral Agent and/or the Deed of Trust Trustee to execute, acknowledge (if applicable) and deliver to the Issuer a counterpart of the Pacific Lumber Timber Rights Property Release Documents within two Business Days after receipt by the Collateral Agent and the Trustee of a Pacific Lumber Timber Rights Property Release Notice and the satisfaction of the requirements of this Section.

          Any releases of Pacific Lumber Timber Rights Property made in compliance with the provisions of this Section 6.3 shall be deemed not to impair the Lien of the Deed of Trust.

          The proceeds of a sale or other disposition of Pacific Lumber Timber Rights Property conducted in accordance with the provisions of this
Section 6.3 shall be payable to the Issuer or as the Issuer may direct, free and clear of the Lien of the Deed of Trust.

          6.4 Release of Company Owned Timberlands or Company Timber Rights Upon Substitution of Property. The Issuer shall have the right, at any time and from time to time, to obtain the release of Company Owned Timberlands (or timber rights thereon) or Company Timber Rights from the Lien of the Deed of Trust upon the addition of Substitute Timber Property and compliance with the requirements and conditions of this Section 6.4, and the Trustee shall instruct the Collateral Agent to release the same from the Lien of the Deed of Trust upon receipt by the Trustee and the Collateral Agent of a Release and Substitution Notice (as hereinafter defined) requesting such release and describing the property to be released and the Substitute Timber Property, which Release and Substitution Notice (upon which the Trustee and the Collateral Agent may rely without inquiry) shall be accompanied by the following items (unless such item is by its terms required to be provided simultaneously with such release):

          (a) If the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights, as the case may be, to be released exceeds $2,500,000, a Board Resolution requesting such release and substitution and authorizing an application to the Trustee and the Collateral Agent therefor.

          (b) An Officer's Certificate, dated not more than 30 days prior to the date of the application for such release and substitution, stating substantially as follows:

               (i) that, in the opinion of the signer, after giving effect to the release and substitution, the security afforded by the Deed of Trust will not be impaired by such release and substitution in contravention of the provisions of this Indenture or the Deed of Trust;

               (ii) that no Event of Default has occurred and is continuing;

               (iii) the fair value, in the opinion of the signer, of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released at the date of such application for release;

               (iv) the fair value, in the opinion of the signer, of the Substitute Timber Property to be subjected to the Lien of the Deed of Trust;

               (v) that the consideration to be received by the Issuer consists solely of Substitute Timber Property, or a combination of cash and Substitute Timber Property;

               (vi) that the remaining Company Owned Timberlands (after giving effect to the addition of the Substitute Timber Property) have sufficient access to other Company Owned Timberlands, public or private roads and other transportation structures for the continued use of such remaining Company Owned Timberlands in substantially the manner carried on by the Issuer prior to such release;

               (vii) if the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released is in excess of the greater of (A) 5% of the then-remaining aggregate principal balance of all outstanding Timber Notes and any outstanding Additional Timber Notes or (B) $45 million multiplied by the Lumber PPI Inflation Factor applicable on the date of such Officer's Certificate, that Rating Agency Confirmation has been obtained;

               (viii) that the signer knows of no reason why a Timber Harvesting Plan with respect to the Substitute Timber Property should not be available on terms not materially more onerous than would have been the case with respect to the released property;


               (ix) that all conditions precedent and other requirements provided for in this Indenture and the Deed of Trust relating to the release of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights and substitution of the Substitute Timber Property in question have been complied with (or, with respect to conditions that cannot be satisfied until the time of such release and substitution, that such conditions will be satisfied at the time of such release and substitution, and specifying the same); and

               (x) in the event that any of the Substitute Timber Property consists of timber rights, that such timber rights consist of the ownership of, and (subject to compliance with applicable law) the right, in perpetuity or until at least December 31, 2048, to harvest, all trees and timber (including standing timber) then located or thereafter growing in the soil of the timberlands which are subject to such timber rights.

          (c) If (i) the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released exceeds $25,000 and 1% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes or (ii) the fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released, together with the fair value of all Company Owned Timberlands (or timber rights thereon), Company Timber Rights and Company Timber theretofore released in such calendar year, exceeds 10% of the aggregate principal balance of the Timber Notes and any Additional Timber Notes, a certificate of an Independent Appraiser, stating:

          (1) the fair value, in the opinion of the signer, of (x) the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released and (y) the Substitute Timber Property to be substituted, in each case at the date of such application for release; and

          (2) that, in the opinion of the signer, the security afforded by the Deed of Trust will not be impaired by such release and substitution in contravention of the terms of the Deed of Trust or this Indenture.

          (d) The then fair value of the Substitute Timber Property, together with any cash consideration received, shall be at least equal to the then fair value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released as evidenced by the certificates delivered pursuant to clauses (b) and/or (c) above.

          (e) Simultaneously with any release and substitution, all actions necessary to grant to the Collateral Agent a first priority perfected Lien on the Substitute Timber Property (subject only to Permitted Encumbrances) shall have been taken, and if any cash consideration is received, all such cash shall have been deposited into the Collection Account.

          (f) Simultaneously with such release an Opinion of Counsel, substantially to the effect that all conditions precedent and other requirements herein and under the Deed of Trust relating to the release of, and substitution for, such Company Owned Timberlands (or timber rights thereon) or Company Timber Rights have been complied with.

          (g) Simultaneously with such release, evidence that a title company shall have committed to issue an endorsement to the Title Insurance Policy relating to the remaining Company Owned Timberlands and Company Timber Rights confirming that after such release such Title Insurance Policy insures against any loss that may be sustained by the Trustee or the Collateral Agent by reason of any loss of priority of the Lien of the Deed of Trust on the remaining Company Owned Timberlands or Company Timber Rights occasioned by the release of the Company Owned Timberlands or Company Timber Rights being released and further insuring, by endorsement to the existing Title Insurance Policy or by issuance of a new Title Insurance Policy in an amount equal to the lesser of (i) the fair value of the Substitute Timber Property or (ii) the then outstanding principal balance of the Timber Notes and any Additional Timber Notes, plus the amount of the then existing Commitments under the Line of Credit Agreement, that the Lien of the Deed of Trust is a first priority perfected Lien upon the Substitute Timber Property, subject only to Permitted Encumbrances, and that the Substitute Timber Property is in compliance with the California Subdivision Map Act.

          (h) If required by Section 6.4(b)(vii), a copy of the Rating Agency Confirmation.

          In connection with any such release, the Issuer shall execute, deliver and record or file and obtain such instruments as the Collateral Agent and the Trustee may reasonably require including, without limitation, an amendment to the Deed of Trust subjecting the Substitute Timber Property to the Lien thereof.

          The Issuer shall exercise its rights under this Section 6.4 by delivery to the Collateral Agent and the Trustee of a notice (each, a "Release and Substitution Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and proposed to be substituted for such released property and be accompanied by a form of the instruments proposed to give effect to the release and substitution in form for execution by the Collateral Agent and/or the Deed of Trust Trustee (the "Release and Substitution Documents"). Upon compliance with this Section 6.4, the Issuer shall direct the Collateral Agent and/or the Deed of Trust Trustee to execute, acknowledge (if applicable) and deliver to the Issuer a counterpart of the Release and Substitution Documents within two Business Days after receipt by the Collateral Agent and the Trustee of a Release and Substitution Notice and the satisfaction of the requirements of this Section. For purposes of this Section 6.4, timber rights on Company Owned Timberlands means the ownership of, and (subject to compliance with applicable law) the right in perpetuity (or for a period of time) to harvest, all or a portion of the trees and timber, including standing timber and crops, then located or thereafter growing in the soil of the Company Owned Timberlands which are subject to such timber rights.

          Any releases and substitutions of Company Owned Timberlands (or timber rights thereon) or Company Timber Rights made in compliance with the provisions of this Section 6.4 shall be deemed not to impair the Lien of the Deed of Trust.

          In addition to the foregoing requirements, no release and substitution of Company Owned Timberlands (or timber rights thereon) or Company Timber Rights shall be permitted pursuant to this Section 6.4 unless:

               (i) the aggregate fair value of all Company Owned Timberlands (or timber rights thereon) and Company Timber Rights released or to be released in accordance with this Section 6.4 at any time during the term of the Timber Notes would not exceed $90,000,000 multiplied by the Lumber PPI Inflation Factor then applicable (unless the Issuer shall have obtained Rating Agency Confirmation);

               (ii) the types of timber contained in the Substitute Timber Property are of the same types as contained on the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights to be released or are otherwise included on the Structuring Schedule; and

               (iii) either (A) the number of Mbfe of timber on the Substitute Timber Property being acquired (as indicated in an Officer's Certificate) is at least equal to the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (as indicated in an Officer's Certificate) (or, if Company Owned Timberlands (or timber rights thereon) or Company Timber Rights are being released in exchange for Substitute Timber Property and cash, the number of Mbfe of timber on the Substitute Timber Property being acquired (as indicated in an Officer's Certificate) is at least equal to the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (as indicated in an Officer's Certificate) multiplied by a fraction, the numerator of which is the fair value of the Substitute Timber Property to be acquired and the denominator of which is the sum of the fair value of the Substitute Timber Property to be acquired and the cash to be received) or (B) the Issuer elects (in an Officer's Certificate) to recognize Deemed Production in respect of a number of Mbfe of Company Timber equal to the excess, if any, of the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released (or, if Company Owned Timberlands (or the timber rights thereon) or Company Timber Rights are being released in exchange for Substitute Timber Property and cash, equal to the excess, if any, of the number of Mbfe of Company Timber on the Company Owned Timberlands (or in respect of the timber rights thereon), or subject to the Company Timber Rights, being released multiplied by a fraction, the numerator of which is the fair value of the Substitute Timber Property to be acquired and the denominator of which is the sum of the fair value of the Substitute Timber Property to be acquired and the cash to be received) over the number of Mbfe of timber on the Substitute Timber Property being acquired or (C) the value of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights being released is less than $100,000 multiplied by the Lumber PPI Inflation Factor then applicable. The Officer's Certificate delivered pursuant to the preceding clauses (A) and
          (B) may be based upon good faith estimates of a Responsible Officer of the Issuer of the Mbfe of Company Timber on the Substitute Timber Property to be acquired.

          For the purposes of Sections 6.1(c) and 6.4(c), the fair value of Company Owned Timberlands (or timber rights thereon), Company Timber Rights and Company Timber released in any calendar year shall include (i) all Lump Sum Sales pursuant to Section 6.1, (ii) all sales of Company Owned Timberlands and Company Timber Rights pursuant to Section 6.1 and (iii) all releases and substitutions pursuant to Section 6.4, but shall exclude (A) all sales or other dispositions of Pacific Lumber Timber Rights Property pursuant to Section 6.3 and (B) all sales of Company Timber pursuant to
Section 6.2.

     6.5 Trust Indenture Act Requirements. The release of (i) any of the Company Owned Timberlands (or timber rights thereon) or Company Timber Rights or (ii) Company Timber pursuant to a Lump Sum Sale, from the Lien of the Deed of Trust will not be deemed to impair the Lien of the Deed of Trust in contravention of the provisions hereof and thereof if and to the extent such Company Owned Timberlands (or timber rights thereon), Company Timber Rights or Company Timber, as the case may be, is released pursuant to the terms of this Indenture and the Deed of Trust. The Trustee and each of the Noteholders and the Liquidity Providers acknowledge that a release of Company Owned Timberlands (or timber rights thereon), Company Timber Rights or Company Timber, as the case may be, in accordance with the terms of the Deed of Trust and this Indenture will not be deemed for any purpose to be an impairment of the Lien of the Deed of Trust in contravention of the terms of this Indenture and the Deed of Trust. To the extent applicable, without limitation, the Issuer and each obligor on the Timber Notes and any Additional Timber Notes shall cause TIA Section 314(d) relating to the release of property from the Lien of the Deed of Trust to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by a Responsible Officer of the Issuer, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an Independent person.

                                 ARTICLE 7

                           DEFAULTS AND REMEDIES

          7.1 Events of Default. "Event of Default" with respect to the Timber Notes, wherever used herein, means any one of the following events:

               (1) default in the payment of principal of any Timber Note on the Final Maturity Date;

               (2) failure of the Issuer to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to Section 5.7, to be applied to pay any amount of Minimum Principal Amortization Amount (as such amount may be modified pursuant to Section 2.14(b)) or Depletion Amortization Amount (as such amount may be modified pursuant to Section 2.14(b)) that has become due or payable on any Class of Timber Notes, and the continuation of such default for a period of five days);

               (3) default in the payment of any Regular Interest or Default Interest on any Timber Note or in the payment of any interest on any Additional Timber Note (except interest on any premiums) when the same becomes due and payable and the continuation of such default for a period of five days;

               (4) failure of the Issuer to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to Section 5.7, to be applied to pay any amount of premium that has become due or payable on any Timber Note or Additional Timber Note and the continuation of such default for a period of five days;

               (5) failure of the Issuer to cause the amount on deposit in the Payment Account on any Note Payment Date, to the extent such amount is available for such application pursuant to Section 5.7, to be applied to pay any amount of interest that has become due or payable on any amount of Premium on any Timber Note (or on any premium on any Additional Timber Note), and the continuation of such default for a period of five days;

               (6) the sale, transfer, conveyance, pledge or hypothecation of any membership interest in the Issuer or any interest therein by Pacific Lumber (other than any transfer incidental to a merger or sale or other disposition of substantially all of the assets of Pacific Lumber (or substantially all of the assets of Pacific Lumber excluding its interest in Salmon Creek) permitted by Section 4.2 of the New Services Agreement or a transfer incidental to a merger, consolidation or transfer of assets of the Issuer permitted by Section 4.13 of this Indenture).

               (7) default in the performance or observance of any covenant or agreement of the Issuer set forth in Sections 4.4(b), (c),
     (d) and (e), 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17,
     4.20, 4.21, 4.22, 4.23, 4.24, 4.25 and 4.26 of this Indenture or
     Sections 7.1(c, (d), (e), (g) and (h), and 7.2(a), (b) and (c) of the Deed of Trust (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 15 days following written notice from the Trustee, or from the Holders of 25% in aggregate principal amount of the outstanding Timber Notes and any Additional Timber Notes);

               (8) the failure of the Board of Managers to contain at least two individuals who are Independent Managers, and the continuation of such failure for a period of 30 consecutive days (or, if such failure results from the death or resignation of an Independent Manager, and provided that the Issuer is diligently attempting to obtain replacement Independent Managers, the continuation of such failure for a period of 90 days);

               (9) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture or the Deed of Trust (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 7.1 specifically dealt with); or the Services Provider shall default in the observance or performance of any covenant or agreement made by it in the New Services Agreement; or Pacific Lumber shall default in the observance of any covenant or agreement made by it in the New Master Purchase Agreement or in any Conveyance Document (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 30 days following written notice from the Trustee, or from the Holders of 25% in aggregate principal amount of the outstanding Timber Notes and any Additional Timber Notes);

               (10) any representation or warranty of the Issuer made in this Indenture, the Deed of Trust or any other Operative Document, or any representation or warranty made by Pacific Lumber in any Operative Document, or, in each such case, in any certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect as of the time when the same was made (and, in each such case, to the extent such default is remediable, such default shall continue for a period of 30 days following written notice from the Trustee, or from the Holders of 25% in aggregate principal amount of the outstanding Timber Notes and any Additional Timber Notes);

               (11) the Issuer shall become Bankrupt or Insolvent; or

               (12) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Issuer by one or more courts, administrative tribunals or other bodies having jurisdiction over the Issuer and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Issuer shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          7.2  Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default under Section 7.1(11) shall occur, an amount equal to all amounts payable with respect to the Timber Notes and any Additional Timber Notes shall, without any demand, presentment or notice (all of which are expressly waived by the Issuer), become immediately due and payable.

          (b) If any Event of Default under Sections 7.1(1), (2), (3), (4) or (5) shall occur and be continuing, the Trustee may, or, if the Holders of 25% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes so elect, shall, declare all amounts payable with respect to the Timber Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable.

          (c)  If an Event of Default under Sections 7.1(6), (7), (8), (9),
(10) or (12) shall occur and be continuing, if the Majority Holders so elect, the Trustee shall declare all amounts payable with respect to the Timber Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable.

          (d) At any time after such declaration of acceleration of maturity has been made (other than a declaration approved by the Noteholders of 100% in aggregate principal amount of outstanding Timber Notes and any Additional Timber Notes) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 7 provided, the Majority Holders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

               (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                    (x) all payments of principal of and interest and premium, if any, on the Timber Notes and any Additional Timber Notes and all other amounts that would then be due and payable hereunder or upon the Timber Notes and any Additional Timber Notes otherwise than by virtue of such declaration of acceleration; and

                    (y) all sums paid or advanced by the Trustee and the Collateral Agent hereunder or under the Deed of Trust on behalf of the Issuer and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel; and

          (2) all Events of Default, other than the nonpayment of the principal of the Timber Notes and any Additional Timber Notes that has become due and payable solely by such declaration of acceleration, have been cured or waived.

          (e) No such rescission and annulment under this Indenture shall affect any subsequent default or impair any right consequent thereon.

          7.3  Collection of Indebtedness and Suits for Enforcement by
Trustee.

          (a) The Issuer covenants that if the Timber Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 7.2 and such declaration has not been rescinded and annulled pursuant to
Section 7.2(d), the Issuer will, upon demand of the Trustee, pay to the Liquidity Providers the whole amount then due and payable to the Liquidity Providers and pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on all outstanding Timber Notes and any Additional Timber Notes and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel.

          (b) If the Issuer fails forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may exercise all such rights as are provided under this Indenture and the Deed of Trust, may institute a Proceeding in any court of competent jurisdiction for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Timber Notes and Additional Timber Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Timber Notes and Additional Timber Notes, wherever situated, the monies adjudged or decreed to be payable.

          (c) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 7.4, proceed to protect and enforce its rights and the rights of the Noteholders and the holders of any Additional Timber Notes, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Deed of Trust or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or the Deed of Trust or by law.

          (d) In any Proceeding brought by the Trustee, the Trustee shall be held to represent the Noteholders and it shall not be necessary for any such Noteholder to be a party to any such Proceeding.

          7.4  Trustee May File Proofs of Claim.

          (a) Without limiting the rights of any Noteholder to do the same, the Trustee, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar Proceeding relating to the Issuer or any other obligor upon the Timber Notes or any Additional Timber Notes or to the Mortgaged Property or any Person having or claiming any ownership interest in the Mortgaged Property, or to the creditors or property of the Issuer or such other obligor or Person (irrespective of whether the principal of any Timber Notes or any Additional Timber Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.4), shall be entitled and empowered, by intervention in such Proceeding or otherwise:

          (1) to file and prove a claim or claims for the aggregate amount of principal, interest and premiums, if any, owing and unpaid in respect of the Timber Notes and any Additional Timber Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceeding; and

          (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee and the Collateral Agent any amount due to either of them for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 9.7.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Timber Notes or any Additional Timber Notes or the rights of any Noteholder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding or to vote for the election of a trustee in bankruptcy or similar person.

          7.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and of asserting claims under this Indenture or under any of the Timber Notes or any of the Additional Timber Notes may be enforced by the Trustee without the possession of any of the Timber Notes or any of the Additional Timber Notes or the production thereof in any Proceeding, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, be for the ratable benefit of the Noteholders and shall be applied in accordance with Section 7.7.

          7.6 Remedies. If an Event of Default shall have occurred and be continuing, the Trustee may institute a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Timber Notes and on any Additional Timber Notes or under the Line of Credit Agreement or under this Indenture or the Deed of Trust with respect thereto, and exercise all remedies under this Indenture or the Deed of Trust, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Timber Notes or Additional Timber Notes monies adjudged due.

          7.7 Application of Money Collected. On any date when the Timber Notes have been declared due and payable during the continuance of an Event of Default and such declaration and its consequences have not been rescinded and annulled (a "Post-Acceleration Date"), any monies collected by the Trustee pursuant to this Article Seven or otherwise with respect to the Timber Notes and on any Additional Timber Notes shall be deposited into the Payment Account and shall be applied, first, to amounts described in
Section 9.7 (exclusive of indemnification payments) and to Liquidity Providers' Expenses (exclusive of indemnification payments), second, to the payment of all interest (other than Supplemental Liquidity Provider Interest) and principal owing to the Liquidity Providers, third, to the payment of interest (other than interest on premiums) due on each Class of Timber Notes and any Additional Timber Notes pro rata in proportion to the interest (other than interest on premiums) due on each such Class, fourth, to the payment of principal on each Class of Timber Notes and any Additional Timber Notes pro rata in proportion to the principal due on each such Class, fifth, to the payment of any interest on premiums on each Class of Timber Notes and any Additional Timber Notes pro rata in proportion to the interest on premiums due on each such Class, sixth, to the payment of any premiums on each Class of Timber Notes and any Additional Timber Notes pro rata in proportion to the premiums due on each such Class, seventh, to the payment of any Additional Liquidity Provider Fees and any Supplemental Liquidity Provider Interest owing under the Line of Credit Agreement, eighth, to the payment of indemnification payments under Section 9.7 and indemnification payments owing by the Issuer under the Line of Credit Agreement and, ninth, to the Issuer, free and clear of the Lien of the Deed of Trust.

          7.8 Limitation of Suits. No Holder of any Timber Note or Additional Timber Note shall have any right to institute any Proceeding with respect to this Indenture, the Timber Notes, any Additional Timber Notes or the Deed of Trust, or for the appointment of a receiver or trustee, or for any other remedy hereunder, or under the Timber Notes or the Deed of Trust, unless:

          (a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the holders of not less than 25% in aggregate outstanding principal amount of Timber Notes, any Additional Timber Notes and Advances shall have made a written request to the Trustee to institute a proceeding in respect of such Event of Default in its own name hereunder or under the Deed of Trust;

          (c) such holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders (as such term is defined in Section 7.13(c)).

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

          7.9 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture or the Deed of Trust, the Holder of any Timber Note or Additional Timber Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest and premium, if any, on, such Timber Note or Additional Timber Note on or after the respective due dates thereof expressed in such Timber Note or Additional Timber Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder; provided, however, that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Deed of Trust. Without limiting the foregoing, in no event shall any Noteholder exercise any right of set-off, banker's lien, or the like, against any deposit account or property of the Company held or maintained by such Noteholder or amount owing by such Noteholder to the Company, without prior consent of the Majority Holders, which rights of set-off, banker's lien and the like are waived by the Noteholder's acceptance of its Note and the benefit of this Indenture.

          7.10 Restoration of Rights and Remedies. If the Trustee, the Collateral Agent or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or the Deed of Trust and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee, the Collateral Agent or such Noteholder, then and in every such case the Issuer, the Trustee, the Collateral Agent and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder and under the Deed of Trust, and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Noteholders shall continue as though no such Proceeding had been instituted.

          7.11 Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Trustee, the Collateral Agent or the Noteholders in this Indenture or the Deed of Trust is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or thereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          7.12 Delay or Omission Not a Waiver. No delay or omission of the Trustee, the Collateral Agent or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7, by the Deed of Trust or by law to the Trustee, the Collateral Agent or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or, subject to
Section 7.8, the Noteholders, as the case may be.

          7.13 Control by Majority Holders. Except as otherwise specified in this Indenture, the Majority Holders shall have the right to direct the time, method, and place of conducting any Proceeding for any remedy available to the Trustee under this Indenture or otherwise with respect to the Timber Notes or exercising any trust or power conferred on the Trustee or the Collateral Agent, including the giving of any notice or direction under the Deed of Trust, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          (c) the Liquidity Providers shall have the right to vote pro rata with the Holders of the Timber Notes and any Additional Timber Notes, based on the outstanding principal amount of Timber Notes, Additional Timber Notes and Advances, in directing the Trustee or Collateral Agent with respect to whether and how to exercise rights against the Mortgaged Property under the Deed of Trust and, for such purpose (and for purposes of Section 7.8(e)), the "Majority Holders" shall be deemed to consist of a majority by outstanding principal amount of Holders of Timber Notes and Additional Timber Notes and the Liquidity Providers.

          7.14 Course of Dealing Not a Waiver. No course of dealing between the Trustee, the Collateral Agent and/or any Noteholder, on the one hand, and the Issuer or any person claiming through or under the Issuer, on the other hand, or any delay on the part of the Trustee, the Collateral Agent and/or any Noteholder in exercising any right available to them shall operate as a waiver of any rights of the Trustee, the Collateral Agent or the Noteholder.

          7.15 Waiver of Stay or Extension Laws. The Issuer covenants (to the fullest extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Deed of Trust; and the Issuer (to the fullest extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted herein to the Trustee or in the Deed of Trust to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          7.16 Action on Notes. The Trustee's right to seek and recover judgment on the Timber Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or the Deed of Trust. No rights or remedies of the Trustee, the Collateral Agent or the Noteholders shall be impaired by the recovery of any judgment by the Trustee or the Collateral Agent against the Issuer or by the levy of any execution under such judgment upon any portion of the Mortgaged Property or upon any of the assets of the Issuer.

          7.17 Waiver of Past Defaults. Subject to Sections 7.9 and 10.2, the Majority Holders by notice to the Trustee may waive an existing Default and its consequences except (1) a Default or Event of Default in the payment of the principal of or interest or Premium on a Timber Note as specified in clauses (1) - (5) of Section 7.1 or (2) a Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, it is deemed cured and ceases, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          7.18 Certain Limitations on Exercise of Remedies under Deed of Trust. In connection with any trustee sale or judicial sale by the Deed of Trust Trustee under the Deed of Trust, the Collateral Agent shall not accept any cash bid in an amount less than the aggregate amount payable on the Timber Notes and any Additional Timber Notes plus the aggregate amount, if any, of principal and interest then owed to the Liquidity Providers, unless the holders of 66 2/3% in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, Timber Notes and any Additional Timber Notes shall have approved the taking of such action (which approval may be given generally and need not be given in respect of any specific sale or bid). In the event that relevant law provides that a trustee sale or judicial sale may be made in respect of less than all of the Company Owned Timberlands and Company Timber Rights, and the Collateral Agent shall determine to permit a trustee sale or judicial sale for less than all of the Company Owned Timberlands and Company Timber Rights, in connection with any such trustee sale or judicial sale by the Deed of Trust Trustee, the Collateral Agent shall not accept any cash bid in an amount less than the pro rata portion of the aggregate amount payable on the Timber Notes and any Additional Timber Notes plus the aggregate amount, if any, of principal and interest then owed to the Liquidity Providers, unless the holders of 66 2/3% in aggregate outstanding principal amount of Advances under the Line of Credit Agreement, Timber Notes and any Additional Timber Notes shall have approved the taking of such action (which approval may be given generally and need not be given in respect of any specific sale or bid).


                                 ARTICLE 8

                     DEFEASANCE AND COVENANT DEFEASANCE

          8.1 Issuer's Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, with respect to the Timber Notes and any Additional Timber Notes, elect to have either Section 8.2 or Section 8.3 be applied to all of the outstanding Timber Notes and any Additional Timber Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article 8.

          8.2  Defeasance and Discharge.  Upon the Issuer's exercise under
Section 8.1 of the option applicable to this Section 8.2, the Issuer shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Defeased Notes, this Indenture and the Deed of Trust insofar as such Defeased Notes are concerned (and the Trustee, at the expense of the Issuer, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive solely from the trust fund described in Section 8.5 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Defeased Notes when such payments are due, (b) the Issuer's obligations with respect to such Defeased Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 9.7, and (d) this
Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Timber Notes and any Additional Timber Notes.

          8.3  Covenant Defeasance.  Upon the Issuer's exercise under
Section 8.1 of the option applicable to this Section 8.3, the Issuer shall be released from its obligations under any covenant or provision contained in Sections 4.3 through 4.32, subsections (6), (7), (8), (9), (10) and (12)
of Section 7.1 shall not constitute a Default or an Event of Default, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or other act of the Noteholders (and the consequences of any thereof) in connection with such covenants and Events of Default, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under subsections (6), (7), (8), (9), (10) and (12) of Section 7.1, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

          8.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.2 or
Section 8.3 to the Defeased Notes :

               (1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 9.10 who shall agree to comply with the provisions of this Article 8 applicable to it ("qualifying trustee")) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Timber Notes and any Additional Timber Notes, (a) money in an amount, or (b) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, sufficient (in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of reinvestment of interest of such U.S. Government Obligations, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes of each Class to maturity (based upon the original Scheduled Amortization of the Timber Notes (and any similar schedule with respect to any Additional Timber Notes) for such Class with adjustments to such original Scheduled Amortization schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class, which adjustments shall (A) increase the amount of principal payable in accordance with the original Scheduled Amortization schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class on the next succeeding Note Payment Date by the amount of any Payment Deficiency on the date of defeasance or covenant defeasance and (B) decrease, in order of maturity, the amount of principal payable in accordance with the original Scheduled Amortization schedule (and any similar schedule with respect to any Additional Timber Notes) for such Class on the next succeeding Note Payment Date(s) by the excess, if any, of (i) aggregate principal amount that was paid on or prior to the date of defeasance on the Defeased Notes, over (ii) the sum of all amounts specified in Schedule B to the Indenture as Scheduled Amortization (and any similar schedule with respect to any Additional Timber Notes) for such Class opposite the respective dates occurring on or before the date of defeasance; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. For this purpose, "U.S. Government Obligations" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) No Default or Event of Default under subsection 7.1(11) shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) No event or condition shall exist that would prevent the issuer from making payments of the principal of, premium, if any, and interest on the Timber Notes and any Additional Timber Notes on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any of the Operative Documents, or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

          (5) The Issuer shall have delivered to the Trustee an Opinion of Counsel (who shall be Independent) or a ruling from the Internal Revenue Service to the effect that the Holders of the outstanding Timber Notes and any Additional Timber Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

          (6) The Issuer shall have delivered to the Trustee an Opinion of Counsel (who shall be Independent) to the effect that, (x) the trust funds established pursuant to this Article will not be subject to any rights of other creditors of the Issuer, and (y) after the 91st day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. (For the limited purpose of the Opinion of Counsel referred to in this clause (6), such Opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided that such solvency letter is also addressed and delivered to the Trustee.)

          (7) The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 8.2 or the covenant defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

          Opinions required to be delivered under this Section may have qualifications customary for opinions of the type required.

          Expenses of defeasance or covenant defeasance shall be payable solely from funds not held pursuant to this Article 8.

          8.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Defeased Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Defeased Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.
Until principal, interest and all amounts payable in respect of the Defeased Notes have been paid in full or defeased pursuant to this Article 8, all amounts payable by the Issuer in respect of its indemnification obligations pursuant to this paragraph shall be payable solely from funds not held pursuant to this Article 8.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall promptly deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture, the Timber Notes and any Additional Timber Notes and the Deed of Trust shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that if the Issuer makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Timber Note or Additional Timber Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Timber Notes and any Additional Timber Notes and the Issuer shall be subrogated to the rights of the Holders of such Timber Notes and any Additional Timber Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                 ARTICLE 9

                    THE TRUSTEE AND THE COLLATERAL AGENT

          9.1  Duties of Trustee and Collateral Agent.

          (a) The Trustee and the Collateral Agent, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Indenture and the Deed of Trust. If an Event of Default has occurred and is continuing, the Trustee and the Collateral Agent shall exercise the rights and powers vested in it by this Indenture and the Deed of Trust and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and the Deed of Trust and no covenants or obligations shall be implied in this Indenture or the Deed of Trust against the Trustee or the Collateral Agent; and

               (2) in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Collateral Agent and conforming to the requirements of this Indenture and the Deed of Trust; provided, however, that the Trustee and the Collateral Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Deed of Trust.

          (c) The Trustee and the Collateral Agent may not be relieved from liability for their own negligent action, their own negligent failure to act or their own willful misconduct, except that:

               (1)  this paragraph does not limit the effect of paragraph
     (b) of this Section 9.1;

               (2) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

               (3) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 7.13.

          (d) Every provision of this Indenture and the Deed of Trust that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b) and (c) of this Section 9.1.

          (e) Money held in trust by the Trustee need not be segregated from other funds except (i) to the extent provided by Article 5 of this Indenture and (ii) to the extent required by law.

          (f) No provision of this Indenture or the Deed of Trust shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          9.2  Rights of Trustee and Collateral Agent.

          Subject to Section 9.1:

          (a) The Trustee and the Collateral Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor the Collateral Agent need investigate any fact or matter stated in the document.

          (b) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel.

          (c) The Trustee and the Collateral Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred on it by this Indenture or the Deed of Trust; provided, however, that the Trustee's or the Collateral Agent's conduct does not constitute wilful misconduct, negligence or bad faith.

          (e) The Trustee and the Collateral Agent may consult with counsel, and the advice or Opinion of Counsel with respect to matters of law relating to this Indenture, the Timber Notes and the Deed of Trust shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or thereunder in good faith and in accordance with the advice or Opinion of Counsel.

          9.3 Individual Rights of Trustee and Collateral Agent. The Trustee or the Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of Timber Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent. Any Paying Agent or Registrar may do the same with like rights. Notwithstanding the foregoing, the Trustee and the Collateral Agent must comply with Sections 9.10 and 9.12.

          9.4 Trustee's and Collateral Agent's Disclaimer. Neither the Trustee nor the Collateral Agent shall be responsible for, and neither the Trustee nor the Collateral Agent makes any representation as to the validity or adequacy of this Indenture, the Notes, or the Deed of Trust, and neither the Trustee nor the Collateral Agent shall be accountable for the Issuer's use of the proceeds from the Timber Notes, and neither the Trustee nor the Collateral Agent shall be responsible for any statement in this Indenture, the Notes, or the Deed of Trust other than its certificate of authentication.

          9.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder (in the manner and to the extent provided in TIA Section 313(c)), to the Line of Credit Agent and to each Rating Agency notices of the Default within 60 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Timber Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Noteholders.

          9.6 Reports by Trustee to Noteholders. As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 of such year that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(1) and (2).

          A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Timber Notes are listed. The Issuer agrees to notify the Trustee whenever the Timber Notes become listed on any stock exchange and of any delisting thereof.

          9.7 Compensation and Indemnity. The Issuer shall pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its services. The Trustee's and the Collateral Agent's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred by it, except any such expense as may arise from the Trustee's or Collateral Agent's negligence, bad faith or wilful misconduct. Such expenses shall include the reasonable compensation and expenses of the Trustee's and the Collateral Agent's agents and counsel. The Issuer shall indemnify the Trustee and the Collateral Agent against any loss, liability or expense (including reasonable attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee and the Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall have the right to defend the claim and the Trustee and the Collateral Agent shall cooperate in the defense. The failure of the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or the Collateral Agent through willful misconduct, negligence or bad faith. Until principal, interest and all other amounts payable in respect of the Timber Notes have been paid in full, all amounts payable by the Issuer in respect of its indemnification obligations pursuant to this paragraph shall be payable solely from Excess Funds.

          The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture and release of the Deed of Trust. When the Trustee or Collateral Agent incurs expenses after the occurrence of an Event of Default specified in Section 7.1(12) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          9.8 Replacement of Trustee and Collateral Agent. A resignation or removal of the Trustee or the Collateral Agent and the appointment of a successor Trustee and Collateral Agent shall become effective only upon the successor Trustee's and Collateral Agent's acceptance of appointment as provided in this Section 9.8. The Trustee and the Collateral Agent may resign at any time by so notifying the Issuer and the Holders in writing. The Majority Holders may remove the Trustee and the Collateral Agent by so notifying the Trustee and the Collateral Agent in writing and may appoint a successor Trustee and Collateral Agent with the Issuer's consent. The Issuer shall remove the Trustee and the Collateral Agent if:

               (1)  the Trustee or Collateral Agent fails to comply with
     Section 9.10;

               (2) the Trustee or Collateral Agent is adjudged as bankrupt or insolvent or an order for relief is entered with respect to the Trustee or Collateral Agent under any Bankruptcy Law;

               (3) a custodian, receiver or other public officer takes charge of the Trustee or Collateral Agent or its property; or


               (4) the Trustee or Collateral Agent otherwise becomes incapable of acting.

          If the Trustee or Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee and Collateral Agent.

          A successor Trustee and Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee and Collateral Agent and to the Issuer. Thereupon the resignation or removal of the retiring Trustee and Collateral Agent shall become effective, and the successor Trustee and Collateral Agent shall have all the rights, powers and duties of the Trustee and Collateral Agent under this Indenture and the Deed of Trust. The successor Trustee and Collateral Agent shall mail a notice of its succession to Noteholders. The retiring Trustee and Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee.

          If a successor Trustee and Collateral Agent does not take office within 60 days after the retiring Trustee and Collateral Agent resigns or is removed, the retiring Trustee and Collateral Agent, the Issuer or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Trustee and Collateral Agent.

          If the Trustee and Collateral Agent fails to comply with Section 9.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and Collateral Agent and the appointment of a successor Trustee and Collateral Agent.

          9.9 Successor Trustee or Collateral Agent by Merger. If the Trustee or Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee and Collateral Agent; provided that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all the Trustee's and Collateral Agent's liabilities under the Indenture and the Deed of Trust.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and the Deed of Trust, any of the Timber Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Timber Notes so authenticated; and in case at that time any of the Timber Notes shall not have been authenticated, any successor to the Trustee may authenticate such Timber Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Timber Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Timber Notes in the name of any predecessor trustee shall only apply to its successors by merger, conversion or consolidation.

          9.10 Eligibility; Disqualification. The Trustee and the Collateral Agent shall at all times satisfy the requirements of TIA Section 310(a)(1) and (2). In addition, without limiting the foregoing, the Trustee and the Collateral Agent shall at all times be authorized to conduct a corporate trust business, in good standing, and be either (a) a bank or trust company having, or (b) a wholly-owned subsidiary of a bank or trust company having, a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition. The Trustee and the Collateral Agent shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

          9.11 Preferential Collection of Claims Against Issuer. The Trustee and the Collateral Agent shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee and Collateral Agent who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          9.12 Trustee and Collateral Agent.  The Trustee and the
Collateral Agent shall at all times be one and the same Person.

          9.13 Escrow Agreement. The Trustee is authorized to enter into a confidentiality agreement satisfactory to the Trustee pursuant to Section 6 of the Escrow Agreement among the Issuer, Pacific Lumber, Salmon Creek and U.S. Bank of California.

                                 ARTICLE 10

                                 AMENDMENTS

          10.1 Without Consent of Noteholders. The Issuer and the Trustee may amend, supplement or otherwise modify this Indenture or the Timber Notes or any Additional Timber Notes without notice to or consent of any
Noteholder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2) to provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of
     Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

               (3) to make any change that does not adversely affect the rights of any Noteholder;

               (4) to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

               (5)  to comply with the TIA;

               (6)  to comply with the provisions of Section 4.13; or

               (7) subject to the limitations set forth in Section 2.14(b), in connection with the issuance of any Additional Timber Notes.

          After an amendment, supplement or modification under this Section becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment, supplement or other modification. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or other modification under this Section 10.1.

          10.2 With Consent of Noteholders.

          (a) The Issuer and the Trustee may amend, supplement or otherwise modify this Indenture or the Timber Notes or any Additional Timber Notes without notice to any Noteholder but (i) with the written consent of the Majority Holders and Rating Agency Confirmation or (ii) with the written consent of the Supermajority Holders (after prior notice of the Rating Agency Evaluation) and Rating Agency Evaluation. Subject to Sections 7.9 and 7.17, the Majority Holders may waive compliance by the Issuer with any provision of this Indenture, the Deed of Trust or the Timber Notes or any Additional Timber Notes without notice to any Noteholder.

          (b) Notwithstanding anything to the contrary contained in Sections 10.1 and 10.2(a), without the consent of each Noteholder affected, an amendment, supplement, other modification or waiver may not:

               (1) reduce the aggregate outstanding principal amount of Timber Notes (or of Timber Notes and any Additional Timber Notes, as applicable) whose Noteholders must consent to an amendment, supplement, other modification or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Timber Note;

               (3) reduce the principal of or extend the fixed maturity of any Timber Note or Additional Timber Note; or

               (4) reduce the premium payable (including any change in the formulas utilized to compute such amount) upon the redemption or prepayment of any Timber Note or Additional Timber Note;

               (5) make any Timber Note or Additional Timber Note payable in money other than that stated in the Timber Note or Additional Timber Note;

               (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Timber Note or Additional Timber Note; or

               (7)  make any change in this Section 10.2.

          (c) It shall not be necessary for the consent of the Noteholders under this Section 10.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement, waiver or other modification under this Section becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement, waiver or other modification under this Section. Any amendment, supplement, waiver or other modification shall be binding upon all subsequent transferees of Notes.

          10.3 Compliance with Trust Indenture Act. Every amendment, supplement or other modification to this Indenture, the Timber Notes or any Additional Timber Notes shall comply with the TIA as then in effect.

          10.4 Effect of Consents and Waivers; No Revocation of Consents.
A consent to an amendment, supplement or other modification or a waiver by a Noteholder under or in connection with this Indenture or the Deed of Trust shall bind the Noteholder and every subsequent holder of that Timber Note or Additional Timber Note or portion of the Timber Note or Additional Timber Note that evidences the same debt as the consenting Noteholder's Timber Note or Additional Timber Note, even if notation of the consent or waiver is not made on the Timber Note or Additional Timber Note. Once such consent shall be given by a Noteholder, such consent may not be revoked by such Noteholder or any subsequent holder. After an amendment, supplement or other modification or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 10.2(b). In that case, the amendment, supplement, waiver or other modification shall bind each Noteholder who has consented to it and every subsequent Holder of a Timber Note or Additional Timber Note or a portion of a Timber Note or Additional Timber Note that evidences the same debt as the consenting Noteholder's Timber Note or Additional Timber Note.

          The Issuer shall (or, if Definitive Timber Notes have been issued, may, but shall not be obligated to) fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 130 days after such record date.

          10.5 Notation on or Exchange of Notes. If an amendment changes the terms of a Timber Note or Additional Timber Note, the Trustee may require the Noteholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Timber Note or Additional Timber Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Timber Note or Additional Timber Note shall issue and the Trustee shall authenticate a new Timber Note or Additional Timber Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Timber Note or Additional Timber Note shall not affect the validity of such amendment, supplement or other modification.

          10.6 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or other modification authorized pursuant to this
Article 10 if the amendment, supplement or other modification does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment, supplement or other modification the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement, waiver or other modification is authorized or permitted by this Indenture.


                                 ARTICLE 11

                               LINE OF CREDIT


          11.1 Line of Credit Agreement . In order to provide liquidity for the payment of interest on the Timber Notes, the Issuer has entered into a Line of Credit Agreement, with the Commitments thereunder equal to the Required Liquidity Amount.

          11.2 Advances Under Line of Credit Agreement.

          (a) Interest Advances. In the event that any Note Payment Trustee Certificate delivered to the Trustee indicates that, on the Note Payment Date to which such Note Payment Trustee Certificate relates, there will be insufficient funds in the Payment Account on such Note Payment Date (the amount of such insufficiency being referred to as a "Funding Deficiency") to pay the interest on the Timber Notes required to be paid pursuant to clause (i) of Section 5.7(b) on such Note Payment Date, the Issuer shall, on or prior to the date of delivery of such Note Payment Trustee Certificate, if there is then an amount available under the Line of Credit Agreement, deliver a notice of borrowing under the Line of Credit Agreement (and deliver a copy thereof to the Trustee) for an Advance (any Advance pursuant to a notice of borrowing given pursuant to this Section 11.2(a), an "Interest Advance") to be made under the Line of Credit Agreement prior to 1:00 p.m. New York City time on such Note Payment Date in an amount (the "Deficiency Amount") equal to the lesser of (i) the amount then available under the Line of Credit Agreement and (ii) the amount indicated on such Note Payment Trustee Certificate which, when added to the other funds expected to be in the Payment Account on such Note Payment Date, will be sufficient to permit the payment in full, from funds available therefor under Section 5.7(b) of the Indenture, of all accrued and unpaid interest (excluding interest on Premiums) on the Timber Notes. If the Note Payment Trustee Certificate indicates that a Funding Deficiency exists, such Note Payment Trustee Certificate is not accompanied by a copy of a notice of borrowing under the Line of Credit Agreement in the Deficiency Amount and there is then an amount available under the Line of Credit Agreement, the Trustee shall promptly deliver a notice of borrowing under the Line of Credit Agreement (and deliver a copy thereof to the Issuer) for an Interest Advance in the Deficiency Amount (or any portion thereof not reflected in a notice of borrowing delivered by the Issuer as aforesaid) to be made under the Line of Credit Agreement prior to 1:00 p.m. New York City time on such Note Payment Date.

          In the event that, as of 1:00 p.m. New York City time on any Note Payment Date there exists a Funding Deficiency in the Payment Account, the Trustee shall (I) pay the interest on the Timber Notes on the Payment Date to the extent of the funds available therefor in the Payment Account and
(II) if there is then an amount available under the Line of Credit Agreement, deliver a notice of borrowing under the Line of Credit Agreement (and deliver a copy thereof to the Issuer) for an Interest Advance to be made under the Line of Credit Agreement on the next Business Day or as soon as practicable thereafter in an amount equal to the lesser of (i) the amount then available under the Line of Credit Agreement and (ii) the amount which, when added to the other funds in the Payment Account on such Note Payment Date, will be sufficient to permit the payment in full, from funds available therefor under Section 5.7(b) of the Indenture, of all accrued and unpaid interest (excluding interest on Premiums) on the Timber Notes to the Note Payment Date. If the Interest Advance referred to in clause (II) above has been deposited into the Payment Account at or before 1:00 p.m. New York City time on any Business Day, then, at or before 2:00 p.m. New York City time on such Business Day, or if such Interest Advance has been deposited into the Payment Account after 1:00 p.m. New York City time on any Business Day, at or before 2:00 p.m. New York City time on the following Business Day, the Trustee shall utilize such Interest Advance to make a supplemental interest payment pursuant to clause (ii) of Section 5.7(b) in the amount thereof to the Holders of the Timber Notes.

          The proceeds of each Interest Advance shall be deposited in the Payment Account as provided in Section 5.7(a)(i).

          (b) Non-Renewal Advances. If the Line of Credit Agreement has a Scheduled Termination Date prior to the date that is 15 days after the Final Maturity Date, then, no earlier than the 120th day and no later than the 90th day prior to such Scheduled Termination Date, the Issuer shall request that the Liquidity Providers extend the Scheduled Termination Date for a period not less than 364 days after the Scheduled Termination Date (unless a Line of Credit Acceleration has theretofore occurred or a Termination Advance has theretofore been made under the Line of Credit Agreement). If the Trustee has not received a copy of such request from the Issuer by the date that is 90 days prior to such Scheduled Termination Date, the Trustee shall, on the first Business Day thereafter, request that the Liquidity Providers extend the Scheduled Termination Date for a period of 364 days after the Scheduled Termination Date (unless a Line of Credit Acceleration has theretofore occurred or a Termination Advance has theretofore been made under the Line of Credit Agreement).

          The Issuer shall give the Trustee prompt notice (an "Extension Notice") of any extension of the then effective Scheduled Termination Date, which shall be accompanied by a written statement of the Line of Credit Agent to such effect and shall specify the date to which the Scheduled Termination Date has been extended. If the Trustee has not received an Extension Notice on or before the 11th day prior to the then effective Scheduled Termination Date, the Trustee shall, on the following Business Day, deliver a notice of borrowing under the Line of Credit Agreement (and deliver a copy thereof to the Issuer) for an Advance (a "Non-Renewal Advance") in an amount equal to the entire amount then available under the Line of Credit Agreement (unless the Issuer shall have earlier delivered such a notice of borrowing and delivered a copy thereof to the Trustee or unless a Line of Credit Acceleration has theretofore occurred or a Termination Advance has theretofore been made under the Line of Credit
Agreement).   The proceeds of any Non-Renewal Advance shall be deposited in the Liquidity Account.

          (c) Downgrade Advances. If any Liquidity Provider shall cease to have the Required Liquidity Provider Rating (a "Downgraded Liquidity Provider"), the Issuer shall deliver written notice thereof to the Trustee promptly after it obtains notice or knowledge of such fact. If, by the date that is 30 days after the giving of such notice, the Trustee has not received written notice from the Liquidity Providers or the Line of Credit Agent that the Commitment of the Downgraded Liquidity Provider under the Line of Credit Agreement has been assumed by one or more Liquidity Providers having the Required Liquidity Provider Rating, the Trustee shall, on the following Business Day, deliver a notice of borrowing under the Line of Credit Agreement (and deliver a copy thereof to the Issuer) for an Advance (a "Downgrade Advance") in an amount equal to the entire amount then available under the Line of Credit Agreement (unless the Issuer shall have earlier delivered such a notice of borrowing and delivered a copy thereof to the Trustee or unless a Line of Credit Acceleration has theretofore occurred or a Termination Advance has theretofore been made under the Line of Credit Agreement). The proceeds of any Downgrade Advance shall be deposited in the Liquidity Account.

          (d) Interest Rate Option. If the applicable form of a notice of borrowing delivered by the Trustee under this Section 11.2 permits the selection of an interest rate option in respect of an Advance, the Trustee shall select such available interest rate option as has been specified to the Trustee in advance in writing by the Issuer or, in the absence of such specification, such available interest rate option as the Trustee shall, in its sole discretion, determine to select.

          11.3 Amendments to Line of Credit Agreement. The Issuer shall not consent to any amendment to the Line of Credit Agreement, unless (i) such amendment has been approved by a resolution of the Board of Managers, including all Independent Managers and (ii) either (A) such amendment is to
(1) cure any ambiguity, omission, defect or inconsistency, (2) add to the covenants of the other parties thereto for the benefit of the Issuer, the Holders of the Timber Notes or the Trustee, (3) surrender any right of the other parties thereto, (4) modify the obligations of the other parties thereto among such other parties, (5) provide for the assignment to, and assumption by, Liquidity Providers having the Required Liquidity Provider Rating of the rights and obligations of one or more Liquidity Providers,
(6) extend the Scheduled Termination Date of the Line of Credit Agreement and/or (7) modify the fees or the interest rates payable by the Issuer under the Line of Credit Agreement; provided that no such amendment may adversely affect in any material respect the interests of the Holders of the Timber Notes (it being understood that no amendment referred to in the preceding clauses (5), (6) and (7) shall be deemed to have such adverse effect) or (B) such amendment has received Rating Agency Confirmation.

          11.4 Replacement of Line of Credit Agreement.

          (a) At any time, the Issuer may, at its option, arrange for a replacement Line of Credit Agreement to replace the then existing Line of Credit Agreement. No such replacement Line of Credit Agreement shall become effective and no such replacement Line of Credit Agreement shall be deemed a "Line of Credit Agreement" unless and until each of the following conditions shall have been satisfied:

               (i) such replacement Line of Credit Agreement has received Rating Agency Confirmation;

               (ii) the terms of such replacement Line of Credit Agreement shall not be inconsistent with this Article 11 or Sections 5.3 and 5.7;

               (iii)all monetary obligations then owing under the Line of
                    Credit Agreement being replaced have been paid (which payment shall be made first from any available funds in the Liquidity Account as described in Section 11.4(b)) and the Commitments thereunder have been terminated;

               (iv) the amount available under the replacement Line of
                    Credit Agreement is not less than the Required Liquidity Amount; and

               (v) an Officer's Certificate shall have been delivered to the Trustee stating that each of the foregoing conditions has been satisfied.

          Upon satisfaction of the conditions set forth in this Section 11.4(a), (i) the replaced Line of Credit Agreement shall cease to be a "Line of Credit Agreement", and the Liquidity Providers pursuant to the replaced Line of Credit Agreement shall cease to be "Liquidity Providers", under this Indenture, the Deed of Trust and the other Operative Documents and (ii) such replacement Line of Credit Agreement shall be deemed to be the "Line of Credit Agreement", and the Liquidity Providers under such replacement Line of Credit shall be deemed to be the "Liquidity Providers", under this Indenture, the Deed of Trust and the other Operative Documents.

          (b) Upon satisfaction of the conditions set forth in Section 11.4(a), the Trustee shall release all funds then in the Liquidity Account for use in payment of the monetary obligations owing under the Line of Credit Agreement being replaced and any remaining funds in the Liquidity Account shall be paid to or as directed by the Issuer, free and clear of the Lien of the Deed of Trust.


                                 ARTICLE 12

                               MISCELLANEOUS

          12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          12.2 Notices. Any notice or communication shall be in writing and delivered in person, transmitted by facsimile (confirmed in writing by mail simultaneously dispatched) or mailed by first-class mail addressed as follows:

               If to the Issuer:

               Scotia Pacific Company LLC
               P.O. Box 712
               125 Main Street
               Second Floor
               Scotia, California  95565
               Telecopy No.:  (707) 764-5001

               Attention:  Vice President, Finance and
                    Administration

               With copies to:

               Scotia Pacific Company LLC
               5847 San Felipe, Suite 2610
               Houston, Texas  77057
               Telecopy No.:  (713) 267-3702

               Attention:  General Counsel

               and

               if to the Trustee:

               State Street Bank and Trust Company
               Two International Place, 4th Floor
               Boston, Massachusetts  02110

               Attention: Corporate Trust Administration
                        (Scotia Pacific Company LLC
                        Timber Collaterized  Notes)


               Telecopy No.:  (617) 664-5371

               and

               if to the Liquidity Providers or the Line of Credit Agent:

               Bank of America National Trust
               and Savings Association, as Agent

               Bank of America National Trust
               and Savings Association
               Paper & Forest Products #9973
               555 California Street - 41st Floor
               San Francisco, CA  94104
               Attention: M. J. Balok, Managing Director
               Telecopy No.:  (415) 622-2385

               with a copy to

               Bank of America National Trust and Savings Association Agency Administrative Services #5596
               1850 Gateway Blvd.
               Concord, CA  94520-3281
               Attention:  Scotia Pacific AO
               Telecopy No.:  (925) 675-8500

          The Issuer, the Trustee or the Line of Credit Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notwithstanding anything to the contrary in this Section 12.2, notices to the Issuer or the Trustee shall only be deemed given when received by the Issuer or the Trustee, as the case may be.

          12.3 Communication by Holders with Other Noteholders.
Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Timber Notes and the Trustee will comply with TIA Section 312(b). The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

          12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon the Trustee's request:

               (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (or will have been complied with upon the execution and delivery of designated instruments); and

               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (or will have been complied with upon the execution and delivery of designated instruments).

except that in the case of any application or request as to which the furnishing of such Officers' Certificate or Opinion of Counsel is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          12.5 Statements Required in Certificate or Opinion.

          (a) Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or rendering such opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

          (b) Unless otherwise expressly provided herein, any application, request, order, certified resolution, certificate, notice, statement or other instrument of the Issuer or of any other Person required or permitted to be filed with the Trustee or to be made or given under this Indenture shall be dated and shall state the provision or provisions of this Indenture pursuant to which it is filed, made or given and shall be signed by a Responsible Officer of the Person taking such action.

          (c) Any counsel giving an Opinion of Counsel that an instrument conforms to the requirements of this Indenture, or with respect to any similar matter, may state that such counsel is not passing upon the truth, accuracy or good faith of the facts or opinions stated in any application, request, order, certified resolution, Officer's Certificate, appraiser's certificate, notice, statement or other instrument required to be delivered to the Trustee signed by any Person other than such counsel.

          (d) Any Officer's Certificate of the Issuer or certificate of an appraiser, forester or other expert may be based, insofar as the matters therein are of a legal nature, upon an Opinion of Counsel, unless such officer, appraiser or forester knows that such Opinion of Counsel is, or any of the facts upon which such Opinion of Counsel is based is, erroneous.

          (e) Any Opinion of Counsel may be based, insofar as it relates to factual matters or information in possession of the Issuer or the Services Provider, upon an Officer's Certificate or representations of a Responsible Officer of the Issuer or the Services Provider, unless such counsel knows that such Officer's Certificate or representations are erroneous.

          (f) Any Opinion of Counsel may be based, insofar as it relates to appraisal matters, upon an appraiser's certificate, unless such counsel knows that the appraiser's certificate is erroneous.

          (g) Any Opinion of Counsel may be based on the written opinion of other counsel reasonably satisfactory to the Trustee, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion addressed to the Trustee.

          12.6 When Timber Notes Disregarded. In determining whether the Holders of the required principal amount of Timber Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver under or in connection with this Indenture or the Deed of Trust, Timber Notes owned by the Issuer or by any person described in the last clause of the definition of "outstanding" shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Timber Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Timber Notes outstanding at the time shall be considered in any such determination.

          12.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          12.8 Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest or Deficiency Premiums shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

          12.9 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE TIMBER NOTES AND ANY ADDITIONAL TIMBER NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          12.10 No Recourse Against Others. A manager, director, officer, employee, member or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Timber Notes or any Additional Timber Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Timber Note or Additional Timber Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Timber Notes or any Additional Timber Notes.

          12.11 Successors. All agreements of the Issuer in this Indenture and the Timber Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          12.12 Severability. In case any provision of this Indenture or in the Timber Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

          12.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in two or more counterparts, each of which shall be an original, but all of them together constitute the same agreement.

          12.14 Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture and the Timber Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify, restrict or otherwise affect the meaning or interpretation of any of the terms or provisions hereof.

          12.15 Benefits of Indenture. Nothing in this Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, and the Liquidity Providers, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          12.16 Limitations on Bankruptcy Petition Against Issuer. The Trustee and each of the Noteholders hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Timber Notes and Additional Timber Notes, it will not institute against, or join any other Persons in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law, unless the consent of the Holders of 51% in aggregate outstanding principal amount of the Timber Notes and any Additional Timber Notes to the taking of such action is obtained.

          12.17 Entire Agreement. This Indenture constitutes the entire agreement of the parties with respect to the subject matter hereof.

          12.18 Concerning Paying Agents, Registrars, Securities Intermediaries and Collateral Agents. Whether or not any applicable provision of this Indenture or any other Operative Document expressly so provides, and notwithstanding any other provision of this Indenture or any other Operative Document to the contrary, any document, investment direction or other written or oral statement of any other Person on which the Trustee is entitled to rely may also be relied upon by any Paying Agent, Registrar, Securities Intermediary or Collateral Agent.


                                 ARTICLE 13

                                 DISCHARGE

          13.1 Discharge. This Indenture shall cease to be of further effect at such time as (i) all outstanding Timber Notes and any Additional Timber Notes have become due and payable, will become due and payable within six months (based upon the actual principal amount of the Timber Notes and any Additional Timber Notes previously paid and future payments of principal based upon Minimum Principal Amortization (column L of the Structuring Schedule)), or have been called for redemption on a redemption date that is within six months under arrangements satisfactory to the Trustee for giving the notice of redemption and the Issuer shall have irrevocably (i.e., without condition or right of withdrawal) deposited with the Trustee funds sufficient to pay all outstanding Timber Notes and any Additional Notes, including unpaid principal thereof, accrued and unpaid Regular Interest, accrued and unpaid Default Interest, if any, premiums, if any, and interest on premiums, if any, thereon, and the Issuer shall have paid in full all other sums payable hereunder and under the Deed of Trust by the Issuer and (ii) an Officer's Certificate and an Opinion of Counsel to the effect of the preceding clause (i) shall have been delivered to the Trustee; provided that the Issuer's obligations under Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.9, 9.7 and 9.8 shall survive until the Timber Notes and any Additional Notes have been paid in full, and thereafter the Issuer's obligations under Section 9.7 shall continue to survive. Upon satisfaction of the conditions in the preceding clauses (i) and (ii), the Trustee shall acknowledge in writing the discharge of the Issuer's obligations under the Timber Notes and this Indenture except for those surviving obligations specified herein.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



     SCOTIA PACIFIC COMPANY LLC



     By:     /S/ GARY L. CLARK
            Name:   Gary L. Clark
            Title:  Vice President-Financial Administration



     STATE STREET BANK AND TRUST COMPANY,
     as Trustee



     By:      /S/ EARL W. DENNISON
            Name:   Earl W. Dennison
            Title:  Vice President

                                 SCHEDULE A

                                DEFINITIONS


        An "Acceleration Event" will be deemed to exist at any time when the Timber Notes have been accelerated and such acceleration has not been rescinded.

        "Accounts" has the meaning given to such term in Section 5.1(a) of the Indenture.

        "Actual Production" through any date means the number of Mbfe of Company Timber actually harvested and sold from July 20, 1998 through such date, except any such Company Timber that has been included in Deemed Production for such period.

        "Additional Liquidity Provider Fees" means any commitment fee, agent's fee or similar fee payable to the Liquidity Providers or to any agent for the Liquidity Providers under the Line of Credit Agreement to the extent, but only to the extent, that the amount or rate of such fee is in excess of the amount that would be payable therefor under the terms of the Bank of America Credit Agreement as in effect on the Closing Date, it being understood that no amount of any such fee that is or becomes payable pursuant to the terms of the Bank of America Credit Agreement as in effect on the Closing Date, whether or not such amount is actually payable on the Closing Date, shall constitute Additional Liquidity Provider Fees.

        "Additional Services" has the meaning given to such term in
Schedule 1 to the New Additional Services Agreement.

        "Additional Timber Notes" means notes issued pursuant to a Supplemental Indenture pursuant to Section 2.14 of the Indenture.

        "Additional Timber Properties" means (a) any timber rights or timberlands located in the State of California which are purchased by the Company subsequent to the Closing Date and subjected to the Lien of the Deed of Trust in connection with the release of funds from the Prefunding Account pursuant to Section 5.10 of the Indenture and (b) the Elk River Timberlands if and when the Elk River Timberlands become subject to the Lien of the Deed of Trust.

        "Adjusted Debt Obligations" means, on any Note Payment Date, an amount equal to the excess, if any, of (a) the aggregate unpaid principal amount of the outstanding Timber Notes on such date, determined before giving effect to the payment of any amount paid in respect of the Timber Notes on such date, over (b) the Aggregate Minimum Principal Amortization Amount on such date.

        "Advance" means any Interest Advance and any Termination Advance, which may be a borrowing, draw or other cash receipt obtained by the Issuer or the Trustee or behalf of the Issuer from the Liquidity Providers under the Line of Credit Agreement. The term "borrow" when used with respect to any Advance means to obtain such Advance under the Line of Credit Agreement and the term "borrowing" has a like meaning.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition of "Affiliate," "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Minimum Principal Amortization Amount" as of any Note Payment Date means the aggregate, for all Classes of Timber Notes, of the respective Minimum Principal Amortization Amounts for such date.

        "Agreement Not to Cut" means any agreement by the Issuer to limit or refrain from cutting, harvesting, severing or selling any Company Timber in exchange for a monetary payment to the Issuer.

        "Alternate Property" means timberlands (a) containing at least the number of Mbfe of timber as the Headwaters Acquisition Property, (b) having a fair value at least equal to the Headwaters Acquisition Property, (c) having expected operating costs not materially greater than the Headwaters Acquisition Property, and (d) having sufficient access or access rights to enable harvesting operations to be conducted thereon, all of which matters shall be reflected in an Officer's Certificate.

        "Assigned Proceeds" has the meaning given to such term in Section
2.1 of the Deed of Trust.

        "Assigned Proceeds Obligor" means any Person (a) owing any Assigned Proceeds, (b) having in their possession any Assigned Proceeds or (c) obligated to pay, perform or deliver any Assigned Proceeds.

        "Authenticating Agent" has the meaning given to such term in
Section 2.2 of the Indenture.

        "Bank of America Credit Agreement" means the Credit Agreement, dated July 20, 1998, among the Issuer, Bank of America National Trust and Savings Association, as Agent, and the other financial institutions parties thereto, as such credit agreement may from time to time be extended, amended, modified, supplemented or amended and restated in accordance with the provisions of Section 11.3 of the Indenture.

        "Bankruptcy Law" means any Federal or State bankruptcy, insolvency, reorganization or similar law for the relief of debtors from time to time in effect.

        "Bankrupt or Insolvent" or "Bankruptcy or Insolvency" shall have occurred or exist with respect to any Person if:

        (a) such Person shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property under any Bankruptcy Law, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other Bankruptcy Law, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Federal Bankruptcy Code;

        (b) a proceeding or case shall be commenced, without the application or consent of such Person, in any court of competent jurisdiction, seeking under any Bankruptcy Law (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of its assets or (iii) similar relief in respect of such Person under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order referred to in clause (c) below) shall be entered and continue unstayed and in effect, for a period of 60 or more consecutive days; or

        (c) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code.

        "Bill of Sale" has the meaning given to such term in the definition of "Conveyance Documents."

        "Board of Managers" means:

        (a)  the Board of Managers of the Issuer; or

        (b) any Manager or committee of such Board of Managers duly authorized under applicable law to act on behalf of such Board of Managers.

        "Board Resolution" means a resolution duly adopted by the Board of Managers of the Issuer.

        "Book-Entry Note" means any beneficial interest in the Timber Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.6 of the Indenture; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to all Note Owners, such Timber Notes shall no longer be "Book-Entry Notes."

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, the City of New York, New York, in San Francisco, California or in the Commonwealth of Massachusetts, are authorized or required by law or executive order to close.

        A "Cash Retention Event" shall be deemed to exist on any date, subsequent to January 20, 2014, on which any Timber Notes are outstanding.

        "Cedel" means Cedel Bank, societe anonyme.

        "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act, as the same may be in effect from time to time, any successor statute, and the rules and regulations thereunder.

        "Certificate" means a certificate conforming to the requirements of
Section 12.5 of the Indenture and Section 10.9 of the Deed of Trust.

        "Class" means any of (i) the Class A-1 Timber Notes, (ii) the Class A-2 Timber Notes, (iii) the Class A-3 Timber Notes or (iv) any class of Additional Timber Notes.

        "Class A-1 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 6.55% Class A-1 Timber Collateralized Notes.

        "Class A-2 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 7.11% Class A-2 Timber Collateralized Notes.

        "Class A-3 Timber Notes" means the Class of Timber Notes issued pursuant to the Indenture and designated as the Scotia Pacific Company LLC 7.71% Class A-3 Timber Collateralized Notes.

        "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, and meeting the requirements of the definition of the term "clearing corporation" in Article Eight of the Uniform Commercial Code of the State of New York, which is the Holder of any Book-Entry Note.

        "Clearing Agency Agreement" shall mean the letter of representations dated on or prior to the Closing Date, among the Issuer, the Trustee and the initial Clearing Agency relating to the Book-Entry Notes, as the same may be amended, modified or supplemented.

        "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency records in a book-entry system ownership, transfers and pledges of securities deposited with such Clearing Agency.

        "Clearing System Certificate" A certificate in substantially the form of Exhibit L to the Indenture or such other form of certificate as shall be satisfactory to the Registrar, Euroclear and Cedel.

        "Closing Date" shall mean the date on which the Timber Notes are issued pursuant to the Indenture.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral Agent" means State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers pursuant to the Deed of Trust and the Indenture, together with its successors in such capacity.

        "Collateral Agent Expenses" means any expenses or damages of or compensation owing to the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent) incurred with respect to the enforcement or administration of the Deed of Trust or owing to the Collateral Agent as part of the Secured Obligations.

        "Collateral Mortgaged Property" means and includes all Mortgaged Property (including both those now and hereafter existing), to which
Article 9 of the Uniform Commercial Code may now or hereafter apply, including, but not limited to, personal property (tangible and intangible), fixtures, goods, documents, instruments, general intangibles, chattel paper, accounts, deposit accounts, products and proceeds, and further including, without limitation, Harvested Timber, Company Timber to be cut pursuant to a Purchase Agreement, the Assigned Proceeds, the Data Processing Equipment, Data Processing Information, the Subject Contracts and the Accounts.

        "Collateral Release Price" means, as of any date, in respect of any Company Owned Timberlands or Company Timber Rights to be released from the Lien of the Deed of Trust on such date pursuant to Section 6.1 of the Indenture, an amount equal to the product of (a) the number of Mbfe of Company Timber located on the Company Owned Timberlands to be released (or on the Company Timber Rights Property that is subject to the Company Timber Rights to be released, as applicable) and (b) an amount equal to $724, escalated at rate of 3-1/2% per annum (compounded annually, commencing January 1, 1999) to such date.

        "Collateral Value Factor", for any Monthly Calculation Date, shall be the factor indicated as of such date in the Structuring Schedule under the caption "Collateral Value Factor" (column H).

        "Collection Account" means account number GE4767 established pursuant to Section 5.1(a) of the Indenture with the Securities Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers--Collection Account," and all successor accounts thereto.

        "Collection Account Disbursement" has the meaning given to such term in Section 5.3(b) of the Indenture.

        "Collection Account Disbursement Funds" has the meaning given to such term in Section 5.3(b) of the Indenture.

        "Collection Account Rate" means, for any date, a rate per annum equal to the rate per annum (determined as of a date not more than three Business Days prior to such date) for the offering to leading banks in the London interbank market of Dollar deposits having a term of 30 days and in an amount comparable to the amount to which such rate is applied.

        "Commitment" means, at any time, the maximum principal or face amount of the Advances, whether or not outstanding, that a Liquidity Provider is required to make under the Line of Credit Agreement at such time, as such amount may be varied or adjusted from time to time. "Commitments" means, at any time, the aggregate amount of the Commitments of all Liquidity Providers at such time.

        "Company Timber" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any part or parcel thereof, and all additions, substitutions and replacements thereof (including timber to be cut pursuant to a Purchase Agreement) and (ii) any and all Harvested Timber.

        "Company Timber Property" means the Company Owned Timberlands and the Company Timber Rights Property.

        "Company Timber Rights" means (i) the timber rights of the Issuer in respect of the Company Timber Rights Property referred to in clause (i) of the definition of such term, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity (or, in the case of Company Timber Rights in respect of not more than 200 acres of timberlands, the right expiring not earlier than November 1, 2027) to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of such Company Timber Rights Property or any part or parcel thereof and (ii) any timber rights which are (A) purchased by the Issuer subsequent to the Closing Date with funds from the Prefunding Account, (B) in perpetuity or expire no earlier than December 31, 2048 and (C) described in an amendment to the Deed of Trust.

        "Company Timber Rights Property" means (i) those portions of the timberlands owned by Pacific Lumber, Salmon Creek or an unrelated third party on the date hereof which are subject to the Company Timber Rights and are described with particularity in the Pacific Lumber Timber Deeds and, as to a portion of such lands, in certain maps referenced in the Pacific Lumber Timber Deeds and held by an escrow agent pursuant to an Escrow Agreement by and among the Issuer, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date, and (ii) any timberlands that are subject to timber rights referred to in clause (ii) of the definition of Company Timber Rights.

        "Company Owned Timberlands" means:

        (a) the parcels of land described in (i) Exhibit A to the Deed of Trust and (ii) any amendment to the Deed of Trust with respect to the addition of Substitute Timber Property or Additional Timber Properties, together with the entire right, title and interest of the Issuer in and to such parcels of land, subject to Permitted Encumbrances, together with (a) all right, title and interest of the Issuer in and to all buildings, structures and other improvements now standing, or at any time hereafter constructed or placed, upon such land, including, without limitation, all right in and to all equipment and fixtures of every kind and nature on such land or in any such buildings, structures or other improvements (such buildings, structures, other improvements, equipment and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of the Issuer in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to such land belonging or in any way appertaining thereto, including without limitation, all right, title and interest of the Issuer in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining such land and (c) all claims or demands of the Issuer, in law or in equity, in possession or expectancy of, in and to such land together with all rents, income, revenues, issues and profits from and in respect of the property described above in this paragraph (a) and the present and continuing right to make claim for, collect, receive and receipt for the same as hereinafter provided. It is the intention of the Issuer that, so far as may be permitted by law, all of the foregoing, whether now owned or hereafter acquired by the Issuer, affixed, attached or annexed to such land shall be and remain or become and constitute a part of the Mortgaged Property and the security covered by and subject to the Lien of the Deed of Trust;

        (b) all right, title and interest of the Issuer in and to (i) all extensions, improvements, betterments, renewals, substitutes and replacements of and on the property described in the foregoing clause (a) and (ii) all additions and appurtenances thereto not presently leased to or owned by the Issuer and hereafter leased to, acquired by or released to the Issuer or, constructed, assembled or placed upon the Company Owned Timberlands immediately upon such leasing, acquisition, release, construction, assembling or placement, and without any further grant or other act by the Issuer (including, without limitation, all lands added by lot line adjustment to any existing legal parcel constituting part of the Company Owned Timberlands); and

        (c) all the estate, right, title and interest of the Issuer, in and to all contract rights, actions and rights in action, relating to the property described in clause (a), including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to such property.

        Notwithstanding the foregoing, Company Owned Timberlands shall not include any Pacific Lumber Timber.

        "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligations of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations in connection with surety or appeal bonds.

        "Conveyance Documents" means (i) the Grant Deed dated March 18, 1993 from Pacific Lumber, as grantor, to Scotia Pacific Holding Company, a Delaware corporation ("Scotia Pacific"), as grantee, conveying certain of the Company Owned Timberlands to Scotia Pacific and reserving in Pacific Lumber certain timber rights (the "First Pacific Lumber Grant Deed"), (ii) the Grant Deed dated on or prior to the Closing Date from Pacific Lumber, as grantor, to the Issuer, as grantee, conveying certain Company Owned Timberlands to the Issuer (the "Second Pacific Lumber Grant Deed"), (iii) the Quitclaim Deed dated on or prior to the Closing Date from Pacific Lumber to the Issuer conveying to the Issuer all of Pacific Lumber's interest in certain of the timber rights previously reserved by Pacific Lumber in the First Pacific Lumber Grant Deed (the "Pacific Lumber Quitclaim Deed"), (iv) three Grant Deeds, each dated on or prior to the Closing Date, from Pacific Lumber, as grantor, to the Issuer, as grantee, conveying the Company Timber Rights to the Issuer (the "Pacific Lumber Timber Deeds"), (v) the Bill of Sale and General Assignment dated as of March 23, 1993 transferring from Pacific Lumber certain of the Data Processing Information and other personal property to Scotia Pacific (the "Bill of Sale"), (vi) the Bill of Sale and General Assignment dated as of the Closing Date transferring from Pacific Lumber certain Data Processing Information and other personal property with respect to certain Company Owned Timberlands and the Company Timber Rights to the Issuer (the "New Bill of Sale"), (vii) the New Environmental Indemnification Agreement,
(viii) the New Reciprocal Rights Agreement and (ix) the Transfer Agreement dated as of the Closing Date (the "New Transfer Agreement") among the Issuer, Pacific Lumber and Salmon Creek.

        "Corporate Trust Office" means the office of the Trustee, the Collateral Agent or the Registrar, as applicable, at which the trust created by this Indenture shall be principally administered.

        "Counsel" means legal counsel reasonably satisfactory to the Trustee. Such legal counsel may be an employee, officer, manager or director of the Issuer, Pacific Lumber or an Affiliate of either of them, unless otherwise indicated.

        "covenant defeasance" shall have the meaning set forth in Section
8.3 of the Indenture.

        "Data Processing Equipment" means all hardware, software, or other data processing systems or equipment, whether now owned or hereafter acquired by the Issuer, and wherever located.

        "Data Processing Information" means all information, programs, know-how, methods or methodology relating to the management of the Company Timber Property, the harvesting, severing or cutting of Company Timber, and the preparation of applications for Timber Harvesting Plans, including, without limitation, all such information, programs, know-how, methods or methodology relating to the GIS.

        "De Minimis Receipts" means payments received by the Issuer in an aggregate amount not greater than $50,000 at any one time that would otherwise be required to be deposited in the Collection Account and which the Issuer has deposited into another bank account.

        "Debt Obligations", as of any date (in each case determined before giving effect to any payment made on such date), means the sum of (a) the outstanding principal balance of the Timber Notes as of such date plus (b) interest accrued and unpaid on the Timber Notes to such date, including any interest on unpaid interest (computed on the basis of a 360-day year of twelve 30-day months), plus (c) any Premium accrued and unpaid on the Timber Notes and any interest accrued and unpaid thereon.

        "Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment dated the Closing Date by the Issuer, as trustor, in favor of the Deed of Trust Trustee for the benefit of the Collateral Agent, as beneficiary and agent for the Secured Parties, as the same may be amended, supplemented and otherwise modified and in effect from time to time.

        "Deed of Trust Trustee" means Fidelity National Title Insurance Company, and its successors in the trust created by the Deed of Trust.

        "Deemed Collateral Value", for any Monthly Calculation Date, shall be an amount equal to the product (in Dollars) of the Collateral Value Factor for such date and the Deemed Remaining Harvest Quantity for such date.

        "Deemed Production" through any date, means the number of Mbfe of Company Timber deemed harvested and sold from July 20, 1998 through such date pursuant to Section 5.5 of the Indenture.

        "Deemed Remaining Harvest Quantity" means, for any Monthly Calculation Date, an amount equal to the excess of (i) of the Structured Harvest Quantity over (ii) the sum of all Actual Production and all Deemed Production (each expressed in Mbfe) through such date.

        "Default" means any occurrence or condition that, with notice or the lapse of time, or both, would become an Event of Default.

        "Default Interest" means the interest accruing at the Default Rate on any amount of Regular Interest on any Class of Timber Notes that was not paid when such amount became due and payable.

        "Default Rate" means the applicable Note Rate plus 2.00% per annum.

        "defeasance" shall have the meaning set forth in Section 8.2 of the Indenture.

        "Defeased Notes" shall have the meaning set forth in Section 8.1 of the Indenture.

        "Deficiency Premium Amount", with respect to any Payment Deficiency on any Class of Timber Notes with respect to which a Deficiency Premium Amount is payable on a Note Payment Date, means an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on such Payment Deficiency, for the period from and including the Note Payment Date immediately preceding such Note Payment Date to but excluding such Note Payment Date, at a rate per annum equal to 1.50%.

        "Definitive Notes" has the meaning given to such term in Section
2.1.

        "Depletion Amortization Amount" means, on any Note Payment Date, an amount, if any, equal to the lesser of (a) the excess, if any, of (i) the balance in the Payment Account on such date over (ii) the sum of the Minimum Obligations on such date or (b) the Excess Debt Obligations Amount on such date.

        "Depository" means, with respect to the Global Certificates, DTC or such other Person or Persons as shall be designated as Depository by the Registrar pursuant to Section 2.6(a) of the Indenture.

        "Discounted Servicing Obligation", at any Monthly Deposit Date or Note Payment Date, means the amount specified as the Discounted Servicing Obligation (column J) opposite the Monthly Period preceding such date on the Structuring Schedule.

        "Disposal Site" means any site, facility or location to which any Hazardous Materials from or attributable to the Company Owned Timberlands have been transported for treatment, disposal, storage or deposit.

        "Dollars" and "$" means lawful money of the United States of America.

        "Downgrade Advance" has the meaning set forth in Section 11.2(c) of the Indenture.

        "DTC" means The Depository Trust Company, a New York corporation.

        "DTC Custodian" has the meaning given to such term in Section 2.1.

        "Eligible Investments" means any one or more of the following, which, in each case, matures (or is redeemable by the holder thereof without the incurrence of a loss) not later than the date the funds invested therein are required to be used: (a) direct obligations of, and obligations fully guaranteed or insured by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (b) demand deposits (including but not limited to controlled disbursement accounts or other similar accounts) and time deposits with, and certificates of deposit and bankers' acceptances issued by, any bank or trust company organized under the laws of the United States of America or any State thereof whose unsecured, unguaranteed long-term senior debt obligations are rated "AA" by S&P and "Aa2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-1" by S&P and "P-1" by Moody's or higher, including the Trustee, so long as the Trustee otherwise satisfies such requirements (or, in the case of the Expense Reserve, whether or not the Trustee satisfies such requirements); (c) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "AA" by S&P and "Aa2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-1" by S&P and "P-1" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clause (a) above; (d) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 150 days from the date of acquisition thereof) and having a rating of "A-1" by S&P and "P-1" by Moody's or higher; (e) direct obligations or shares of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aa" by Moody's or higher; (f) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (i) for direct issues, must not be less than "P-1" if rated by Moody's and not less than "A-1" if rated by S&P, or (ii) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (g) with Rating Agency Confirmation, any investments hereafter developed which are substantially comparable to those described above.

        "Elk River Timberlands" means, in the event that any Headwaters Acquisition Property is acquired by an Affiliate of the Issuer upon consummation of the Headwaters Agreement (as such term is defined in the Offering Memorandum), (a) such Headwaters Acquisition Property or (b) the Alternate Property, either (a) or (b) of which will be transferred to the Issuer within 180 days after consummation of the Headwaters Agreement and made subject to the Lien of the Deed of Trust promptly after the acquisition thereof by the Issuer.

        "Environmental Laws" means all federal, state or local statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the environment or hazardous or similar substances (including, without limitation, CERCLA and similar state laws), whether now or hereafter enacted or imposed by any Governmental Authority.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

        "Event of Default" has the meaning given to such term in Section
7.1 of the Indenture.

        "Excess Debt Obligations Amount" means, on any Note Payment Date, an amount equal to the excess, if any, of (a) the sum of (i) the Adjusted Debt Obligations on such date plus (ii) the Discounted Servicing Obligation at such date over (b) the Total Collateral Value at such date.

        "Excess Funds" has the meaning given to such term in Section 5.3(c)(x) of the Indenture.

        "Excess Payment" has the meaning given to such term in Section 2.12(a) of the Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

        "Exchange Offer Registration Statement" shall mean a registration statement of the Issuer on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Exchange Timber Notes" shall mean debt securities of the Issuer identical in all material respects to the Timber Notes (except that the Non-Registration Premium provisions and the transfer restrictions shall be modified or eliminated, as appropriate, and interest thereon shall accrue from and including the last date to which interest was paid on the Timber Notes or, if no such interest has been paid, from the Closing Date) to be issued under the Indenture to Holders in exchange for Registrable Securities pursuant to the Registered Exchange Offer.

        "Expense Reserve" means account number GE4766 established pursuant to Section 5.1(a) of the Indenture with the Securities Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers--Expense Reserve," and all successor accounts thereto.

        "Final Maturity Date" means July 20, 2028.

        "Financial Asset" means "financial asset" as defined in Section 8-102(a)(9) of the Uniform Commercial Code.

        "First Pacific Lumber Grant Deed" has the meaning given to such term in the definition of "Conveyance Documents."

        "General Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts of any Governmental Authority, now and hereafter existing at any time or times, other than Environmental Laws and Tax Laws.

        "GIS" means the geographical information system of the Issuer, including any Data Processing Equipment and/or Data Processing Information which is a part of such system, and any updates, upgrades or modifications thereto developed by Pacific Lumber or the Issuer.

        "Global Notes" has the meaning ascribed to such term in Section
2.1.

        "Governmental Authority" means (a) the United States of America,
(b) any State, commonwealth, county, parish, municipality, territory, possession or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America and (c) any Tribunal.

        "Grant Deeds" means the First Pacific Lumber Grant Deed and the Second Pacific Lumber Grant Deed.

        "Harvested Timber" means all trees, timber and crops which have been severed, cut or harvested from the Company Timber Property (other than the Pacific Lumber Timber Rights Property), or any parcel thereof, and with respect to which title has not yet passed to a third party purchaser in compliance with the terms of the Indenture.

        "Hazardous Materials" means (a) any "hazardous waste," "hazardous substance," "hazardous material," "hazardous constituent," "toxic chemical," "toxic substance," "acutely toxic substance," "pollutant" or "contaminant," or any other formulation intended to define, list or classify substances by reason of hazardous, dangerous, toxic or other deleterious properties, such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," as defined in any Environmental Law (including, without limitation, asbestos, polychlorinated biphenyls, oil, petroleum, petroleum-related or petroleum-derived products, natural gas, natural gas liquids, liquified natural gas or synthetic natural gas), or any similar substances, (b) any substance the presence of which on any property included in the Company Owned Timberlands is prohibited by any Environmental Law, (c) any underground storage tanks, (d) any flammable substances or explosives or any radioactive materials and (e) any other substances subject to any rules or regulations (including, without limitation, any notice requirements or special handling requirements) of any Governmental Authority under any Environmental Law.

        "Hazardous Materials Contamination" means the contamination (whether now existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air or other elements on or of any property included in the Company Owned Timberlands or the contamination of any improvements, facilities, soil, groundwater, air or other elements on or of any other lands as a result of Hazardous Materials at any time (before or after date of the Deed of Trust) emanating from any Company Owned Timberlands.

        "Holder" means the Person in whose name a Timber Note or an Additional Timber Note is registered on the Register or on any similar register for any Additional Timber Notes, as the case may be.

        "Headwaters Acquisition Property" means, of the approximately 7,700 acres of timberlands expected to be acquired by an Affiliate of the Issuer upon the consummation of the Headwaters Agreement, that portion of such timberlands, if any, actually so acquired by an Affiliate of the Issuer upon consummation of the Headwaters Agreement.

        "Indebtedness" means, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) the aggregate amount payable under all capital leases under which such person is the lessee, (iv) all Contingent Obligations of such Person, (v) all net obligations of such Person under any interest rate protection agreements, (vi) all obligations of such Person under "take-or-pay" or other similar agreements and (vii) all liabilities of the types described in clauses (i), (ii), (iii), (iv), (v) and (vi) secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person; provided, however, that Indebtedness shall not include (a) trade payables due within 90 days, accrued expenses and other current liabilities arising in the ordinary course of business in commercially reasonable amounts not inconsistent with industry standards, (b) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements in commercially reasonable amounts not inconsistent with industry standards,
(c) indebtedness consisting of letters of credit or otherwise required by law in respect of workers' compensation obligations or similar social insurance and (d) indebtedness the occurrence of which is expressly contemplated by the terms of the Indenture or other Operative Documents.

        "Indebtedness Reserve Account" means account number GE4806 established pursuant to Section 5.1(a) of the Indenture with the Securities Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers--Indebtedness Reserve Account," and all successor accounts thereto..

        "Indebtedness Reserve Debt" has the meaning given to such term in
Section 5.11 of the Indenture.

        "Indenture" shall mean the Indenture between the Issuer and the Trustee, pursuant to which the Timber Notes have been issued, as the same may be amended, modified or supplemented.

        "Independent" when used with respect to any specified Person, means that such Person:

        (a) is in fact independent of the Issuer and any other obligor upon the Timber Notes;

        (b) is not an employee, officer, manager, director or an Affiliate of the Issuer or such other obligor; and

        (c) does not own, and that no Affiliate of such Person owns, directly or indirectly, any beneficial or other interest in the Issuer or such other obligor or in any Affiliate of the Issuer or such other obligor.

        "Independent Appraiser" means any person who in the course of his business appraises properties of a type similar to the Company Owned Timberlands or Company Timber Rights and who is Independent.

        "Independent Manager" means a Person who, on any date on which a determination thereof is to be made:

        (a)   is a voting member of the Board of Managers;

        (b) is not an Affiliate of the Issuer (otherwise than to the extent such Person may be deemed an Affiliate of the Issuer by virtue of such position as a manager or as a director of the Issuer or of any entity merged with or consolidated into the Issuer) or Pacific Lumber, or an employee, officer or director of Pacific Lumber, or an employee or officer of the Issuer;

        (c) has not received, directly or indirectly, at any time during the two years immediately preceding such date, material compensation or payment from the Issuer or Pacific Lumber or from any Affiliate of the Issuer or Pacific Lumber (except for director's or manager's fees and expense reimbursement for serving as such);

        (d) does not own, directly or indirectly, any beneficial or other interest in the Issuer or Pacific Lumber; and

        (e)   shall have a fiduciary duty to the Noteholders.

        "Insolvency Event of Default" means the Event of Default specified in Section 7.1(11) of the Indenture.

        "Institutional Accredited Investor" means a Person which is an institution and is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) of Regulation D under the Securities Act, but is not a QIB.


        "Interest Advance" has the meaning set forth in Section 11.2(a) of the Indenture.

        "Issuer" has the meaning given to such term in the recitals to the Indenture.

        "Issuer Taxes" means (without duplication) all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges, together with any interest and penalties payable in connection therewith, from time to time or at any time imposed or assessed by any statute, law, ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of any Governmental Authority (a) against the Issuer by reason of the Issuer's ownership, harvesting, sale or other disposition or use of all or any part of the Mortgaged Property, (b) upon or with respect to, measured by or charged against, required to be deducted or withheld from or otherwise attributable to all or any part of the Mortgaged Property (or the use, sale or other disposition thereof) or (c) upon or against the Issuer, the Collateral Agent, the Services Provider, the Trustee or any Beneficiary (as defined in the Deed of Trust) by reason of the Deed of Trust or the Liens created thereby, including, without limitation, yield, franchise, sales, transfer, gross receipts, profits, income (other than income taxes imposed on amounts paid or accrued on the Notes), property, ad valorem, production and severance taxes.

        "Legended Definitive Note" means a Definitive Note bearing the Securities Legend.

        "Lien" means any deed of trust, security interest, assignment, pledge, hypothecation, charge or other encumbrance.

        "Lien of the Deed of Trust" means the lien, assignment and security interest created or granted, or renewed, extended and continued in force and effect, by the Deed of Trust (including the after-acquired property provisions of the Deed of Trust), or created by any subsequent conveyance under the Deed of Trust or supplement to the Deed of Trust in favor of the Collateral Agent (whether made by the Issuer or any other Person), or otherwise created, effectively constituting any property a part of the security and Mortgaged Property held by the Collateral Agent for the benefit of the Secured Parties.

        "Line of Credit Acceleration" means the election of the Liquidity Providers, during the continuance of a Triggering Event, to permanently cancel their obligations to make Advances under the Line of Credit Agreement (other than by reason of a Termination Advance having been made or the occurrence of the Scheduled Termination Date) or, if a Termination Advance has been made, to require that such Advance be payable on each Monthly Deposit Date and Note Payment Date in accordance with Sections 5.3 and 5.7 of the Indenture, in each case as provided in the Line of Credit Agreement, or such other meaning as provided in the Line of Credit Agreement then in effect.

        "Line of Credit Agent" means the financial institution or other agent under the Line of Credit Agreement, designated thereunder from time to time, through whom the Liquidity Providers make Advances to the Issuer or to the Trustee on behalf of the Issuer and who is authorized to receive payments of interest and principal payable to the Liquidity Providers from the Issuer, in accordance with the terms of the Line of Credit Agreement.

        "Line of Credit Agreement" means a credit facility, including a line of credit, revolving loan agreement, letter of credit facility or any similar financing facility, of the Issuer in effect from time to time with one or more Liquidity Providers each of whom, as of the date such credit facility is first entered into, or, if later with respect to any Liquidity Provider, as of the date it first becomes party thereto, has the Required Liquidity Provider Rating, pursuant to which the Issuer or the Trustee on behalf of the Issuer may obtain Interest Advances or a Termination Advance from the Liquidity Providers thereunder, as such credit facility may from time to time be extended, amended, modified, supplemented or amended and restated in accordance with the provisions of Section 11.3 of the Indenture; provided, however, that such credit facility is either (I) the Bank of America Credit Agreement or (II) a replacement for a then existing Line of Credit Agreement entered into in compliance with Section 11.4 of the Indenture. As of the Closing Date, the Line of Credit Agreement is the Bank of America Credit Agreement.

        "Line of Credit Amortization Amount" means, as of any Note Payment Date, the amount, if any, of principal, which, under the terms of the Line of Credit Agreement is payable on such Note Payment Date in respect of a Termination Advance.

        "Liquidity Account" means account number GE4808 established pursuant to Section 5.1(a) of the Indenture with the Securities
Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers -- Liquidity Account," and all successor accounts thereto.

        "Liquidity Provider" means any financial institution that is at the relevant time a party to the Line of Credit Agreement and has a Commitment thereunder or has Advances outstanding thereunder.

        "Liquidity Providers' Expenses" means, as of any date, all amounts then due from the Issuer under the Line of Credit Agreement, other than interest (including any Supplemental Liquidity Provider Interest) and principal and other than any Additional Liquidity Provider Fees; provided, however, that indemnification obligations under the Line of Credit Agreement shall not be deemed to be Liquidity Providers' Expenses (but shall be deemed to be obligations for interest and principal on Advances) to the extent that such indemnification obligations include, or represent compensation for or damages constituting, the principal of and interest on Advances.

        "Lumber PPI Index" means, with respect to any date, the most recent Producer Price Index (Lumber and Wood Products Commodity Groups) (Standard Industrial Classification No. 2400) as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

        "Lumber PPI Inflation Factor" means, with respect to any date, a fraction, the numerator of which is the then most recent Lumber PPI Index and the denominator of which is the Lumber PPI Index in effect with respect to January 1, 1998.

        "Lump Sum Sale" means, with respect to any sale of Company Timber, any agreement or arrangement pursuant to which the Issuer receives full cash payment in advance for the purchase price for a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and is required to provide, subsequent to the date of such payment, the quantity of timber provided therein (or covered by such Timber Harvesting Plans or contained on such parcels).

        "Majority Holders," at any date, means, subject to the provisions of Section 7.13 of the Indenture, the Holders of a majority in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes of all Classes at such date.

        "Manager" means a manager of the Issuer.

        "Material Adverse Effect" means any material adverse effect on (a) the Mortgaged Property or the operation, use or value thereof, (b) the ability of the Issuer to perform and observe in all material respects its covenants and obligations under the Deed of Trust, the Indenture or any of the other Operative Documents, (c) the condition (financial or otherwise), results of operations, business or business prospects of the Issuer or (d) the rights or remedies of the Trustee or any Noteholder under the Indenture or of the Deed of Trust Trustee or the Collateral Agent under the Deed of Trust.

        "Maximum Non-Cash Consideration Amount" shall mean, as of the date of release of any Company Owned Timberlands or Company Timber Rights (the "Release Date"), an amount equal to the amount of Excess Funds which would be available for payment to or as directed by the Issuer pursuant to
Section 5.3(c)(x) of the Indenture on the next succeeding Monthly Deposit Date, based upon the following assumptions: (i) all Section 6.1 Notes proposed to be received in connection with the sale of Company Owned Timberlands or Company Timber Rights were to be received in the form of cash, (ii) no proceeds from any Company Owned Timberlands or Company Timber Rights (pursuant to sales under the New Master Purchase Agreement or otherwise) were received during the period from the Release Date through and including the next succeeding Monthly Deposit Date (except for the proceeds of sales pursuant to the New Master Purchase Agreement made prior to the Release Date in the Monthly Period to which such next succeeding Monthly Deposit Date relates), (iii) except for Deemed Production attributable to such sale of Company Owned Timberlands or Company Timber Rights, there was no Actual Production or Deemed Production during the period, if any, from and including the Release Date through the end of the Monthly Period to which such next succeeding Monthly Deposit Date relates,
(iv) the balances in the Collection Account, the Liquidity Account, if any, plus any amount available under the Line of Credit Agreement and the Expense Reserve shall equal the respective balances as of such Release Date (giving effect to transactions on such date and to payments under the New Master Purchase Agreement to be made on such next succeeding Monthly Deposit Date in respect of sales made prior to the Release Date) and (v) all transfers to and from the Collection Account as described in Sections 5.3(c)(i) through (ix), except to the extent provided in clauses (ii),
(iii) and (iv) of this definition, shall be computed in the same manner as such items would be computed on the next succeeding Monthly Deposit Date.

        "Mbfe" means, with respect to (i) old growth redwood, one Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (ii) old growth Douglas-fir, 0.723757 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iii) young growth redwood, 0.751381 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber, (iv) young growth Douglas-fir, 0.488950 Mbfe for each one thousand board feet, net Scribner scale, of Company Timber and (v) each other species or category of Company Timber other than hardwoods (i.e., trees which are not conifers), 0.309392 Mbfe for each one thousand feet, net Scribner scale, of Company Timber.

        "Minimum Principal Amortization" means, for any Class of Timber Notes, the amount of principal payments on the Timber Notes of such Class set forth for such Class under the column headed "Minimum Principal Amortization" in Schedule B to the Indenture.

        "Minimum Principal Amortization Amount" means, for any Class of Timber Notes, as of any Note Payment Date, the excess, if any, of: (i) the sum of all amounts specified with respect to such Class in Schedule B to the Indenture as Minimum Principal Amortization opposite the respective Note Payment Dates occurring on or prior to such Note Payment Date, over
(ii) the aggregate principal amount that was paid on the Timber Notes of such Class prior to such Note Payment Date.

        "Minimum Obligations"  means, on any Note Payment Date, the sum of
(a) the Aggregate Minimum Principal Amortization Amount on such Note Payment Date, (b) all accrued and unpaid interest (excluding interest on premiums) due and payable to the Holders of the Timber Notes and any Additional Timber Notes on such Note Payment Date, and (c) the aggregate amount, if any, of principal and interest (other than any Supplemental Liquidity Provider Interest) in respect of outstanding Advances under the Line of Credit Agreement to be paid from the Payment Account on such Note Payment Date.

        "Monthly Calculation Date" means the last day of each calendar month.

        "Monthly Certificate Delivery Date", with respect to any Monthly Calculation Date, means the day which is two Business Days prior to the Monthly Deposit Date with respect to such Monthly Calculation Date.

        "Monthly Deposit Date", with respect to any Monthly Calculation Date, means (a) the 20th day of the calendar month following such Monthly Calculation Date or (b) if such day is not a Business Day, the Business Day immediately succeeding such day (provided, however, that all calculations as of such Monthly Deposit Date shall be computed as of the date that would have been a Monthly Deposit Date if such date were a Business Day).

        "Monthly Period" means, with respect to any Monthly Calculation Date, the calendar month ending on such Monthly Calculation Date.

        "Monthly Noteholder Certificate" means a Certificate in substantially in the form of Exhibit D to the Indenture.

        "Monthly Trustee Certificate" means a Certificate as of a Monthly Calculation Date prepared and delivered by the Issuer pursuant to Section 5.3(b) of the Indenture (which Certificate, except as otherwise provided herein, shall relate to the sale of Company Timber during the Monthly Period ending on such Monthly Calculation Date).

        "Moody's" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating securities.

        "Mortgaged Property" means all of the rights, titles, interests and estates now owned or hereafter acquired by the Issuer in, to and under, each of the following:

        (a)  the Company Owned Timberlands;

        (b)  the Company Timber Rights;

        (c)  all Company Timber;

        (d) the Accounts, all funds, investments, securities and Financial Assets from time to time held in or credited to any Account, all Security Entitlements with respect to any Account and all interests, profits, Proceeds, or other income derived from such funds, investments, securities, Financial Assets and Security Entitlements and all the Issuer's rights in any funds held in any Account;

        (e) all the Subject Contracts, and all the Proceeds now or hereafter receivable, owing, deliverable, performable or attributable to or under the Subject Contracts;

        (f) all Data Processing Equipment and all other machinery, equipment and other tangible personal property and all fixtures and improvements now or hereafter situated upon any part of the Company Owned Timberlands;

        (g) all Data Processing Information and all other information, programs, know-how, methods or methodology relating to the management of the Company Timber Property and the harvesting, severing or cutting of Company Timber;

        (h) all existing and future permits, licenses, rights-of-way, easements, leases, franchises, certificates of public convenience and necessity, and all similar rights and privileges, that relate to or are appurtenant to any part of the Company Timber Property;

        (i) all Proceeds of and other rights relating to insurance or condemnation (including, without limitation, any judgments, insurance proceeds, awards of damages and settlements) receivable or accruing by reason of the loss of, damage to, diminution in the value of or income or revenues from, or taking (by power of eminent domain or otherwise) of all or any part of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

        (j) all documents, instruments, drafts, acceptances, general intangibles, chattel paper, deposit accounts, accounts, and all the Proceeds therefrom or attributable thereto, whether now or hereafter existing, arising out of or relating to the sale, use, exchange, development, operation, cutting, harvesting, storage, gathering, transportation, improvement, marketing, disposal, lease, handling or other dealings with or of all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

        (k) without limiting the foregoing descriptions, all equipment and inventory (as such terms are defined in the Uniform Commercial Code) and all documents (as defined in the Uniform Commercial Code) now and at any time or times hereafter obtained or acquired by the Issuer covering or representing all or any portion of the properties or interests hereinabove or hereinbelow described in this definition of Mortgaged Property;

        (l) all Timber Harvesting Plans and any other permits, documents or other governmental approvals pertaining to the harvesting, cutting, severing, transporting, storing, processing or handling of the Company Timber; and all plans, engineering reports, land planning, maps, surveys, and information and any other reports, plans, maps, surveys or information to be used in connection with the Company Owned Timberlands or Company Timber Rights.

        (m) all property of any kind or description that (i) may from time to time after the date of the Deed of Trust by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Collateral Agent by the Issuer, or by any Person, with the consent of the Issuer, or otherwise as expressly permitted by the terms of the Deed of Trust and accepted by the Collateral Agent to be held as part of the Mortgaged Property or (ii) is required by the terms of the Indenture or the Deed of Trust to be subjected to the Lien of the Deed of Trust;

        (n) each and every right, privilege, hereditament and/or appurtenance in anywise incident or appertaining to any of the properties or interests hereinabove or hereinbelow described in this definition of the Mortgaged Property;

         (o) the Proceeds from or attributable to the rights, titles, interests and estates hereinabove referred to in this definition of the Mortgaged Property (including, without limitation, all Assigned Proceeds), all guarantees and suretyship agreements relating to any such Proceeds, and the rights, titles and interests of the Issuer therein, and all security for payment or performance thereof, now or hereafter existing or arising;

        (p) all other personal property used in connection with the above-described Mortgaged Property; and

        (q) all extensions, renewals, proceeds, accessions, improvements, substitutions and replacements of and to any of the above-described Mortgaged Property.

Notwithstanding the foregoing, Mortgaged Property shall not include (i) any Pacific Lumber Timber, (ii) any motor vehicles subject to a certificate of title law, (iii) any Timber Harvesting Plans, to the extent that the Issuer is prohibited from granting a security interest therein, (iv) any permits, documents or other governmental approvals other than Timber Harvesting Plans which the Issuer is prohibited by applicable law from granting a security interest in or (v) any accounts or inventory (as each such term is defined in the Uniform Commercial Code) of Pacific Lumber or any proceeds thereof.

        "New Additional Services Agreement" means the New Additional Services Agreement dated as of the Closing Date between the Issuer and Pacific Lumber, as the same may be amended, modified or supplemented.

        "New Bill of Sale" has the meaning assigned to such term in the definition of "Conveyance Documents."

        "New Environmental Indemnification Agreement" means the New Environmental Indemnification Agreement dated as of the Closing Date between the Issuer and Pacific Lumber, as the same may be amended, modified or supplemented.

        "New Master Purchase Agreement" means the New Master Purchase Agreement dated as of the Closing Date between the Issuer and Pacific Lumber, as the same may be amended, modified or supplemented.

        "New Reciprocal Rights Agreement" means the New Reciprocal Rights Agreement dated as of the Closing Date among the Issuer, Pacific Lumber and Salmon Creek, as the same may be amended, modified or supplemented.

        "New Services Agreement" means the New Services Agreement entered into between the Issuer and Pacific Lumber dated as of the Closing Date, as the same may be amended, modified or supplemented, and any similar agreement hereafter entered into between the Issuer and any Person (other than Pacific Lumber) as successor Services Provider, as the same may be amended, modified or supplemented.

        "New Transfer Agreement" has the meaning assigned to such term in the definition of "Conveyance Documents."

        "Nonrecourse Timber Acquisition Indebtedness" means purchase money indebtedness incurred by the Issuer in the course of acquisition of any timberlands or timber rights, provided that (i) in the event of nonpayment of such purchase money indebtedness, the holder thereof shall only have recourse for repayment to the property securing such indebtedness and (ii) the agreements in respect of such purchase money indebtedness shall contain a non-petition agreement substantially similar to that included in the New Master Purchase Agreement.

        "Non-Renewal Advance" has the meaning set forth in Section 11.2(b) of the Indenture.

        "Note Owner," with respect to a Book-Entry Note, means the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or through a Clearing Agency Participant, in accordance with the rules of such Clearing Agency).

        "Note Payment Date" means January 20, 1999, and the 20th day of each January and July thereafter through and including the Final Maturity Date. Notwithstanding the foregoing provisions of this definition, if any date or day that would constitute a Note Payment Date is not a Business Day, the next succeeding such date or day shall constitute the Note Payment Date (provided, however, that interest and Deficiency Premiums payable on such Note Payment Date, and all other calculations as of such Note Payment Date, shall be computed as of the date which would have been a Note Payment Date if such date were a Business Day).

        "Note Payment Noteholder Certificate" means a Certificate substantially in the form of Exhibit F to the Indenture.

        "Note Payment Trustee Certificate" means the Certificate required to be prepared and submitted by the Issuer pursuant to Section 5.7(e) of the Indenture.

        "Note Purchase Agreement" means the Purchase Agreement dated as of July 9, 1998 among the Issuer, Pacific Lumber and Salomon Brothers Inc., as Representative of the Initial Purchasers, in respect of the initial purchase of the Timber Notes.

        "Note Rate" means, for each Class of Timber Notes, the interest rate indicated on the face of each Timber Note of such Class.

        "Noteholder" means a Holder.

        "Offering Memorandum" means the Offering Memorandum dated July 9, 1998 relating to the offering of the Timber Notes, as such Offering Memorandum may be amended or supplemented.

        "Officer" has the meaning given to such term in the definition of "Responsible Officer."

        "Officer's Certificate" means a certificate that:

        (a) is signed by a Responsible Officer of the Person or Persons required to furnish or submit such certificate; and

        (b) complies with the applicable requirements of Section 12.5 of the Indenture or Section 10.9 of the Deed of Trust, as the case may be.

        "Operating Agreement" means the Agreement of Limited Liability Company of the Issuer, as amended from time to time.

        "Operating Default" means:

        (a) any failure by the Services Provider to provide any certificate, report or notice to the Issuer or the Trustee, all in accordance with the New Services Agreement, and the continuation of such failure for five Business Days after notice thereof from the Issuer or the Trustee;

        (b) any failure by the Services Provider to observe or perform any covenant or agreement of the Services Provider under the New Services Agreement that has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Issuer or the Trustee);

        (c) the execution by the Services Provider of any instrument purporting to assign any of its duties or responsibilities under the New Services Agreement except as expressly permitted by the New Services Agreement;

        (d) any representation or warranty made by Pacific Lumber as initial Services Provider in the New Services Agreement (or by any successor Services Provider in any other New Services Agreement) shall prove to have been incorrect as of the time when the same was made and the circumstance or condition in respect of which such representation or warranty was incorrect has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice thereof from the Issuer or the Trustee); or

        (e)  the Bankruptcy or Insolvency of the Services Provider.

        "Operative Documents" means the Indenture, the Deed of Trust, the Timber Notes from time to time outstanding, the New Services Agreement, the New Master Purchase Agreement (and log purchase agreements entered into pursuant thereto) and the Conveyance Documents.

        "Opinion of Counsel" means a written opinion of Counsel which:

        (a) complies with the applicable requirements of Section 12.5 of the Indenture or Section 10.9 of the Deed of Trust, as applicable;

        (b) is addressed to the Trustee or the Collateral Agent, as applicable; and

        (c) is in form and substance reasonably satisfactory to the addressee.

        "outstanding" when used with reference to any Timber Notes or any Additional Timber Notes, means, as of any particular time, all Timber Notes (or Additional Timber Notes, as applicable) theretofore authenticated and delivered by the Trustee, other than Timber Notes (or Additional Timber Notes, as applicable) in respect of which all outstanding or accrued principal of, Regular Interest and Default Interest on, Premium on and interest on Premium (or similar amounts with respect to the Additional Timber Notes, as applicable) shall have been paid in full in accordance with the Indenture; Timber Notes or Additional Timber Notes theretofore canceled by the Trustee, or surrendered to the Trustee for cancellation, pursuant to Section 2.9 of the Indenture; Timber Notes or Additional Timber Notes in substitution for which other Timber Notes or Additional Timber Notes shall theretofore have been authenticated and delivered pursuant to the Indenture; and solely for purposes of determining whether the holders of the requisite aggregate outstanding principal amount of Timber Notes (or Timber Notes and Additional Timber Notes, as applicable) have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Timber Notes (and Additional Timber Notes, as applicable) registered in the name of (i) the Issuer or any other obligor upon the Timber Notes (or Additional Timber Notes, as applicable), (ii) any nominee or Affiliate of the Issuer or such other obligor, (iii) any successor to the interest of the Issuer in all or substantially all of the Mortgaged Property, (iv) any nominee or Affiliate of any such successor,
(v) Pacific Lumber or (vi) any nominee or Affiliate or nominee of any Affiliate of Pacific Lumber.

        "Pacific Lumber" means The Pacific Lumber Company and any successor in interest thereto.

        "Pacific Lumber Timber" means (i) all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property, or any part or parcel thereof, and all additions, substitutions and replacements thereof and (ii) any and all of the foregoing which have been severed, cut or harvested from the Pacific Lumber Timber Rights Property or any part of parcel thereof.

        "Pacific Lumber Timber Deeds" has the meaning assigned to such term in the definition of "Conveyance Documents."

        "Pacific Lumber Timber Rights" means the timber rights of Pacific Lumber in respect of the Pacific Lumber Timber Rights Property, including, without limitation, the ownership of, and (subject to compliance with applicable law) the right in perpetuity to harvest, all trees and timber, including, without limitation, standing timber and crops, now located on or hereafter planted or growing in the soil of any Pacific Lumber Timber Rights Property or any part or parcel thereof.

        "Pacific Lumber Timber Rights Property" means those portions of the Company Owned Timberlands specifically identified as Pacific Lumber Timber Rights Property on those certain maps held by an escrow agent pursuant to an Escrow Agreement by and among the Issuer, Pacific Lumber, Salmon Creek and such escrow agent, dated as of the Closing Date.

        "Pacific Lumber Timber Rights Property Release Documents" has the meaning assigned to such term in Section 6.3 of the Indenture.

        "Pacific Lumber Timber Rights Property Release Notice" has the meaning set forth in Section 6.3 of the Indenture.

        "Pay-as-You-Harvest Sale" means, with respect to any sale of Company Timber, any agreement or arrangement pursuant to which (A) the Issuer shall receive partial payment in advance (the "Up-Front Payment") for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land), and the balance of which shall be paid as (or after) such Company Timber is harvested and/or delivered or (B) the Issuer shall receive payments for the purchase of a specified quantity of Company Timber (or Company Timber covered by one or more Timber Harvesting Plans or contained on one or more parcels of land) as (or after) such Company Timber is harvested and/or delivered.

        "Paying Agent" has the meaning given to such term in Section 2.3 of the Indenture.

        "Payment Account" means account number GE4765 established pursuant to Section 5.1(a) of the Indenture with the Securities Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers--Payment Account," and all successor accounts thereto.

        "Payment Default" means any Event of Default specified in paragraph
(1), (2), (3), (4) or (5) of Section 7.1 of the Indenture.

        "Payment Deficiency" has the meaning given to such term in Section 2.12(b) of the Indenture.

        "Permitted Encumbrances"  means:

        (a) the specific matters, if any, to which the Deed of Trust is expressly made subject as set forth in a Schedule to a mortgagee title insurance policy in favor of the Trustee or Collateral Agent in respect of the Mortgaged Property;

        (b)  the New Reciprocal Rights Agreement;

        (c) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases, or other similar encumbrances on, over or in respect of the Company Timber or the Company Timber Property contained in or arising from or in respect of any document, instrument or agreement entered into by or with the consent of the Issuer in connection with any Timber Harvesting Plans, Timber Laws or Environmental Laws;

        (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey would disclose, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Issuer's or the Collateral Agent's right to receive and retain the proceeds of cutting, harvesting or severing of Company Timber attributable to the Company Owned Timberlands or the Company Timber
Rights;

         (e) Liens for Issuer Taxes not yet delinquent or that are being diligently contested by the Issuer in good faith by appropriate proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles by the Issuer, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings;

        (f) operators' liens or mechanics' or materialmen's liens arising in the ordinary course of business and incidental to the incurrence of reasonable expenses permitted by the Indenture or Deed of Trust with respect to the Mortgaged Property for amounts not yet due and payable or that are being diligently contested by the Issuer in good faith by appropriate proceedings and against which adequate reserves are being maintained by the Issuer, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings and such lien is fully subordinate to and subject in right of prior payment of the Secured Obligations;

        (g) easements, restrictions, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, boundary agreements, surface leases, subsurface leases or other similar encumbrances on, over or in respect of the Company Timber or Company Owned Timberlands, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Issuer's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

         (h) such sales contracts and other similar agreements as are customarily found in connection with operating properties comparable to the Company Owned Timberlands or Company Timber Rights, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Mortgaged Property or materially adversely impairs the Issuer's or the Collateral Agent's right to receive and retain the Proceeds of cutting, harvesting or severing Company Timber attributable to the Company Owned Timberlands or the Company Timber Rights;

        (i) any lease, contract or other agreement or encumbrance (including, without limitation, the interest of any purchaser under a Lump Sum Sale Agreement entered into in accordance with Section 6.1 of the Indenture in and to the Company Timber so purchased) granted or created by the Issuer after the date of the Deed of Trust that is specifically permitted and authorized under the terms of the Indenture and/or the Deed of Trust; and

        (j)  Liens securing the Indebtedness referred to in clause (u) of
Section 4.9 of the Indenture.

        "Permitted Investments" means (i) Eligible Investments, (ii) any
Section 6.1 Notes, and (iii) investments of a nature described in the definition of Eligible Investments, without regard to the required ratings or maturities set forth therein.

        "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company (including, without limitation, the Issuer), or a government or political subdivision thereof.

        "Personnel Costs" means all costs and expenses incurred by the Issuer after the Closing Date attributable to individuals employed by the Issuer.

        "Post-Acceleration Date" has the meaning given to such term in
Section 7.7 of the Indenture.

        "PPI Index" means, with respect to any date, the most recent Producer Price Index (all Commodities) as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

        "Prefunding Account" means account number GE4794 established pursuant to Section 5.1(a) of the Indenture with the Securities Intermediary in the name of "State Street Bank and Trust Company, as Collateral Agent for the Scotia Pacific Company LLC Class A-1, A-2 and A-3 Noteholders and the Liquidity Providers--Prefunding Account," and all successor accounts thereto.

        "Premium" means any Prepayment Premium payable in respect of an Excess Payment pursuant to Section 2.12(a) of the Indenture, any Deficiency Premium Amount payable in respect of a Payment Deficiency pursuant to
Section 2.12(b) of the Indenture and any Non-Registration Premium payable pursuant to Section 2.12(c) of the Indenture.

        "Premium Provision" means, for any Monthly Deposit Date, an amount equal to that described in either paragraph (a) or (b) below:

        (a) if such Monthly Deposit Date is a Note Payment Date, the Premium Provision will equal the amount, if any, of the Prepayment Premium that will become payable on such Monthly Deposit Date by virtue of the payments or prepayments of principal on the Timber Notes being made on such Note Payment Date, less the amount, if any, of all amounts of Premium Provision deposits made in the Payment Account since the immediately preceding Note Payment Date and the interest earned on such deposits to such Monthly Deposit Date; and

        (b) if such Monthly Deposit Date is not a Note Payment Date, the Premium Provision will equal an amount equal to the present value at such Monthly Deposit Date (discounted from the immediately succeeding Note Payment Date at the Collection Account Rate, compounded monthly) of the excess, if any, of (i) the amount, if any, of the Prepayment Premium that would become payable on the Timber Notes on such Monthly Deposit Date if such Monthly Deposit Date were a Note Payment Date and the Scheduled Amortization for each Class of Timber Notes with respect to such Monthly Deposit Date were the amount obtained by multiplying the Scheduled Amortization for such Class of Timber Notes with respect to the immediately succeeding Note Payment Date by a fraction, the numerator of which is the number of months from the immediately preceding Note Payment Date to such Monthly Deposit Date and the denominator of which is six over (ii) the amount, if any, of all amounts of Premium Provision deposited in the Payment Account after the immediately preceding Note Payment Date and the interest earned on such deposits to such Monthly Deposit Date.

        "Premium Provision Refundable Amount" means, for any Monthly Deposit Date (except any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date), the amount, if any, by which the Premium Provision for the immediately preceding Monthly Deposit Date exceeded the Premium Provision for such Monthly Deposit Date. The "Premium Provision Refundable Amount" for any Monthly Deposit Date immediately following a Monthly Deposit Date that is a Note Payment Date shall be zero.

        "Prepayment Premium" means, with respect to principal of any Class of Timber Notes paid earlier than provided under the Scheduled Amortization for such Class of Timber Notes, the premium that will be due and payable as a result of such prepayment, determined as provided in the Indenture.

        "Prepayment Premium Amount," for any Class of Timber Notes with respect to any Excess Payment on such Class on any date, means an amount that is equal to the excess, if any, of:

        (a) the sum of (i) the present value (as defined below and subject to the assumption below) at such date of such Excess Payment plus (ii) the sum of the present values (as so defined and subject to said assumption) at such date of the amounts of interest, computed at the Note Rate for such Class, that would thereafter have accrued with respect to such Excess Payment over

        (b)  such Excess Payment.

For purposes of this definition, (1) the present values of such Excess Payment and interest thereon shall be calculated assuming that such Excess Payment had been paid on the Note Payment Date or Note Payment Dates on which such Excess Payment would have otherwise been paid if a portion of the principal amount of the applicable Class of Timber Notes that equals (but does not exceed) the Scheduled Amortization Amount for such Class on each such Note Payment Date were paid on such Note Payment Date, (2) "present value" shall be computed in accordance with generally accepted financial practice based on a 360-day year of twelve 30-day months and at a discount rate, compounded semiannually on each Note Payment Date, equal to the Reinvestment Yield and (3) "Reinvestment Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release H. 15(519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data) that became publicly available at least two, but not more than six, Business Days prior to the date on which the Excess Payment occurs or, in the case of an optional redemption, prior to the redemption date and shall be the sum of (A) 0.50% per annum plus (B) the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life (computed as described in the following paragraph) of such Excess Payment. For purposes of clause (1) of the preceding sentence, the Scheduled Amortization Amount for the applicable Class of Timber Notes on any Note Payment Date or Note Payment Dates shall be calculated assuming that, after the date on which the payment of the Excess Payment occurs, no payments of principal (other than those assumed to be made in clause (1) of the preceding sentence) will be made to the holders of such Class of Timber Notes. If the weighted average life of the Excess Payment (so computed) is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Reinvestment Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the weighted average life of the Excess Payment (so computed) is less than one year, the weekly average yield in actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

        For the purpose of clause (3)(B) of the preceding paragraph, "weighted average life" shall mean the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the sum of the products obtained by multiplying, for each date on which an Excess Payment (or portion thereof) would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization for the applicable Class of Timber Notes set forth in Schedule B to the Indenture, (i) the number of years (calculated to the nearest one-twelfth year) which will elapse between the date on which such Excess Payment is made and the date on which such Excess Payment (or portion thereof) would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization Schedule for the applicable Class of Timber Notes by (ii) the Excess Payment (or portion thereof) which would have been paid if such Excess Payment had been paid in accordance with the Scheduled Amortization Schedule for such Class by (b) the Excess Payment on which the Prepayment Premium Amount is computed.

        "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

        "Proceeds" means all proceeds, products, offspring, rents or profits of or derived from the Mortgaged Property. The term "Proceeds" includes whatever is receivable or received when any of the Mortgaged Property or Proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

        "Producer Price Index Inflation Factor" means, with respect to any date, a fraction, the numerator of which is the then most recent PPI Index and the denominator of which is the PPI Index in effect with respect to January 1, 1998.

        "Purchase Agreement" shall mean (i) the New Master Purchase Agreement or (ii) any other agreement for the purchase of stumpage or logs between the Issuer and any other Person, as the same may be extended, renewed, modified, amended or supplemented.

        "Purchase Agreement Default" means:

        (a) any failure by Pacific Lumber to make any payment, transfer or deposit to the Issuer or the Trustee in accordance with the New Master Purchase Agreement, and the continuation of such failure for ten Business Days after notice from the Issuer or the Trustee;

        (b) any failure by Pacific Lumber to observe or perform any covenant or agreement of Pacific Lumber under the New Master Purchase Agreement that has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice from the Issuer or the Trustee);

        (c) the execution by Pacific Lumber of any instrument purporting to assign any of its duties or responsibilities under the New Master Purchase Agreement except as expressly permitted by the New Master Purchase Agreement;

        (d) any representation or warranty of Pacific Lumber in the New Master Purchase Agreement shall prove to have been incorrect as of the time when the same was made and the circumstance or condition in respect of which such representation or warranty was incorrect has a Material Adverse Effect (and if such default is remediable, the continuation of such default for a period of 30 days after notice from the Issuer or the Trustee);

        (e)  the Bankruptcy or Insolvency of Pacific Lumber; or

        (f) the failure by the applicable Affiliate of the Issuer to transfer the Elk River Timberlands, if any, to the Issuer within the time period specified under the definition of "Elk River Timberlands," and the continuation of such failure for ten Business Days after notice from the Issuer or the Trustee.

        "QIB" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

        "qualifying trustee" shall have the meaning set forth in Section
8.4 of the Indenture.

        "Quitclaim Deed" has the meaning assigned to such term in the definition of "Conveyance Documents."

        "Rating Agencies" means, at any time, S&P and Moody's or any successor to each such corporation's business of rating securities, which is then providing a rating for any of the Timber Notes.

        "Rating Agency Condition" means, with respect to the issuance of any Additional Timber Notes, that at the time of the issuance of such Additional Timber Notes and after giving effect to the issuance thereof, the Timber Notes shall be rated by S&P and Moody's not lower than the Required Note Ratings.

         "Rating Agency Confirmation" means, with respect to any action proposed to be taken by the Issuer, that each of the Rating Agencies which is then providing a rating for the Timber Notes shall have unconditionally (except for conditions which will be fulfilled prior to consummation of the transaction requiring Rating Agency Confirmation) confirmed in writing that the contemplated action will not result in a downgrade, withdrawal or qualification of the then current rating given each Class of Timber Notes then outstanding by such Rating Agency.

        "Rating Agency Evaluation" shall mean, with respect to any action proposed to be taken by the Issuer, that each of the Rating Agencies which is then providing a rating for the Timber Notes shall have indicated in writing the rating which will be given to the Timber Notes of each Class by such Rating Agency as a consequence of such action, which may be a downgrading of such rating.

        "Record Date" for any Note Payment Date, means the close of business on the fifth day of the month in which such Note Payment Date occurs. If a Record Date is not a Business Day, the Record Date shall not be affected.

        "Register" shall have the meaning set forth in Section 2.3 of the Indenture.

        "Registered Exchange Offer" shall mean the proposed offer of the Issuer to issue and deliver to the Holders of the Registrable Securities that are not prohibited by any law or policy of the SEC from participating in such offer, in exchange for the Registrable Securities of each Class, a like aggregate principal amount of the Exchange Timber Notes of such Class.

        "Registrable Securities" shall mean the Timber Notes; provided, however, that any Timber Note shall cease to be a Registrable Security when
(i) such Timber Note has been exchanged for a freely tradeable Exchange Timber Note upon consummation of the Registered Exchange Offer and is thereafter freely tradeable by the holder thereof not an Affiliate of the Issuer, (ii) a Registration Statement with respect to such Timber Note shall have been declared effective under the Securities Act and such Timber Note shall have been disposed of pursuant to such Registration Statement,
(iii) such Timber Note shall have been sold to the public in compliance with Rule 144 (or any similar provision then in force) under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act, or
(iv) such Timber Note shall have ceased to be outstanding.

        "Registrar" shall have the meaning set forth in Section 2.3 of the Indenture.

        "Registration Default" means, if (i) the Exchange Offer Registration Statement or a Shelf Registration Statement, if applicable, is not declared effective on or prior to 180 days after the Closing Date, (ii) the Registered Exchange Offer is not consummated on or prior to 240 days after the Closing Date or (iii) a Shelf Registration Statement is filed and declared effective on or prior to 180 days after the Closing Date but shall thereafter cease to be effective or usable (at any time that the Issuer is obligated to maintain the effectiveness thereof) in connection with resales of Timber Notes or Exchange Timber Notes in accordance with and during the periods specified in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, between the Issuer and Salomon Brothers Inc, as representative for Salomon Brothers Inc, BancAmerica Robertson Stephens, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers.

        "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement.

        "Regular Interest" means interest on the unpaid portions of the principal amounts of the outstanding Timber Notes (computed on the basis of a 360-day year of twelve 30-day months).

        "Regulation S Transfer Certificate" means a certificate substantially in the form of Exhibit H to the Indenture.

        "Regulation S Exchange Certificate" means a certificate substantially in the form of Exhibit I to the Indenture.

        "Reinvestment Factor" means, for any Monthly Deposit Date in each year, the following factors:



    Monthly Deposit Dates    Factor
 --------------------------  --------------------------
 January 20 and July 20      1.00000
 February 20 and August 20   1.02872
 March 20 and September 20   1.02291
 April 20 and October 20     1.01713
 May 20 and November 20      1.01139
 June 20 and December 20     1.00568


        "Reinvestment Yield" has the meaning given to such term in the definition of "Prepayment Premium Amount".

        "Release and Substitution Notice" has the meaning given to such term in Section 6.4 of the Indenture.

        "Release and Substitution Documents" has the meaning given to such term in Section 6.4 of the Indenture.

        "Release Date" has the meaning given to such term under the definition of "Maximum Non-Cash Consideration Amount."

        "Release Documents" has the meaning given to such term in Section
6.1 of the Indenture.

        "Release Notice" has the meaning given to such term in Section 6.1 of the Indenture.

        "Required Liquidity Amount", as of any date, is an amount equal to the aggregate, for all Classes of Timber Notes outstanding, of (i) the Note Rate for such Class multiplied by (ii) the principal amount of such Class then outstanding. The Required Liquidity Amount may be modified in connection with the issuance of Additional Timber Notes.

        "Required Liquidity Provider Rating" means, with respect to a Liquidity Provider, a rating on its short-term unsecured debt obligations of not less than P-1 by Moody's and A-1 by S&P or, if S&P and Moody's have not rated such Liquidity Provider's short-term unsecured debt obligations, a rating on its long-term unsecured debt obligations of not less than Aa2 by Moody's and not less than AA by S&P or, in each case, if any such Rating Agency adopts a new rating system, any successor rating thereto.

        "Required Note Ratings" shall mean:


                                Rating for
                       ------------------------
Rating Agency          Class A-1      Class A-2      Class A-3
--------------         ---------      ---------      ---------

Moody's                A1             A3             Baa2
S&P                    A              A              BBB


or, if any such Rating Agency adopts a new rating system, any successor rating thereto.

        "Responsible Officer" or "Officer"

        (a) of any Person that is a corporation (other than the Trustee), means the chairman of the board of directors, the president or any vice president, the controller or any assistant controller, the treasurer or any assistant treasurer, or the secretary or any assistant secretary of such Person;

        (b) of any Person that is a partnership (other than the Trustee), means any such officer of a corporate general partner of such Person or any individual general partner of such Person;

        (c) of any Person that is a limited liability company (other than the Trustee), means the chairman of the board of managers and any other person performing functions comparable to the functions of the officers enumerated in (a) of this definition); and

        (d) of the Trustee or the Collateral Agent, means (i) any officer in the Corporate Trust Office of the Trustee and (ii) any other officer of the Trustee to whom a matter is referred because of such officer's knowledge of and familiarity with such matter.

        "Restricted Global Notes" has the meaning set forth in Section 2.1 of the Indenture.

        "Restricted Payment" shall have the meaning set forth in Section
4.11 of the Indenture.

        "Restricted Period" means the period from the Closing Date through the 40th day after the Closing Date.

        "Rule 144A Transfer Certificate" means a certificate substantially in the form of Exhibit G to the Indenture.

        "Rule 144A Exchange Certificate" means a certificate substantially in the form of Exhibit J to the Indenture.

        "Salmon Creek" means Salmon Creek Corporation, a Delaware corporation, and any successor in interest thereto.

        "Scotia Pacific" means Scotia Pacific Holding Company, a Delaware corporation.

        "Scheduled Amortization" means, for any Class of Timber Notes, the amount of principal payments on the Timber Notes of such Class set forth for such Class under the column headed "Scheduled Amortization" in Schedule B to the Indenture.

        "Scheduled Amortization Amount" means, for any Class of Timber Notes, as of any date, the excess, if any, of:

             (i) the sum of all amounts specified with respect to such Class in Schedule B to the Indenture as Scheduled Amortization opposite the respective dates occurring on or before such date, over

             (ii) the aggregate principal amount that was paid on the Timber Notes of such Class prior to such date.

        "Scheduled Termination Date" means the date specified under the Line of Credit Agreement, as of which, at 5:00 p.m. New York City time or such other time as is stated in the Line of Credit Agreement, the Liquidity Providers thereunder cease to be required to make Advances (other than by reason of the occurrence of a Line of Credit Acceleration or a Termination Advance having been made), as such date may be extended from time to time.

        "SEC" means the Securities and Exchange Commission or any successor agency responsible for the administration of the Securities Act.

        "Second Pacific Lumber Grant Deed" has the meaning given to such term in the definition of "Conveyance Documents."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, or any successor to such division's business of rating securities.

        "Section 6.1 Notes" shall have the meaning given to such term in
Section 6.1 of the Indenture.

        "Secured Obligations" means all indebtedness, liabilities and other obligations described or referred to in and provided to be secured by the Deed of Trust as set forth in the granting clause of the Deed of Trust.

        "Secured Parties" means any Persons who at any time or from time to time are holders of any of the Secured Obligations or any portion thereof.

        "Securities Act" means the Securities Act of 1933, as amended and in effect from time to time.

        "Securities Intermediary" means State Street Bank and Trust Company, acting in its capacity as a "securities intermediary" (as defined in Section 8-102(a)(14) of the Uniform Commercial Code, and any successor entity thereto.

        "Securities Legend" means the legend set forth in Section 2.6(b) of the Indenture.

        "Security Agreement" means the security agreement set forth in
Article III of the Deed of Trust, covering and describing the Collateral Mortgaged Property and other rights and interests of the Issuer and securing payment of the Secured Obligations.

        "Security Entitlement" means "security entitlement" as defined in
Section 8-102(a)(17) of the Uniform Commercial Code.

        "Services" has the meaning given to such term in the New Services Agreement.

        "Services Fee" means, for any month, the fee for such month payable by the Issuer to the Services Provider pursuant to Section 5.1(a)(i) of the New Services Agreement as partial compensation for the Services provided during such month by the Services Provider pursuant to the New Services Agreement.

        "Services Provider" means Pacific Lumber, as the initial service provider under the New Services Agreement, together with its successors in such capacity under the New Services Agreement.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of Section 3 of the Registration Rights Agreement which covers some or all of the Registrable Securities or Exchange Timber Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "State" means any one of the 50 states of the United States of America (and any additional states that may be admitted after the Closing
Date) or the District of Columbia.

        "Structured Harvest Quantity" shall mean 3,397,345 Mbfe.

        "Structuring Schedule" means the schedule attached to and incorporated in the Indenture as Schedule C.

        "Structuring Prices" means the prices per Mbfe set forth under Column C in the Structuring Schedule.

        "Subject Contracts" means (a) all presently existing and future contracts or leases relating in any manner to the purchase, sale, removal, regeneration, cutting, harvesting, hauling or storing of any Company Timber, including, without limitation, the New Master Purchase Agreement,
(b) the New Services Agreement, (c) the Conveyance Documents, and (d) any other agreements entered into by the Issuer subsequent to the date of the Deed of Trust, whether or not of the same general nature as set forth in clauses (a) through (d).

        "Substitute Timber Property" means any parcel or parcels of land or any timber rights subjected to the Lien of Deed of Trust in accordance with
Section 6.4 of the Indenture.

        "Supermajority Holders," at any date, means the Holders of 66 2/3% in aggregate outstanding principal amount of Timber Notes and any Additional Timber Notes at such date.

        "Supplemental Liquidity Provider Interest" means any interest payable under the Line of Credit Agreement to the extent, but only to the extent, that such interest is payable at a rate per annum that is in excess of the rate per annum for such interest payable under the terms of the Bank of America Credit Agreement as in effect on the Closing Date, it being understood that no amount of interest that is or becomes payable pursuant to the terms of the Bank of America Credit Agreement as in effect on the Closing Date (including by reason of any payments provided for in Article III thereof), whether or not such amount is actually payable on the Closing Date, shall constitute Supplemental Liquidity Provider Interest.

        "Takings Litigation" means any existing or future action brought by the Issuer alleging uncompensated taking, by any governmental authority, of Company Owned Timberlands or Company Timber Rights for public use, and seeking just compensation from or other relief against such governmental authority.

        "Targeted Monthly Deposit Amount" means, for any Monthly Deposit Date, the excess of (a) the sum of (i) the Debt Obligations as of such Monthly Deposit Date plus (ii) the Discounted Servicing Obligation as of such Monthly Deposit Date over (b) the sum of (i) the Total Collateral Value as of such Monthly Deposit Date plus (ii) all amounts then on deposit in the Payment Account, including interest earned thereon as of such Monthly Deposit Date (before giving effect to any deposits made in the Payment Account, or to any transactions effected pursuant to Section 5.7 of the Indenture, on such Monthly Deposit Date but after deducting the amount of any deposits made pursuant to Sections 5.3(c)(vi) and 5.3(c)(viii) of the Indenture after the immediately preceding Note Payment Date or, if the first Note Payment Date has not yet occurred, after the Closing Date); provided that in no event shall the Targeted Monthly Deposit Amount be less than the excess (if any) of (x) the amount of accrued and unpaid interest on the principal of the outstanding Timber Notes on such Monthly Deposit Date over (y) the balance in the Payment Account on such Monthly Deposit Date (before giving effect to any deposits made in the Payment Account, or to any transactions effected pursuant to Section 5.7 of the Indenture, on such Monthly Deposit Date but after deducting the amount of any deposits made pursuant to Sections 5.3(c)(vi) and 5.3(c)(viii) of the Indenture after the immediately preceding Note Payment Date or, if the first Note Payment Date has not yet occurred, after the Closing Date).

        "Tax Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the reporting, imposition, rendition, collection, enforcement or other aspects of Issuer Taxes, of every kind or character now imposed or hereafter enacted by any Governmental Authority.

        "Taxes" means all Yield Taxes and all ad valorem, occupation, property and other taxes and assessments imposed with respect to the Company Owned Timberlands or Company Timber Rights subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

        "Termination Advance" means a Downgrade Advance or a Non-Renewal Advance, together with any Interest Advances outstanding on the date such Downgrade Advance or Non-Renewal Advance is made.

        "TIA" means the Trust Indenture Act of 1939, as amended and in effect from time to time.

        "Timber Harvesting Plans" means all permits, whether now existing or hereafter created, filed with any Governmental Authority with respect to the harvesting, cutting or severance of Timber.

        "Timber Laws" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, restrictions, requirements, writs, injunctions, decrees or other official acts relating to the harvesting, cutting, severance, handling or transporting of Company Timber, and the maintenance, operation and management of the Company Timber Property, whether now or hereafter enacted or imposed by any Governmental Authority, including, without limitation, those relating to streams, waterways, wildlife habitat and endangered species, exclusive of Environmental Laws.

        "Timber Note" or "Note" means any of the Class A-1 Timber Notes, the Class A-2 Timber Notes and the Class A-3 Timber Notes.

        "Title Commitment" means the commitment for a Title Insurance
Policy.

        "Title Defect" means any encumbrance, encroachment, irregularity, defect, or deficiency in or objection to the Issuer's title to any portion of the Company Owned Timberlands or Company Timber Rights subject to the Lien of the Deed of Trust (other than Permitted Encumbrances) that, alone or in combination with other defects, renders the Issuer's title to such Company Owned Timberlands or Company Timber Rights other than good and marketable title.

        "Title Insurance Policy" means any ALTA mortgagee's policy of title insurance in favor of the Trustee or the Collateral Agent in respect of the Company Owned Timberlands and Company Timber Rights subject to the Lien of the Deed of Trust.

        "Total Collateral Value"   means, on any date, an amount equal to
the lesser of (a) the Deemed Collateral Value for the Monthly Calculation Date immediately preceding such date and (b) the Structuring Collateral Value for the Monthly Calculation Date immediately preceding such date.

        "Transaction" has the meaning assigned to such term in Section 4.15 of the Indenture.

        "Transferee Letter" means a letter substantially in the form of Exhibit K to the Indenture.

        "Trapping Event" shall have the meaning given to such term in
Section 5.3(d)(iii) of the Indenture.

        "Tribunal" means any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or of any State, commonwealth, territory, possession, county, parish, municipality or other governmental subdivision within the United States of America or under the jurisdiction of the United States of America, whether now or hereafter constituted or existing.

        "Triggering Event", at any time, has the meaning assigned to such term in the Line of Credit Agreement at such time.

        "Trustee" means the Person named as "Trustee" in the recitals to the Indenture, in its capacity as trustee under the Indenture, together with its successors in such capacity.

        "Trustee's Expenses" means any fees, expenses, and damages of, or compensation to, the Trustee (including, without limitation, the reasonable fees and disbursements of counsel to the Trustee) incurred pursuant to the Indenture or owing to the Trustee as part of the Secured Obligations.

        "Trustor" means the Issuer, as trustor under the Deed of Trust.

        "Unallocated Payment" has the meaning given to such term in Section
5.5 of the Indenture.

        "Uniform Commercial Code" means the Uniform Commercial Code as now or hereafter in effect in the State of California.

        "Unlegended Definitive Note" means a Definitive Note which does not bear the Securities Legend.

        "Unrestricted Global Notes" has the meaning ascribed to such term in Section 2.1 of the Indenture.

        "Up-Front Payment" has the meaning set forth in the definition of Pay-as-You-Harvest- Sale.

        "U.S. Government Obligations" shall have the meaning set forth in
Section 8.4 of the Indenture.

        "Yield Taxes" means all yield, severance, excise, sales and other taxes imposed on the cutting, harvesting, severing or sale of Company Timber from the Company Owned Timberlands or the Company Timber Rights Property subject to the Lien of the Deed of Trust (excluding income taxes and franchise taxes).

                                                                   SCHEDULE B
    MINIMUM PRINCIPAL AMORTIZATION AND SCHEDULED AMORTIZATION SCHEDULES


                                                                            CLASS A-1 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $152,600                  ----             $152,600
January 20, 1999                     0.5                     $65               152,535                $4,964              147,636
July 20, 1999                        1.0                      72               152,464                 2,183              145,454
January 20, 2000                     1.5                   9,686               142,777                12,564              132,889
July 20, 2000                        2.0                      32               142,746                 2,515              130,374
January 20, 2001                     2.5                   9,632               133,114                12,726              117,649
July 20, 2001                        3.0                      96               133,018                 2,811              114,838
January 20, 2002                     3.5                   9,718               123,300                13,058              101,779
July 20, 2002                        4.0                     316               122,984                 3,291               98,489
January 20, 2003                     4.5                  10,006               112,979                13,624               84,864
July 20, 2003                        5.0                   1,674               111,304                 4,906               79,958
January 20, 2004                     5.5                  11,751                99,553                15,630               64,328
July 20, 2004                        6.0                   2,274                97,279                 5,808               58,520
January 20, 2005                     6.5                  12,503                84,776                16,702               41,817
July 20, 2005                        7.0                   3,817                80,959                 7,645               34,172
January 20, 2006                     7.5                  14,457                66,502                18,948               15,225
July 20, 2006                        8.0                   5,514                60,989                 9,643                5,581
January 20, 2007                     8.5                  16,581                44,408                 5,581                    0
July 20, 2007                        9.0                   7,375                37,032                     0                    0
January 20, 2008                     9.5                  18,890                18,142                     0                    0
July 20, 2008                       10.0                   1,300                16,842                     0                    0
January 20, 2009                    10.5                  10,837                 6,005                     0                    0
July 20, 2009                       11.0                   2,598                 3,406                     0                    0
January 20, 2010                    11.5                   3,406                     0                     0                    0
July 20, 2010                       12.0                       0                     0                     0                    0
January 20, 2011                    12.5                       0                     0                     0                    0
July 20, 2011                       13.0                       0                     0                     0                    0
January 20, 2012                    13.5                       0                     0                     0                    0
July 20, 2012                       14.0                       0                     0                     0                    0
January 20, 2013                    14.5                       0                     0                     0                    0
July 20, 2013                       15.0                       0                     0                     0                    0
January 20, 2014                    15.5                       0                     0                     0                    0
July 20, 2014                       16.0                       0                     0                     0                    0
January 20, 2015                    16.5                       0                     0                     0                    0
July 20, 2015                       17.0                       0                     0                     0                    0
January 20, 2016                    17.5                       0                     0                     0                    0
July 20, 2016                       18.0                       0                     0                     0                    0
January 20, 2017                    18.5                       0                     0                     0                    0
July 20, 2017                       19.0                       0                     0                     0                    0
January 20, 2018                    19.5                       0                     0                     0                    0
July 20, 2018                       20.0                       0                     0                     0                    0
January 20, 2019                    20.5                       0                     0                     0                    0
July 20, 2019                       21.0                       0                     0                     0                    0
January 20, 2020                    21.5                       0                     0                     0                    0
July 20, 2020                       22.0                       0                     0                     0                    0
January 20, 2021                    22.5                       0                     0                     0                    0
July 20, 2021                       23.0                       0                     0                     0                    0
January 20, 2022                    23.5                       0                     0                     0                    0
July 20, 2022                       24.0                       0                     0                     0                    0
January 20, 2023                    24.5                       0                     0                     0                    0
July 20, 2023                       25.0                       0                     0                     0                    0
January 20, 2024                    25.5                       0                     0                     0                    0
July 20, 2024                       26.0                       0                     0                     0                    0
January 20, 2025                    26.5                       0                     0                     0                    0
July 20, 2025                       27.0                       0                     0                     0                    0
January 20, 2026                    27.5                       0                     0                     0                    0
July 20, 2026                       28.0                       0                     0                     0                    0
January 20, 2027                    28.5                       0                     0                     0                    0
July 20, 2027                       29.0                       0                     0                     0                    0
January 20, 2028                    29.5                       0                     0                     0                    0
July 20, 2028                       30.0                       0                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $152,600                                    $152,600
                                             ===================                         ===================

     Weighted Average Life                             6.9 Years                                   5.0 Years
                                             ===================                         ===================


                                                                            CLASS A-2 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $218,400                  ----             $218,400
January 20, 1999                     0.5                      $0               218,400                    $0              218,400
July 20, 1999                        1.0                       0               218,400                     0              218,400
January 20, 2000                     1.5                       0               218,400                     0              218,400
July 20, 2000                        2.0                       0               218,400                     0              218,400
January 20, 2001                     2.5                       0               218,400                     0              218,400
July 20, 2001                        3.0                       0               218,400                     0              218,400
January 20, 2002                     3.5                       0               218,400                     0              218,400
July 20, 2002                        4.0                       0               218,400                     0              218,400
January 20, 2003                     4.5                       0               218,400                     0              218,400
July 20, 2003                        5.0                       0               218,400                     0              218,400
January 20, 2004                     5.5                       0               218,400                     0              218,400
July 20, 2004                        6.0                       0               218,400                     0              218,400
January 20, 2005                     6.5                       0               218,400                     0              218,400
July 20, 2005                        7.0                       0               218,400                     0              218,400
January 20, 2006                     7.5                       0               218,400                     0              218,400
July 20, 2006                        8.0                       0               218,400                     0              218,400
January 20, 2007                     8.5                       0               218,400                15,784              202,616
July 20, 2007                        9.0                       0               218,400                11,810              190,806
January 20, 2008                     9.5                       0               218,400                23,959              166,847
July 20, 2008                       10.0                       0               218,400                 5,710              161,136
January 20, 2009                    10.5                       0               218,400                15,808              145,328
July 20, 2009                       11.0                       0               218,400                 7,374              137,955
January 20, 2010                    11.5                   9,107               209,293                17,850              120,105
July 20, 2010                       12.0                   4,011               205,282                 9,174              110,931
January 20, 2011                    12.5                  14,377               190,905                20,089               90,842
July 20, 2011                       13.0                   5,627               185,278                11,189               79,654
January 20, 2012                    13.5                  16,413               168,866                22,508               57,145
July 20, 2012                       14.0                   7,406               161,460                13,379               43,766
January 20, 2013                    14.5                  18,630               142,830                25,110               18,656
July 20, 2013                       15.0                   9,361               133,469                15,753                2,903
January 20, 2014                    15.5                  21,044               112,425                 2,903                    0
July 20, 2014                       16.0                  11,508               100,917                     0                    0
January 20, 2015                    16.5                  23,670                77,247                     0                    0
July 20, 2015                       17.0                  13,863                63,384                     0                    0
January 20, 2016                    17.5                  26,525                36,859                     0                    0
July 20, 2016                       18.0                  16,441                20,418                     0                    0
January 20, 2017                    18.5                  20,418                     0                     0                    0
July 20, 2017                       19.0                       0                     0                     0                    0
January 20, 2018                    19.5                       0                     0                     0                    0
July 20, 2018                       20.0                       0                     0                     0                    0
January 20, 2019                    20.5                       0                     0                     0                    0
July 20, 2019                       21.0                       0                     0                     0                    0
January 20, 2020                    21.5                       0                     0                     0                    0
July 20, 2020                       22.0                       0                     0                     0                    0
January 20, 2021                    22.5                       0                     0                     0                    0
July 20, 2021                       23.0                       0                     0                     0                    0
January 20, 2022                    23.5                       0                     0                     0                    0
July 20, 2022                       24.0                       0                     0                     0                    0
January 20, 2023                    24.5                       0                     0                     0                    0
July 20, 2023                       25.0                       0                     0                     0                    0
January 20, 2024                    25.5                       0                     0                     0                    0
July 20, 2024                       26.0                       0                     0                     0                    0
January 20, 2025                    26.5                       0                     0                     0                    0
July 20, 2025                       27.0                       0                     0                     0                    0
January 20, 2026                    27.5                       0                     0                     0                    0
July 20, 2026                       28.0                       0                     0                     0                    0
January 20, 2027                    28.5                       0                     0                     0                    0
July 20, 2027                       29.0                       0                     0                     0                    0
January 20, 2028                    29.5                       0                     0                     0                    0
July 20, 2028                       30.0                       0                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $218,400                                    $218,400
                                             ===================                         ===================

     Weighted Average Life                            15.6 Years                                  12.0 Years
                                             ===================                         ===================



                                                                            CLASS A-3 TIMBER NOTES
                                             ------------------------------------------------------------------------------------
        (in thousands)                                   MINIMUM PRINCIPAL
                                                            AMORTIZATION                           SCHEDULED AMORTIZATION
                                             -----------------------------------------   -----------------------------------------
Note                                              Principal             Principal             Principal            Principal
Payment Date                       Year            Payment               Balance               Payment              Balance
----------------------------    --------     -------------------   -------------------   -------------------  -------------------
Initial                              0.0                    ----              $489,000                  ----             $489,000
January 20, 1999                     0.5                      $0               489,000                    $0              489,000
July 20, 1999                        1.0                       0               489,000                     0              489,000
January 20, 2000                     1.5                       0               489,000                     0              489,000
July 20, 2000                        2.0                       0               489,000                     0              489,000
January 20, 2001                     2.5                       0               489,000                     0              489,000
July 20, 2001                        3.0                       0               489,000                     0              489,000
January 20, 2002                     3.5                       0               489,000                     0              489,000
July 20, 2002                        4.0                       0               489,000                     0              489,000
January 20, 2003                     4.5                       0               489,000                     0              489,000
July 20, 2003                        5.0                       0               489,000                     0              489,000
January 20, 2004                     5.5                       0               489,000                     0              489,000
July 20, 2004                        6.0                       0               489,000                     0              489,000
January 20, 2005                     6.5                       0               489,000                     0              489,000
July 20, 2005                        7.0                       0               489,000                     0              489,000
January 20, 2006                     7.5                       0               489,000                     0              489,000
July 20, 2006                        8.0                       0               489,000                     0              489,000
January 20, 2007                     8.5                       0               489,000                     0              489,000
July 20, 2007                        9.0                       0               489,000                     0              489,000
January 20, 2008                     9.5                       0               489,000                     0              489,000
July 20, 2008                       10.0                       0               489,000                     0              489,000
January 20, 2009                    10.5                       0               489,000                     0              489,000
July 20, 2009                       11.0                       0               489,000                     0              489,000
January 20, 2010                    11.5                       0               489,000                     0              489,000
July 20, 2010                       12.0                       0               489,000                     0              489,000
January 20, 2011                    12.5                       0               489,000                     0              489,000
July 20, 2011                       13.0                       0               489,000                     0              489,000
January 20, 2012                    13.5                       0               489,000                     0              489,000
July 20, 2012                       14.0                       0               489,000                     0              489,000
January 20, 2013                    14.5                       0               489,000                     0              489,000
July 20, 2013                       15.0                       0               489,000                     0              489,000
January 20, 2014                    15.5                       0               489,000               489,000                    0
July 20, 2014                       16.0                       0               489,000                     0                    0
January 20, 2015                    16.5                       0               489,000                     0                    0
July 20, 2015                       17.0                       0               489,000                     0                    0
January 20, 2016                    17.5                       0               489,000                     0                    0
July 20, 2016                       18.0                       0               489,000                     0                    0
January 20, 2017                    18.5                   9,210               479,790                     0                    0
July 20, 2017                       19.0                  19,262               460,529                     0                    0
January 20, 2018                    19.5                  33,002               427,526                     0                    0
July 20, 2018                       20.0                   6,240               421,286                     0                    0
January 20, 2019                    20.5                  15,427               405,859                     0                    0
July 20, 2019                       21.0                   7,657               398,202                     0                    0
January 20, 2020                    21.5                  17,213               380,989                     0                    0
July 20, 2020                       22.0                   9,206               371,783                     0                    0
January 20, 2021                    22.5                  19,148               352,635                     0                    0
July 20, 2021                       23.0                  10,899               341,736                     0                    0
January 20, 2022                    23.5                  21,243               320,493                     0                    0
July 20, 2022                       24.0                  12,747               307,746                     0                    0
January 20, 2023                    24.5                  23,511               284,235                     0                    0
July 20, 2023                       25.0                  14,762               269,473                     0                    0
January 20, 2024                    25.5                  25,965               243,509                     0                    0
July 20, 2024                       26.0                  16,957               226,551                     0                    0
January 20, 2025                    26.5                  28,619               197,933                     0                    0
July 20, 2025                       27.0                  19,348               178,585                     0                    0
January 20, 2026                    27.5                  31,488               147,097                     0                    0
July 20, 2026                       28.0                  21,948               125,149                     0                    0
January 20, 2027                    28.5                  34,589                90,561                     0                    0
July 20, 2027                       29.0                  24,775                65,786                     0                    0
January 20, 2028                    29.5                  37,939                27,846                     0                    0
July 20, 2028                       30.0                  27,846                     0                     0                    0
                                             -------------------                         -------------------
     Total                                              $489,000                                    $489,000
                                             ===================                         ===================

     Weighted Average Life                            25.2 Years                                  15.5 Years
                                             ===================                         ===================


                                                                   SCHEDULE C
                            STRUCTURING SCHEDULE


       A            B             C           D        E           F              G
-------------  -----------  ------------  ---------  -----  ---------------  -----------



                                                                             Structuring
                                                                                Deemed
  Production                 Structuring                                      Remaining
     Month     Structuring      Mbfe                                           Harvest
    (Period      Harvest        Price     Operating  Yield      Capital        Quantity
    Ending)       (Mbfe)    ($ per Mbfe)   Costs(1)  Taxes  Expenditures(2)   (Mbfe)(3)
-------------  -----------  ------------  ---------  -----  ---------------  -----------
Initial (as of
     Closing)                                                                  3,397,801
Jul-98               6,743          $567       $195   $111             $203    3,391,058
Aug-98              19,969           567        526    329              553    3,371,089
Sep-98              17,287           567        526    284              553    3,353,801
Oct-98              15,464           567        526    254              553    3,338,338
Nov-98               6,742           567        526    111              553    3,331,595
Dec-98               3,178           567        526     52              553    3,328,417

Jan-99               1,998           619        540     36              566    3,326,419
Feb-99               4,031           619        540     72              566    3,322,387
Mar-99               7,128           619        540    128              566    3,315,259
Apr-99              17,195           619        540    309              566    3,298,064
May-99              15,954           619        540    286              566    3,282,110
Jun-99              18,728           619        540    336              566    3,263,382
Jul-99              18,391           619        540    330              566    3,244,992
Aug-99              19,969           619        540    358              566    3,225,022
Sep-99              17,287           619        540    310              566    3,207,735
Oct-99              15,464           619        540    277              566    3,192,272
Nov-99               6,742           619        540    121              566    3,185,529
Dec-99               3,178           619        540     57              566    3,182,351

Jan-00               1,998           618        566     36              595    3,180,353
Feb-00               4,031           618        566     72              595    3,176,321
Mar-00               7,128           618        566    128              595    3,169,193
Apr-00              17,195           618        566    308              595    3,151,998
May-00              15,954           618        566    286              595    3,136,044
Jun-00              18,728           618        566    336              595    3,117,316
Jul-00              18,391           618        566    330              595    3,098,925
Aug-00              19,969           618        566    358              595    3,078,956
Sep-00              17,287           618        566    310              595    3,061,669
Oct-00              15,464           618        566    277              595    3,046,205
Nov-00               6,742           618        566    121              595    3,039,463
Dec-00               3,178           618        566     57              595    3,036,284

Jan-01               1,998           619        595     36              624    3,034,286
Feb-01               4,031           619        595     72              624    3,030,255
Mar-01               7,128           619        595    128              624    3,023,127
Apr-01              17,195           619        595    309              624    3,005,931
May-01              15,954           619        595    286              624    2,989,978
Jun-01              18,728           619        595    336              624    2,971,250
Jul-01              18,391           619        595    330              624    2,952,859
Aug-01              19,969           619        595    358              624    2,932,890
Sep-01              17,287           619        595    310              624    2,915,602
Oct-01              15,464           619        595    278              624    2,900,139
Nov-01               6,742           619        595    121              624    2,893,397
Dec-01               3,178           619        595     57              624    2,890,218

Jan-02               1,998           623        624     36              656    2,888,220
Feb-02               4,031           623        624     73              656    2,884,188
Mar-02               7,128           623        624    129              656    2,877,060
Apr-02              17,195           623        624    311              656    2,859,865
May-02              15,954           623        624    288              656    2,843,911
Jun-02              18,728           623        624    338              656    2,825,183
Jul-02              18,391           623        624    332              656    2,806,793
Aug-02              19,969           623        624    361              656    2,786,823
Sep-02              17,287           623        624    312              656    2,769,536
Oct-02              15,464           623        624    279              656    2,754,073
Nov-02               6,742           623        624    122              656    2,747,330
Dec-02               3,178           623        624     57              656    2,744,152

Jan-03               1,998           645        655     37              688    2,742,154
Feb-03               4,031           645        655     75              688    2,738,122
Mar-03               7,128           645        655    133              688    2,730,994
Apr-03              17,195           645        655    321              688    2,713,799
May-03              15,954           645        655    298              688    2,697,845
Jun-03              18,728           645        655    350              688    2,679,117
Jul-03              18,391           645        655    344              688    2,660,726
Aug-03              19,969           645        655    373              688    2,640,757
Sep-03              17,287           645        655    323              688    2,623,470
Oct-03              15,464           645        655    289              688    2,608,006
Nov-03               6,742           645        655    126              688    2,601,264
Dec-03               3,178           645        655     59              688    2,598,086

Jan-04               1,998           653        688     38              723    2,596,087
Feb-04               4,031           653        688     76              723    2,592,056
Mar-04               7,128           653        688    135              723    2,584,928
Apr-04              17,195           653        688    326              723    2,567,733
May-04              15,954           653        688    302              723    2,551,779
Jun-04              18,728           653        688    355              723    2,533,051
Jul-04              18,391           653        688    348              723    2,514,660
Aug-04              19,969           653        688    378              723    2,494,691
Sep-04              17,287           653        688    327              723    2,477,404
Oct-04              15,464           653        688    293              723    2,461,940
Nov-04               6,742           653        688    128              723    2,455,198
Dec-04               3,178           653        688     60              723    2,452,019

Jan-05               1,998           676        722     39              759    2,450,021
Feb-05               4,031           676        722     79              759    2,445,990
Mar-05               7,128           676        722    140              759    2,438,862
Apr-05              17,195           676        722    337              759    2,421,666
May-05              15,954           676        722    313              759    2,405,712
Jun-05              18,728           676        722    367              759    2,386,984
Jul-05              18,391           676        722    360              759    2,368,594
Aug-05              19,969           676        722    391              759    2,348,625
Sep-05              17,287           676        722    339              759    2,331,337
Oct-05              15,464           676        722    303              759    2,315,874
Nov-05               6,742           676        722    132              759    2,309,131
Dec-05               3,178           676        722     62              759    2,305,953

Jan-06               1,998           699        758     41              797    2,303,955
Feb-06               4,031           699        758     82              797    2,299,923
Mar-06               7,128           699        758    145              797    2,292,795
Apr-06              17,195           699        758    349              797    2,275,600
May-06              15,954           699        758    324              797    2,259,646
Jun-06              18,728           699        758    380              797    2,240,918
Jul-06              18,391           699        758    373              797    2,222,527
Aug-06              19,969           699        758    405              797    2,202,558
Sep-06              17,287           699        758    351              797    2,185,271
Oct-06              15,464           699        758    314              797    2,169,807
Nov-06               6,742           699        758    137              797    2,163,065
Dec-06               3,178           699        758     64              797    2,159,887

Jan-07               1,998           724        796     42              837    2,157,888
Feb-07               4,031           724        796     85              837    2,153,857
Mar-07               7,128           724        796    150              837    2,146,729
Apr-07              17,195           724        796    361              837    2,129,534
May-07              15,954           724        796    335              837    2,113,580
Jun-07              18,728           724        796    393              837    2,094,852
Jul-07              18,391           724        796    386              837    2,076,461
Aug-07              19,969           724        796    419              837    2,056,492
Sep-07              17,287           724        796    363              837    2,039,205
Oct-07              15,464           724        796    325              837    2,023,741
Nov-07               6,742           724        796    142              837    2,016,999
Dec-07               3,178           724        796     67              837    2,013,820

Jan-08               1,627           749        792     35              809    2,012,193
Feb-08               3,283           749        792     71              809    2,008,911
Mar-08               5,804           749        792    126              809    2,003,107
Apr-08              14,001           749        792    304              809    1,989,105
May-08              12,990           749        792    282              809    1,976,115
Jun-08              15,249           749        792    331              809    1,960,866
Jul-08              14,975           749        792    325              809    1,945,891
Aug-08              16,260           749        792    353              809    1,929,631
Sep-08              14,076           749        792    306              809    1,915,555
Oct-08              12,591           749        792    274              809    1,902,964
Nov-08               5,490           749        792    119              809    1,897,474
Dec-08               2,588           749        792     56              809    1,894,886

Jan-09               1,627           776        831     37              850    1,893,259
Feb-09               3,283           776        831     74              850    1,889,977
Mar-09               5,804           776        831    131              850    1,884,173
Apr-09              14,001           776        831    315              850    1,870,171
May-09              12,990           776        831    292              850    1,857,181
Jun-09              15,249           776        831    343              850    1,841,932
Jul-09              14,975           776        831    337              850    1,826,957
Aug-09              16,260           776        831    366              850    1,810,697
Sep-09              14,076           776        831    317              850    1,796,621
Oct-09              12,591           776        831    283              850    1,784,030
Nov-09               5,490           776        831    123              850    1,778,540
Dec-09               2,588           776        831     58              850    1,775,952

Jan-10               1,627           803        873     38              892    1,774,325
Feb-10               3,283           803        873     76              892    1,771,042
Mar-10               5,804           803        873    135              892    1,765,238
Apr-10              14,001           803        873    326              892    1,751,237
May-10              12,990           803        873    302              892    1,738,247
Jun-10              15,249           803        873    355              892    1,722,997
Jul-10              14,975           803        873    349              892    1,708,023
Aug-10              16,260           803        873    378              892    1,691,763
Sep-10              14,076           803        873    328              892    1,677,687
Oct-10              12,591           803        873    293              892    1,665,096
Nov-10               5,490           803        873    128              892    1,659,606
Dec-10               2,588           803        873     60              892    1,657,018

Jan-11               1,627           831        916     39              937    1,655,391
Feb-11               3,283           831        916     79              937    1,652,108
Mar-11               5,804           831        916    140              937    1,646,304
Apr-11              14,001           831        916    337              937    1,632,303
May-11              12,990           831        916    313              937    1,619,312
Jun-11              15,249           831        916    367              937    1,604,063
Jul-11              14,975           831        916    361              937    1,589,089
Aug-11              16,260           831        916    392              937    1,572,829
Sep-11              14,076           831        916    339              937    1,558,753
Oct-11              12,591           831        916    303              937    1,546,161
Nov-11               5,490           831        916    132              937    1,540,671
Dec-11               2,588           831        916     62              937    1,538,083

Jan-12               1,627           860        962     41              983    1,536,456
Feb-12               3,283           860        962     82              983    1,533,174
Mar-12               5,804           860        962    145              983    1,527,370
Apr-12              14,001           860        962    349              983    1,513,369
May-12              12,990           860        962    324              983    1,500,378
Jun-12              15,249           860        962    380              983    1,485,129
Jul-12              14,975           860        962    373              983    1,470,154
Aug-12              16,260           860        962    405              983    1,453,894
Sep-12              14,076           860        962    351              983    1,439,818
Oct-12              12,591           860        962    314              983    1,427,227
Nov-12               5,490           860        962    137              983    1,421,737
Dec-12               2,588           860        962     65              983    1,419,149

Jan-13               1,627           890      1,010     42            1,033    1,417,522
Feb-13               3,283           890      1,010     85            1,033    1,414,240
Mar-13               5,804           890      1,010    150            1,033    1,408,436
Apr-13              14,001           890      1,010    361            1,033    1,394,434
May-13              12,990           890      1,010    335            1,033    1,381,444
Jun-13              15,249           890      1,010    394            1,033    1,366,195
Jul-13              14,975           890      1,010    386            1,033    1,351,220
Aug-13              16,260           890      1,010    420            1,033    1,334,960
Sep-13              14,076           890      1,010    363            1,033    1,320,884
Oct-13              12,591           890      1,010    325            1,033    1,308,293
Nov-13               5,490           890      1,010    142            1,033    1,302,803
Dec-13               2,588           890      1,010     67            1,033    1,300,215

Jan-14               1,627           921      1,060     43            1,084    1,298,588
Feb-14               3,283           921      1,060     88            1,084    1,295,305
Mar-14               5,804           921      1,060    155            1,084    1,289,501
Apr-14              14,001           921      1,060    374            1,084    1,275,500
May-14              12,990           921      1,060    347            1,084    1,262,510
Jun-14              15,249           921      1,060    407            1,084    1,247,261
Jul-14              14,975           921      1,060    400            1,084    1,232,286
Aug-14              16,260           921      1,060    434            1,084    1,216,026
Sep-14              14,076           921      1,060    376            1,084    1,201,950
Oct-14              12,591           921      1,060    336            1,084    1,189,359
Nov-14               5,490           921      1,060    147            1,084    1,183,869
Dec-14               2,588           921      1,060     69            1,084    1,181,281

Jan-15               1,627           953      1,113     45            1,138    1,179,654
Feb-15               3,283           953      1,113     91            1,138    1,176,371
Mar-15               5,804           953      1,113    160            1,138    1,170,567
Apr-15              14,001           953      1,113    387            1,138    1,156,566
May-15              12,990           953      1,113    359            1,138    1,143,575
Jun-15              15,249           953      1,113    422            1,138    1,128,326
Jul-15              14,975           953      1,113    414            1,138    1,113,352
Aug-15              16,260           953      1,113    450            1,138    1,097,092
Sep-15              14,076           953      1,113    389            1,138    1,083,016
Oct-15              12,591           953      1,113    348            1,138    1,070,425
Nov-15               5,490           953      1,113    152            1,138    1,064,935
Dec-15               2,588           953      1,113     72            1,138    1,062,347

Jan-16               1,627           987      1,169     47            1,195    1,060,720
Feb-16               3,283           987      1,169     94            1,195    1,057,437
Mar-16               5,804           987      1,169    166            1,195    1,051,633
Apr-16              14,001           987      1,169    401            1,195    1,037,632
May-16              12,990           987      1,169    372            1,195    1,024,641
Jun-16              15,249           987      1,169    436            1,195    1,009,392
Jul-16              14,975           987      1,169    428            1,195      994,418
Aug-16              16,260           987      1,169    465            1,195      978,158
Sep-16              14,076           987      1,169    403            1,195      964,081
Oct-16              12,591           987      1,169    360            1,195      951,490
Nov-16               5,490           987      1,169    157            1,195      946,000
Dec-16               2,588           987      1,169     74            1,195      943,412

Jan-17               1,627         1,021      1,227     48            1,255      941,785
Feb-17               3,283         1,021      1,227     97            1,255      938,503
Mar-17               5,804         1,021      1,227    172            1,255      932,699
Apr-17              14,001         1,021      1,227    415            1,255      918,697
May-17              12,990         1,021      1,227    385            1,255      905,707
Jun-17              15,249         1,021      1,227    452            1,255      890,458
Jul-17              14,975         1,021      1,227    443            1,255      875,483
Aug-17              16,260         1,021      1,227    482            1,255      859,223
Sep-17              14,076         1,021      1,227    417            1,255      845,147
Oct-17              12,591         1,021      1,227    373            1,255      832,556
Nov-17               5,490         1,021      1,227    163            1,255      827,066
Dec-17               2,588         1,021      1,227     77            1,255      824,478

Jan-18               1,080         1,057      1,148     33            1,095      823,398
Feb-18               2,179         1,057      1,148     67            1,095      821,220
Mar-18               3,852         1,057      1,148    118            1,095      817,368
Apr-18               9,292         1,057      1,148    285            1,095      808,076
May-18               8,621         1,057      1,148    264            1,095      799,454
Jun-18              10,120         1,057      1,148    310            1,095      789,334
Jul-18               9,938         1,057      1,148    305            1,095      779,395
Aug-18              10,791         1,057      1,148    331            1,095      768,604
Sep-18               9,342         1,057      1,148    286            1,095      759,262
Oct-18               8,356         1,057      1,148    256            1,095      750,906
Nov-18               3,644         1,057      1,148    112            1,095      747,262
Dec-18               1,718         1,057      1,148     53            1,095      745,545

Jan-19               1,080         1,094      1,205     34            1,149      744,465
Feb-19               2,179         1,094      1,205     69            1,149      742,286
Mar-19               3,852         1,094      1,205    122            1,149      738,434
Apr-19               9,292         1,094      1,205    295            1,149      729,142
May-19               8,621         1,094      1,205    274            1,149      720,521
Jun-19              10,120         1,094      1,205    321            1,149      710,400
Jul-19               9,938         1,094      1,205    315            1,149      700,462
Aug-19              10,791         1,094      1,205    342            1,149      689,671
Sep-19               9,342         1,094      1,205    296            1,149      680,329
Oct-19               8,356         1,094      1,205    265            1,149      671,973
Nov-19               3,644         1,094      1,205    116            1,149      668,329
Dec-19               1,718         1,094      1,205     54            1,149      666,611

Jan-20               1,080         1,132      1,265     35            1,207      665,532
Feb-20               2,179         1,132      1,265     72            1,207      663,353
Mar-20               3,852         1,132      1,265    126            1,207      659,501
Apr-20               9,292         1,132      1,265    305            1,207      650,209
May-20               8,621         1,132      1,265    283            1,207      641,587
Jun-20              10,120         1,132      1,265    332            1,207      631,467
Jul-20               9,938         1,132      1,265    326            1,207      621,529
Aug-20              10,791         1,132      1,265    354            1,207      610,737
Sep-20               9,342         1,132      1,265    307            1,207      601,396
Oct-20               8,356         1,132      1,265    274            1,207      593,039
Nov-20               3,644         1,132      1,265    120            1,207      589,396
Dec-20               1,718         1,132      1,265     56            1,207      587,678

Jan-21               1,080         1,172      1,328     37            1,267      586,598
Feb-21               2,179         1,172      1,328     74            1,267      584,420
Mar-21               3,852         1,172      1,328    131            1,267      580,568
Apr-21               9,292         1,172      1,328    316            1,267      571,275
May-21               8,621         1,172      1,328    293            1,267      562,654
Jun-21              10,120         1,172      1,328    344            1,267      552,534
Jul-21               9,938         1,172      1,328    338            1,267      542,595
Aug-21              10,791         1,172      1,328    367            1,267      531,804
Sep-21               9,342         1,172      1,328    317            1,267      522,462
Oct-21               8,356         1,172      1,328    284            1,267      514,106
Nov-21               3,644         1,172      1,328    124            1,267      510,462
Dec-21               1,718         1,172      1,328     58            1,267      508,745

Jan-22               1,080         1,213      1,395     38            1,331      507,665
Feb-22               2,179         1,213      1,395     77            1,331      505,486
Mar-22               3,852         1,213      1,395    135            1,331      501,634
Apr-22               9,292         1,213      1,395    327            1,331      492,342
May-22               8,621         1,213      1,395    303            1,331      483,721
Jun-22              10,120         1,213      1,395    356            1,331      473,600
Jul-22               9,938         1,213      1,395    350            1,331      463,662
Aug-22              10,791         1,213      1,395    380            1,331      452,871
Sep-22               9,342         1,213      1,395    329            1,331      443,529
Oct-22               8,356         1,213      1,395    294            1,331      435,172
Nov-22               3,644         1,213      1,395    128            1,331      431,529
Dec-22               1,718         1,213      1,395     60            1,331      429,811

Jan-23               1,080         1,255      1,464     39            1,397      428,731
Feb-23               2,179         1,255      1,464     79            1,397      426,553
Mar-23               3,852         1,255      1,464    140            1,397      422,701
Apr-23               9,292         1,255      1,464    338            1,397      413,409
May-23               8,621         1,255      1,464    314            1,397      404,787
Jun-23              10,120         1,255      1,464    368            1,397      394,667
Jul-23               9,938         1,255      1,464    362            1,397      384,729
Aug-23              10,791         1,255      1,464    393            1,397      373,937
Sep-23               9,342         1,255      1,464    340            1,397      364,595
Oct-23               8,356         1,255      1,464    304            1,397      356,239
Nov-23               3,644         1,255      1,464    133            1,397      352,595
Dec-23               1,718         1,255      1,464     63            1,397      350,878

Jan-24               1,080         1,299      1,537     41            1,467      349,798
Feb-24               2,179         1,299      1,537     82            1,467      347,620
Mar-24               3,852         1,299      1,537    145            1,467      343,768
Apr-24               9,292         1,299      1,537    350            1,467      334,475
May-24               8,621         1,299      1,537    325            1,467      325,854
Jun-24              10,120         1,299      1,537    381            1,467      315,733
Jul-24               9,938         1,299      1,537    374            1,467      305,795
Aug-24              10,791         1,299      1,537    407            1,467      295,004
Sep-24               9,342         1,299      1,537    352            1,467      285,662
Oct-24               8,356         1,299      1,537    315            1,467      277,306
Nov-24               3,644         1,299      1,537    137            1,467      273,662
Dec-24               1,718         1,299      1,537     65            1,467      271,945

Jan-25               1,080         1,345      1,614     42            1,540      270,865
Feb-25               2,179         1,345      1,614     85            1,540      268,686
Mar-25               3,852         1,345      1,614    150            1,540      264,834
Apr-25               9,292         1,345      1,614    362            1,540      255,542
May-25               8,621         1,345      1,614    336            1,540      246,921
Jun-25              10,120         1,345      1,614    395            1,540      236,800
Jul-25               9,938         1,345      1,614    388            1,540      226,862
Aug-25              10,791         1,345      1,614    421            1,540      216,071
Sep-25               9,342         1,345      1,614    364            1,540      206,729
Oct-25               8,356         1,345      1,614    326            1,540      198,372
Nov-25               3,644         1,345      1,614    142            1,540      194,729
Dec-25               1,718         1,345      1,614     67            1,540      193,011

Jan-26               1,080         1,392      1,695     44            1,617      191,931
Feb-26               2,179         1,392      1,695     88            1,617      189,753
Mar-26               3,852         1,392      1,695    155            1,617      185,901
Apr-26               9,292         1,392      1,695    375            1,617      176,609
May-26               8,621         1,392      1,695    348            1,617      167,987
Jun-26              10,120         1,392      1,695    408            1,617      157,867
Jul-26               9,938         1,392      1,695    401            1,617      147,929
Aug-26              10,791         1,392      1,695    436            1,617      137,137
Sep-26               9,342         1,392      1,695    377            1,617      127,795
Oct-26               8,356         1,392      1,695    337            1,617      119,439
Nov-26               3,644         1,392      1,695    147            1,617      115,795
Dec-26               1,718         1,392      1,695     69            1,617      114,078

Jan-27               1,080         1,441      1,779     45            1,698      112,998
Feb-27               2,179         1,441      1,779     91            1,698      110,819
Mar-27               3,852         1,441      1,779    161            1,698      106,967
Apr-27               9,292         1,441      1,779    388            1,698       97,675
May-27               8,621         1,441      1,779    360            1,698       89,054
Jun-27              10,120         1,441      1,779    423            1,698       78,933
Jul-27               9,938         1,441      1,779    415            1,698       68,995
Aug-27              10,791         1,441      1,779    451            1,698       58,204
Sep-27               9,342         1,441      1,779    390            1,698       48,862
Oct-27               8,356         1,441      1,779    349            1,698       40,506
Nov-27               3,644         1,441      1,779    152            1,698       36,862
Dec-27               1,718         1,441      1,779     72            1,698       35,144

Jan-28               1,080         1,491      1,868     47            1,783       34,065
Feb-28               2,179         1,491      1,868     94            1,783       31,886
Mar-28               3,852         1,491      1,868    167            1,783       28,034
Apr-28               9,292         1,491      1,868    402            1,783       18,742
May-28               8,621         1,491      1,868    373            1,783       10,120
Jun-28              10,120         1,491      1,868    438            1,783            0
               -----------
Total            3,397,801


       A              H            I            J            K              L
---------------  -----------  -----------  -----------  -----------  ---------------
                                  Column I = Column J + Column K
                                  ------------------------------
   Production     Collateral  Structuring   Discounted                   Minimum
     Month          Value      Collateral   Servicing   Structuring     Principal
(Period Ending)   Factor(4)      Value      Obligation    Balance    Amortization(5)
---------------  -----------  -----------  -----------  -----------  ---------------
Initial (as of
  Closing        0.288676505     $980,865     $120,865     $860,000
Jul-98           0.290031776      983,515      121,421      862,093               $0
Aug-98           0.290521597      979,374      121,649      857,726                0
Sep-98           0.291193866      976,606      121,877      854,729                0
Oct-98           0.291992156      974,768      122,108      852,661                0
Nov-98           0.293449557      977,655      122,339      855,316                0
Dec-98           0.295187594      982,507      122,572      859,935               65

Jan-99           0.297002218      987,954      122,794      865,160                0
Feb-99           0.298651949      992,237      123,017      869,221                0
Mar-99           0.300039888      994,710      123,241      871,469                0
Apr-99           0.300539809      991,200      123,466      867,733                0
May-99           0.301134942      988,358      123,693      864,665                0
Jun-99           0.301461804      983,785      123,922      859,864               72
Jul-99           0.301901962      979,669      124,151      855,518                0
Aug-99           0.302183164      974,547      124,383      850,165                0
Sep-99           0.302680474      970,919      124,615      846,304                0
Oct-99           0.303326344      968,300      124,849      843,451                0
Nov-99           0.304762489      970,830      125,085      845,745                0
Dec-99           0.306534076      975,499      125,322      850,177            9,686

Jan-00           0.308435596      980,934      125,533      855,401                0
Feb-00           0.310172725      985,208      125,746      859,462                0
Mar-00           0.311648450      987,674      125,960      861,714                0
Apr-00           0.312235503      984,166      126,176      857,990                0
May-00           0.312918292      981,325      126,393      854,933                0
Jun-00           0.313332573      976,757      126,611      850,146               32
Jul-00           0.313864518      972,643      126,831      845,812                0
Aug-00           0.314237793      967,524      127,052      840,473                0
Sep-00           0.314827462      963,897      127,274      836,624                0
Oct-00           0.315566171      961,279      127,498      833,782                0
Nov-00           0.317096426      963,803      127,723      836,080                0
Dec-00           0.318963207      968,463      127,949      840,514            9,632

Jan-01           0.320960328      973,886      128,149      845,737                0
Feb-01           0.322792590      978,144      128,350      849,794                0
Mar-01           0.324363057      980,591      128,552      852,039                0
Apr-01           0.325041435      977,052      128,755      848,297                0
May-01           0.325816390      974,184      128,960      845,224                0
Jun-01           0.326321749      969,583      129,166      840,418               96
Jul-01           0.326949956      965,437      129,373      836,064                0
Aug-01           0.327419322      960,285      129,581      830,704                0
Sep-01           0.328106018      956,627      129,791      826,836                0
Oct-01           0.328942700      953,980      130,002      823,977                0
Nov-01           0.330574634      956,483      130,214      826,269                0
Dec-01           0.332545244      961,128      130,428      830,700            9,718

Jan-02           0.334646569      966,533      130,613      835,919                0
Feb-02           0.336581569      970,765      130,800      839,965                0
Mar-02           0.338252870      973,174      130,988      842,186                0
Apr-02           0.339023486      969,561      131,177      838,385                0
May-02           0.339892045      966,623      131,367      835,256                0
Jun-02           0.340488292      961,942      131,558      830,384              316
Jul-02           0.341213624      957,716      131,750      825,966                0
Aug-02           0.341778989      952,478      131,944      820,534                0
Sep-02           0.342563821      948,743      132,138      816,604                0
Oct-02           0.343500420      946,025      132,334      813,691                0
Nov-02           0.345240593      948,490      132,532      815,958                0
Dec-02           0.347323571      953,109      132,730      820,379           10,006

Jan-03           0.349527418      958,458      132,899      825,559                0
Feb-03           0.351551687      962,591      133,068      829,523                0
Mar-03           0.353291647      964,837      133,239      831,599                0
Apr-03           0.354060690      960,849      133,411      827,439                0
May-03           0.354934284      957,558      133,583      823,974                0
Jun-03           0.355513092      952,461      133,757      818,704            1,674
Jul-03           0.356231153      947,834      133,932      813,902                0
Aug-03           0.356775333      942,157      134,108      808,049                0
Sep-03           0.357555096      938,035      134,285      803,750                0
Oct-03           0.358497694      934,964      134,463      800,501                0
Nov-03           0.360307953      937,256      134,643      802,614                0
Dec-03           0.362488362      941,776      134,823      806,953           11,751

Jan-04           0.364809792      947,078      134,972      812,106                0
Feb-04           0.366947017      951,147      135,122      816,026                0
Mar-04           0.368793174      953,304      135,272      818,031                0
Apr-04           0.369643334      949,145      135,424      813,721                0
May-04           0.370600875      945,691      135,577      810,115                0
Jun-04           0.371255538      940,409      135,730      804,679            2,274
Jul-04           0.372058131      935,600      135,885      799,715                0
Aug-04           0.372682351      929,727      136,040      793,687                0
Sep-04           0.373547981      925,429      136,196      789,233                0
Oct-04           0.374580757      922,195      136,354      785,842                0
Nov-04           0.376504630      924,393      136,512      787,881                0
Dec-04           0.378809215      928,847      136,671      792,176           12,503

Jan-05           0.381248587      934,067      136,797      797,270                0
Feb-05           0.383488246      938,008      136,924      801,084                0
Mar-05           0.385412828      939,969      137,052      802,917                0
Apr-05           0.386259338      935,391      137,180      798,211                0
May-05           0.387220761      931,542      137,309      794,232                0
Jun-05           0.387852709      925,798      137,439      788,359            3,817
Jul-05           0.388645047      920,542      137,570      782,972                0
Aug-05           0.389242411      914,184      137,702      776,483                0
Sep-05           0.390099815      909,454      137,834      771,620                0
Oct-05           0.391137183      905,824      137,967      767,857                0
Nov-05           0.393141191      907,815      138,101      769,713                0
Dec-05           0.395558235      912,139      138,236      773,902           14,457

Jan-06           0.398121397      917,254      138,336      778,918                0
Feb-06           0.400467023      921,043      138,436      782,607                0
Mar-06           0.402470023      922,781      138,537      784,244                0
Apr-06           0.403300805      917,751      138,639      779,112                0
May-06           0.404254907      913,473      138,741      774,732                0
Jun-06           0.404848738      907,233      138,844      768,389            5,514
Jul-06           0.405616900      901,495      138,947      762,547                0
Aug-06           0.406170656      894,615      139,052      755,563                0
Sep-06           0.407005640      889,418      139,156      750,261                0
Oct-06           0.408035144      885,358      139,262      746,096                0
Nov-06           0.410118531      887,113      139,368      747,745                0
Dec-06           0.412652286      891,282      139,475      751,808           16,581

Jan-07           0.415345218      896,269      139,544      756,724                0
Feb-07           0.417799896      899,881      139,614      760,267                0
Mar-07           0.419879965      901,368      139,685      761,684                0
Apr-07           0.420678568      895,849      139,756      756,093                0
May-07           0.421609946      891,106      139,827      751,279                0
Jun-07           0.422144944      884,331      139,899      744,432            7,375
Jul-07           0.422869927      878,073      139,971      738,102                0
Aug-07           0.423357432      870,631      140,044      730,587                0
Sep-07           0.424150529      864,930      140,117      724,813                0
Oct-07           0.425154853      860,403      140,190      720,213                0
Nov-07           0.427315113      861,894      140,265      721,630                0
Dec-07           0.429969420      865,881      140,339      725,542           18,890

Jan-08           0.432817997      870,913      140,418      730,495                0
Feb-08           0.435453667      874,788      140,498      734,290                0
Mar-08           0.437758287      876,877      140,578      736,299                0
Apr-08           0.438924421      873,067      140,658      732,409                0
May-08           0.440216196      869,918      140,739      729,179                0
Jun-08           0.441163423      865,062      140,820      724,242            1,300
Jul-08           0.442286315      860,641      140,902      719,739                0
Aug-08           0.443208243      855,229      140,985      714,244                0
Sep-08           0.444408470      851,289      141,068      710,221                0
Oct-08           0.445802411      848,346      141,151      707,195                0
Nov-08           0.448217018      850,480      141,235      709,245                0
Dec-08           0.451069144      854,725      141,320      713,405           10,837

Jan-09           0.454080177      859,691      141,366      718,326                0
Feb-09           0.456861489      863,457      141,412      722,046                0
Mar-09           0.459286357      865,375      141,458      723,917                0
Apr-09           0.460484884      861,186      141,504      719,681                0
May-09           0.461817575      857,679      141,551      716,128                0
Jun-09           0.462777447      852,404      141,598      710,806            2,598
Jul-09           0.463928534      847,578      141,645      705,932                0
Aug-09           0.464861403      841,723      141,693      700,030                0
Sep-09           0.466092806      837,392      141,741      695,651                0
Oct-09           0.467532046      834,091      141,789      692,302                0
Nov-09           0.470073055      836,044      141,838      694,206                0
Dec-09           0.473086562      840,179      141,886      698,293           12,514

Jan-10           0.476271799      845,061      141,894      703,167                0
Feb-10           0.479209435      848,700      141,902      706,798                0
Mar-10           0.481762800      850,426      141,910      708,517                0
Apr-10           0.482990800      845,831      141,917      703,914                0
May-10           0.484361302      841,939      141,925      700,014                0
Jun-10           0.485325721      836,215      141,933      694,282            4,011
Jul-10           0.486497500      830,949      141,941      689,008                0
Aug-10           0.487429778      824,616      141,949      682,667                0
Sep-10           0.488681617      819,855      141,957      677,898                0
Oct-10           0.490155827      816,156      141,965      674,191                0
Nov-10           0.492823248      817,892      141,973      675,919                0
Dec-10           0.496003491      821,887      141,982      679,905           14,377

Jan-11           0.499371106      826,654      141,946      684,708                0
Feb-11           0.502469250      830,133      141,911      688,223                0
Mar-11           0.505150195      831,631      141,875      689,756                0
Apr-11           0.506391658      826,585      141,839      684,745                0
May-11           0.507785869      822,264      141,803      680,461                0
Jun-11           0.508736263      816,045      141,767      674,278            5,627
Jul-11           0.509913698      810,298      141,730      668,568                0
Aug-11           0.510827939      803,445      141,693      661,751                0
Sep-11           0.512087198      798,217      141,656      656,561                0
Oct-11           0.513586519      794,088      141,619      652,469                0
Nov-11           0.516385790      795,581      141,582      653,999                0
Dec-11           0.519744030      799,410      141,544      657,866           16,413

Jan-12           0.523306567      804,038      141,460      662,578                0
Feb-12           0.526574163      807,330      141,376      665,954                0
Mar-12           0.529386298      808,569      141,291      667,277                0
Apr-12           0.530626302      803,033      141,206      661,827                0
May-12           0.532030543      798,247      141,120      657,127                0
Jun-12           0.532946537      791,494      141,034      650,460            7,406
Jul-12           0.534112071      785,227      140,947      644,280                0
Aug-12           0.534986128      777,813      140,860      636,953                0
Sep-12           0.536234447      772,080      140,772      631,308                0
Oct-12           0.537743130      767,482      140,684      626,798                0
Nov-12           0.540677080      768,701      140,595      628,106                0
Dec-12           0.544224218      772,335      140,505      631,830           18,630

Jan-13           0.547995506      776,796      140,367      636,429                0
Feb-13           0.551441731      779,871      140,228      639,643                0
Mar-13           0.554387328      780,819      140,088      640,730                0
Apr-13           0.555604155      774,754      139,948      634,806                0
May-13           0.556998215      769,462      139,806      629,655                0
Jun-13           0.557850793      762,133      139,664      622,469            9,361
Jul-13           0.558978795      755,303      139,521      615,783                0
Aug-13           0.559780870      747,285      139,377      607,909                0
Sep-13           0.560991289      741,005      139,231      601,773                0
Oct-13           0.562485692      735,896      139,086      596,811                0
Nov-13           0.565555161      736,807      138,939      597,868                0
Dec-13           0.569302693      740,216      138,791      601,425           21,044

Jan-14           0.573298080      744,478      138,592      605,886                0
Feb-14           0.576932113      747,303      138,392      608,912                0
Mar-14           0.580011188      747,925      138,190      609,735                0
Apr-14           0.581172970      741,286      137,987      603,299                0
May-14           0.582526829      735,446      137,783      597,662                0
Jun-14           0.583274046      727,495      137,578      589,917           11,508
Jul-14           0.584326662      720,058      137,372      582,686                0
Aug-14           0.585010361      711,388      137,164      574,224                0
Sep-14           0.586142794      704,514      136,955      567,560                0
Oct-14           0.587587145      698,852      136,744      562,108                0
Nov-14           0.590789592      699,417      136,533      562,885                0
Dec-14           0.594749455      702,566      136,320      566,247           23,670

Jan-15           0.598986104      706,596      136,052      570,544                0
Feb-15           0.602816689      709,136      135,784      573,353                0
Mar-15           0.606025438      709,393      135,513      573,881                0
Apr-15           0.607084668      702,133      135,241      566,893                0
May-15           0.608353110      695,698      134,967      560,731                0
Jun-15           0.608933055      687,075      134,691      552,384           13,863
Jul-15           0.609853298      678,981      134,414      544,567                0
Aug-15           0.610349354      669,609      134,135      535,474                0
Sep-15           0.611342989      662,094      133,854      528,240                0
Oct-15           0.612682216      655,830      133,572      522,258                0
Nov-15           0.616009251      656,010      133,288      522,722                0
Dec-15           0.620193454      658,860      133,002      525,859           26,525

Jan-16           0.624690704      662,622      132,658      529,963                0
Feb-16           0.628725274      664,837      132,313      532,524                0
Mar-16           0.632053321      664,688      131,965      532,723                0
Apr-16           0.632937485      656,756      131,616      525,140                0
May-16           0.634050828      649,675      131,264      518,411                0
Jun-16           0.634369482      640,328      130,910      509,418           16,441
Jul-16           0.635069166      631,524      130,554      500,970                0
Aug-16           0.635270923      621,395      130,195      491,200                0
Sep-16           0.636030758      613,185      129,834      483,351                0
Oct-16           0.637177698      606,268      129,472      476,797                0
Nov-16           0.640610543      606,018      129,106      476,911                0
Dec-16           0.645030273      608,530      128,739      479,790           29,627

Jan-17           0.649810055      611,982      128,311      483,670                0
Feb-17           0.654053067      613,831      127,880      485,950                0
Mar-17           0.657478516      613,229      127,447      485,782                0
Apr-17           0.658073333      604,570      127,011      477,559                0
May-17           0.658920528      596,789      126,573      470,216                0
Jun-17           0.658829338      586,660      126,131      460,529           19,262
Jul-17           0.659166202      577,089      125,687      451,402                0
Aug-17           0.658901731      566,144      125,240      440,904                0
Sep-17           0.659272084      557,182      124,791      432,391                0
Oct-17           0.660081758      549,555      124,338      425,217                0
Nov-17           0.663580646      548,825      123,883      424,942                0
Dec-17           0.668242518      550,951      123,425      427,526           33,002

Jan-18           0.673291549      554,387      123,043      431,344                0
Feb-18           0.677914362      556,717      122,659      434,057                0
Mar-18           0.681911198      557,372      122,273      435,099                0
Apr-18           0.683726454      552,503      121,884      430,618                0
May-18           0.685775069      548,246      121,493      426,752                0
Jun-18           0.687144086      542,386      121,100      421,286            6,240
Jul-18           0.688869247      536,902      120,704      416,198                0
Aug-18           0.690189934      530,483      120,305      410,178                0
Sep-18           0.692035640      525,437      119,904      405,532                0
Oct-18           0.694250990      521,317      119,501      401,816                0
Nov-18           0.698476643      521,945      119,095      402,850                0
Dec-18           0.703573545      524,546      118,687      405,859           15,427

Jan-19           0.709008468      527,832      118,219      409,613                0
Feb-19           0.713971990      529,972      117,747      412,224                0
Mar-19           0.718244748      530,377      117,273      413,103                0
Apr-19           0.720108521      525,061      116,979      408,265                0
May-19           0.722226190      520,379      116,317      404,062                0
Jun-19           0.723586357      514,036      115,834      398,202            7,657
Jul-19           0.725347992      508,079      115,348      392,731                0
Aug-19           0.726655389      501,153      114,859      386,294                0
Sep-19           0.728538925      495,646      114,367      381,279                0
Oct-19           0.730828903      491,097      113,872      377,225                0
Nov-19           0.735356257      491,460      113,374      378,085                0
Dec-19           0.740855039      493,862      112,873      380,989           17,213

Jan-20           0.746732438      496,974      112,309      384,665                0
Feb-20           0.752083784      498,897      111,741      387,156                0
Mar-20           0.756666253      499,022      111,170      387,852                0
Apr-20           0.758564598      493,225      110,595      382,630                0
May-20           0.760740775      488,082      110,017      378,065                0
Jun-20           0.762063269      481,218      109,435      371,783            9,206
Jul-20           0.763842847      474,750      108,849      365,901                0
Aug-20           0.765105583      467,279      108,260      359,018                0
Sep-20           0.767005664      461,274      107,667      353,606                0
Oct-20           0.769356499      456,259      107,071      349,188                0
Nov-20           0.774226293      456,326      106,471      349,855                0
Dec-20           0.780192258      458,502      105,867      352,635           19,148

Jan-21           0.786587646      461,411      105,196      356,215                0
Feb-21           0.792389251      463,088      104,521      358,567                0
Mar-21           0.797325511      462,901      103,842      359,059                0
Apr-21           0.799236214      456,584      103,159      353,425                0
May-21           0.801453098      450,941      102,471      348,470                0
Jun-21           0.802693977      443,515      101,779      341,736           10,899
Jul-21           0.804461727      436,497      101,083      335,414                0
Aug-21           0.805631105      428,438      100,383      328,055                0
Sep-21           0.807512857      421,895       99,678      322,217                0
Oct-21           0.809900075      416,374       98,969      317,405                0
Nov-21           0.815167143      416,112       98,256      317,856                0
Dec-21           0.821691099      418,031       97,538      320,493           21,243

Jan-22           0.828710296      420,707       96,749      323,958                0
Feb-22           0.835049139      422,106       95,956      326,150                0
Mar-22           0.840399790      421,573       95,157      326,416                0
Apr-22           0.842287135      414,693       94,354      320,339                0
May-22           0.844514881      408,509       93,546      314,963                0
Jun-22           0.845604910      400,479       92,733      307,746           12,747
Jul-22           0.847311845      392,866       91,914      300,952                0
Aug-22           0.848309252      384,174       91,091      293,084                0
Sep-22           0.850113751      377,050       90,262      286,788                0
Oct-22           0.852493449      370,982       89,429      281,553                0
Nov-22           0.858236248      370,354       88,590      281,764                0
Dec-22           0.865452651      371,981       87,746      284,235           23,511

Jan-23           0.873253590      374,391       86,827      287,564                0
Feb-23           0.880258927      375,477       85,903      289,574                0
Mar-23           0.886113215      374,561       84,972      289,588                0
Apr-23           0.887918169      367,073       84,037      283,037                0
May-23           0.890105710      360,303       83,095      277,209                0
Jun-23           0.890930236      351,621       82,147      269,473           14,762
Jul-23           0.892491967      343,367       81,194      262,173                0
Aug-23           0.893182722      333,994       80,234      253,760                0
Sep-23           0.894804621      326,242       79,269      246,973                0
Oct-23           0.897094227      319,580       78,298      241,282                0
Nov-23           0.903434544      318,547       77,321      241,226                0
Dec-23           0.911559829      319,846       76,337      243,509           25,965

Jan-24           0.920398864      321,954       75,275      246,679                0
Feb-24           0.928280133      322,688       74,206      248,482                0
Mar-24           0.934782298      321,348       73,130      248,218                0
Apr-24           0.936402314      313,203       72,048      241,156                0
May-24           0.938457932      305,800       70,959      234,841                0
Jun-24           0.938812349      296,414       69,863      226,551           16,957
Jul-24           0.940071954      287,470       68,761      218,709                0
Aug-24           0.940203365      277,364       67,651      209,713                0
Sep-24           0.941435706      268,932       66,535      202,397                0
Oct-24           0.943464624      261,628       65,412      196,216                0
Nov-24           0.950614033      260,147       64,282      195,865                0
Dec-24           0.960039932      261,078       63,145      197,933           28,619

Jan-25           0.970385420      262,843       61,924      200,919                0
Feb-25           0.979525973      263,185       60,695      202,490                0
Mar-25           0.986942044      261,376       59,459      201,917                0
Apr-25           0.988184180      252,523       58,216      194,307                0
May-25           0.989928421      244,434       56,964      187,469                0
Jun-25           0.989402394      234,291       55,705      178,585           19,348
Jul-25           0.990028637      224,600       54,438      170,161                0
Aug-25           0.989051610      213,705       53,164      160,541                0
Sep-25           0.989417024      204,541       51,881      152,660                0
Oct-25           0.990766572      196,541       50,591      145,950                0
Nov-25           0.999159390      194,565       49,292      145,273                0
Dec-25           1.010734120      195,083       47,986      147,097           31,488

Jan-26           1.023612706      196,463       46,590      149,873                0
Feb-26           1.034859582      196,367       45,186      151,181                0
Mar-26           1.043792034      194,042       43,774      150,268                0
Apr-26           1.044244669      184,423       42,353      142,070                0
May-26           1.045271229      175,592       40,923      134,670                0
Jun-26           1.042860824      164,633       39,484      125,149           21,948
Jul-26           1.041974715      154,138       38,036      116,102                0
Aug-26           1.038330500      142,394       36,579      105,815                0
Sep-26           1.036332005      132,438       35,113       97,325                0
Oct-26           1.035549303      123,685       33,638       90,047                0
Nov-26           1.046365171      121,164       32,154       89,010                0
Dec-26           1.062622822      121,222       30,661       90,561           34,589

Jan-27           1.081168558      122,170       29,074       93,096                0
Feb-27           1.097164423      121,587       27,477       94,110                0
Mar-27           1.109615182      118,693       25,871       92,822                0
Apr-27           1.108231265      108,247       24,254       83,993                0
May-27           1.107357338       98,614       22,627       75,987                0
Jun-27           1.099357987       86,776       20,990       65,786           24,775
Jul-27           1.093022953       75,413       19,344       56,070                0
Aug-27           1.078197082       62,755       17,686       45,069                0
Sep-27           1.063108198       51,946       16,019       35,926                0
Oct-27           1.046200625       42,377       14,342       28,035                0
Nov-27           1.064956260       39,256       12,654       26,603                0
Dec-27           1.104052714       38,801       10,955       27,846           37,939

Jan-28           1.152693585       39,266        9,157       30,109                0
Feb-28           1.196231198       38,143        7,348       30.795                0
Mar-28           1.235048478       34,623        5,528       29,095                0
Apr-28           1.242405179       23,285        3,697       19,588                0
May-28           1.263344950       12,786        1,854       10,931                0
Jun-28           0.000000000            0            0            0           27,846
                                                                            --------
                                                                             860,000


ALL DOLLARS IN THOUSANDS, EXCEPT FOR COLUMN C AND COLUMN H

(1) Operating Costs include administrative expenses, property taxes, the Services Fee and certain amounts reimbursable under the New Services Agreement.
(2) A portion of Capital Expenditures is reimbursable under the New Services Agreement.
(3) The Structured Harvest Quantity is 3,397,801 Mbfe. In all subsequent periods the column represents the Deemed Remaining Harvest Quantity, which is equal to the previous period of Column G less current period Column B.
(4) Amount in column I divided by amount in Column G., expressed in units of dollars (in thousands) per Mbfe.
(5) Payments to Holders on Timber Notes are due on the 20th day of the subsequent month.


                                                              EXHIBIT A-1-1


                           (FORM OF FACE OF NOTE)


          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS, AS SET FORTH HEREIN, WITHOUT SURRENDER OF THIS NOTE. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL AMOUNT SET FORTH BELOW (DUE TO PRINCIPAL PAYMENTS BEFORE OR AFTER THE DATE OF THIS NOTE). ANYONE ACQUIRING BENEFICIAL OWNERSHIP OF THIS NOTE MAY ASCERTAIN THE CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

No. A-1-__                                                        $________

CUSIP No. U78476AA3


                         SCOTIA PACIFIC COMPANY LLC

          6.55% Class A-1 Timber Collateralized Notes, due 2028


          Scotia Pacific Company LLC, a Delaware limited liability company, promises to pay to ________, or registered assigns, the principal sum of _______ Dollars (or such other amount (not in excess of One Hundred Sixty Three Million Seven Hundred Thousand ($163,700,000) Dollars) as shall equal the unpaid principal amount of this Note) on July 20, 2028 (the "Final Maturity Date") and, on each Note Payment Date, such amounts as provided in the Indenture.


          Note Payment Dates:  January 20th and July 20th

          Record Dates:  January 5th and July 5th

          Note Rate:  6.55%

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions are incorporated and shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not defined in this Note which are defined in the Indenture referred to herein have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  ______,____


                              SCOTIA PACIFIC COMPANY LLC


                              By________________________________
                                   President or Vice President


                              By________________________________
                                   Secretary or Assistance Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
  as Trustee,
  certifies that this is one
  of the Class A-1 Timber Notes referred
  to in the Indenture.



by________________________________
     Authorized Signatory

6.55% Class A-1 Timber Collateralized Notes, due 2028


1.   Interest; Principal; Premium

          SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay to the registered Holder hereof, or to its registered assigns, the initial principal amount indicated on the face hereof (or such lesser amount as shall equal the unpaid principal amount of this Note) on the Final Maturity Date indicated on the face hereof and, on each Note Payment Date that precedes the Final Maturity Date, (i) the principal amount required to be paid on such date by Sections 2.11 and 5.7 of the Indenture, (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof, from and including the most recent Note Payment Date on which interest has been duly paid to but excluding such Note Payment Date at the rate per annum indicated on the face hereof, (iii) without duplication of any amount payable pursuant to clause (ii), interest (computed on the basis of a 360-day year of twelve 30-day months) on any principal of this Note, and, to the extent lawful, interest payable under the foregoing clause (ii), that is not paid on the date such principal or interest becomes due and payable, for the period from and including the date such principal or interest becomes due and payable to but excluding the date such principal or interest is paid in full, at the Default Rate, (iv) any Premium required to be paid on such date by Sections 2.12 and 5.7 of the Indenture, and (v) any interest (computed on the basis of a 360-day year of twelve 30-day months) required to be paid on such date by Sections 2.12 and 5.7 of the Indenture on any Premium payable on this Note. If the date scheduled to be a Note Payment Date is not a Business Day, the next succeeding day that is a Business Day shall be the Note Payment Date, but all calculations of interest and other items will be as of the 20th day of the applicable month. As provided in
Section 2.12(b) of the Indenture, for the purposes of Sections 2.11(e), 2.12(b), 2.12(c) and 2.12(d) of the Indenture, if any portion of the principal amount of any Note remains unpaid after the final Maturity Date, and, if the Notes shall not have been accelerated pursuant to Section 7.2 of the Indenture, the last day of each month that occurs after such Final Maturity Date and prior to the date on which the entire unpaid principal amount of such Note is paid shall be deemed to constitute a Note Payment Date.

2.   Method of Payment

          The Issuer will pay the amounts payable on the Notes on each Note Payment Date to the persons who are registered Holders of Notes at the close of business on the fifth day of the month in which such Note Payment Date occurs (the "Record Date"), even if Notes are canceled after the Record Date and on or before such Note Payment Date. Holders need not surrender Notes to a Paying Agent to collect principal or other amounts payable in respect of the Notes, except that Notes must be surrendered to a Paying Agent after due notice to collect the final installment of principal thereon. The Issuer will pay all amounts payable on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments on Definitive Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts mailed to the Holder at such Holder's registered address or
(ii) upon application by a Holder of at least U.S. $5,000,000 in principal amount of Definitive Notes to a Paying Agent not later than five Business Days prior to the related Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by such Holder with a bank in New York City or Boston, Massachusetts. Payments to Holders of the Global Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts delivered to the registered owner of such Global Notes, at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by such registered owner with a bank in New York City or Boston, Massachusetts. However, the final distribution with respect to each Class of Timber Notes will be made only against surrender of the Timber Notes of such Class at the corporate trust office of a Paying Agent, in Boston, Massachusetts or New York, New York.

3.   Paying Agent and Registrar

          The Trustee, together with its affiliate, State Street Bank and Trust Company, N.A. will initially act as sole Paying Agents and the Trustee, initially, will act as Registrar. The Issuer may appoint and change any Registrar without notice. The Issuer may act as Registrar. The Issuer may appoint one or more other paying agents.

4.   Indenture; Deed of Trust

          The Issuer has issued the Notes under an Indenture dated as of July 20, 1998 (the "Indenture"), between the Issuer and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes and the obligations of the Issuer pursuant to the Indenture and the Deed of Trust are secured by a Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds dated on or prior to July 20, 1998 (the "Deed of Trust") by the Issuer, as trustor, in favor of a trustee under the Deed of Trust, for the benefit of State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers pursuant to the Deed of Trust. Noteholders are referred to the Deed of Trust for a statement of the terms thereof. Subject to certain exceptions set forth in the Deed of Trust, (i) the Deed of Trust may be amended with the written consent of the Majority Secured Parties (as defined in the Deed of Trust) and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Secured Parties. Subject to certain exceptions set forth in the Deed of Trust, the Collateral Agent and the Issuer may amend the Deed of Trust to cure any ambiguity, omission, defect or inconsistency, to add to the covenants of the Issuer for the benefit of the Collateral Agent or the Secured Parties or to surrender any right or power conferred upon the Issuer or to make any change that does not adversely affect the rights of any Noteholder or any Liquidity Provider. The Indenture and the Deed of Trust impose certain restrictions upon, among other things, the ability of the Issuer to incur Indebtedness, to enter into agreements other than the Operative Documents, to create Liens on the Mortgaged Property, and to enter into transactions with Affiliates.

5.   Collateral

          Pursuant to the Deed of Trust, the Issuer has pledged the Mortgaged Property. Upon the satisfaction of certain conditions set forth in the Indenture, the Issuer may issue Additional Timber Notes that will be equally and ratably secured with the Notes by the Mortgaged Property. The Notes do not constitute obligations of The Pacific Lumber Company ("Pacific Lumber"), and the Notes are not guaranteed by Pacific Lumber or any other Person.

6.   Optional Redemption or Prepayment

          The Issuer may redeem the Notes of any Class, in whole, but not in part, at any time, provided that no Notes of a Class having an earlier Scheduled Maturity Date (or, in the case of redemption of the Class A-3 Notes, no Notes) remain outstanding (after giving effect to all principal payments (including payments of principal in the redemption) occurring on the redemption date) following such redemption, at a redemption price equal to (i) all unpaid principal amounts thereof as of the redemption date, (ii) all accrued and unpaid Premium thereon as of the redemption date, (iii) all accrued and unpaid Regular Interest, Default Interest and interest on Premium thereon as of the redemption date and (iv) a redemption premium computed as provided in the definition of Prepayment Premium Amount in Schedule A to the Indenture, as if the excess of (a) the aggregate outstanding principal amount of the Notes of such Class to be redeemed over
(b) the Scheduled Amortization Amount for such Class of Notes as of the redemption date, constituted an "Excess Payment" as set forth in such definition. The issuer may also make optional partial or total prepayments of principal on any Note Payment Date as provided in the Indenture.

7.   Notice of Redemption

          Notice of redemption will be mailed at least 15 days (or 30 days if legally required by DTC) but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. If money sufficient to pay the redemption price of all Notes called for redemption is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date interest shall cease to accrue on the Notes called for redemption.

8.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $100,000 original principal amount or any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes for Notes of the same Class in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate certificates, opinions, endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange (i) any Notes called for redemption or (ii) any Notes for a period of 15 days before a Note Payment Date.

9.   Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal of, Premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.  Amendment; Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Majority Holders and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Holders. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to make any change that does not adversely affect the rights of any Noteholder, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, to comply with the TIA, to comply with the provisions of Section 4.13 of the Indenture (in connection with certain consolidations or mergers), to provide for uncertificated Notes in addition to or in place of certificated Notes and, subject to certain limitations set forth in the Indenture, in connection with the issuance of any Additional Timber Notes.

12.  Defaults and Remedies

          The occurrence of any of the events enumerated in Section 7.1 of the Indenture shall constitute an Event of Default.

          If an Event of Default under Section 7.1(11) of the Indenture shall occur, the Indenture provides that an amount equal to all amounts payable with respect to the Notes and any Additional Timber Notes shall, without any demand, presentment or notice, become immediately due any payable. If any Event of Default described in any of Section 7.1(1) through (5) shall occur and be continuing, the Trustee may, or, if the Holders of 25% in aggregate outstanding principal amount of the Notes and any Additional Timber Notes so elect, shall, declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If any Event of Default described in causes (6) through (10) or in clause (12) of Section 7.1 of the Indenture shall occur and be continuing, if the Majority Holders so elect, the Trustee shall declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If certain conditions set forth in Section 7.1(d) of the Indenture have been satisfied, the Majority Holders may rescind and annul a declaration of acceleration.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes and any Additional Timber Notes may direct the Trustee in its exercise of any trust or power; provided, however, that the Liquidity Providers have the right to vote pro rata (as provided in the Indenture) with the Holders of the Notes and any Additional Timber Notes in directing the Trustee or the Collateral Agent with respect to whether and how to exercise rights against the Mortgaged Property under the Deed of Trust.
The Trustee may withhold from Noteholders notice of any continuing Default known to the Trustee (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          Acceptance of this Note constitutes the waiver of certain rights of setoff, banker's lien, or the like against property of, or any amounts owing to, the Company as set forth in Section 7.9 of the Indenture.

13.  Trustee Dealings with the Issuer

          Subject to certain limitations imposed by the TIA if and when the Indenture is qualified under the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer of its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

          A director, manager, officer, employee, member or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Notes or the Indenture or the Deed of Trust or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee and acceptable to the Issuer) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Noteholder upon written request and without charge a copy of the Indenture, the Deed of Trust, the New Services Agreement and the New Master Purchase Agreement. Requests may be made to:

          Scotia Pacific Company LLC
          5847 San Felipe
          Suite 2610
          Houston, Texas 77257
          Attention:  Secretary

18.  Transfer Restrictions

          TRANSFERS AND EXCHANGES OF THIS NOTE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE UNTIL THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE.)



                              ASSIGNMENT FORM


To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

          (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or  tax I.D. No.)
and irrevocably appoint___________________________________ attorney or agent to transfer this Note on the books of the Issuer. The attorney or agent may substitute another to act for him.


___________________________________________________________________________



Date:


Your
Signature:_________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:_______________________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange, commercial bank or trust company or another entity with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)

IMPORTANT NOTICE: WHEN YOU SIGN YOUR NAME TO THIS ASSIGNMENT FROM WITHOUT FILLING IN THE NAME OF YOUR "ASSIGNEE" OR "ATTORNEY OR AGENT", THIS NOTE BECOMES FULLY NEGOTIABLE, SIMILAR TO A CHECK ENDORSED IN BLANK. THEREFORE, TO SAFEGUARD A SIGNED NOTE, IT IS RECOMMENDED THAT YOU EITHER (i) FILL IN THE NAME OF THE NEW OWNER IN THE "ASSIGNEE" BLANK, OR (ii) IF YOU ARE SENDING THE SIGNED NOTE TO YOUR BANK OR BROKER, FILL IN THE NAME OF THE BANK OR BROKER IN THE "ATTORNEY OR AGENT" BLANK. ALTERNATIVELY, INSTEAD OF USING THIS ASSIGNMENT FORM, YOU MAY SIGN A SEPARATE "POWER OF ATTORNEY" FORM AND THEN MAIL THE UNSIGNED NOTE AND THE SIGNED "POWER OF ATTORNEY" IN SEPARATE ENVELOPES. FOR ADDED PROTECTION, USE CERTIFIED OR REGISTERED MAIL FOR A NOTE.

                                                              EXHIBIT A-2-1


                           (FORM OF FACE OF NOTE)

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS, AS SET FORTH HEREIN, WITHOUT SURRENDER OF THIS NOTE. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL AMOUNT SET FORTH BELOW (DUE TO PRINCIPAL PAYMENTS BEFORE OR AFTER THE DATE OF THIS NOTE). ANYONE ACQUIRING BENEFICIAL OWNERSHIP OF THIS NOTE MAY ASCERTAIN THE CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

No. A-2-__                                                        $________

CUSIP No. U78476AB1


                         SCOTIA PACIFIC COMPANY LLC

          7.11% Class A-2 Timber Collateralized Notes, due 2028


          Scotia Pacific Company LLC, a Delaware limited liability company, promises to pay to _________, or registered assigns, the principal sum of _________ Dollars (or such other amount (not in excess of Two Hundred Forty Three Million Two Hundred Thousand ($243,200,000) Dollars) as shall equal the unpaid principal amount of this Note) on July 20, 2028 (the "Final Maturity Date") and, on each Note Payment Date, such amounts as provided in the Indenture.


          Note Payment Dates:  January 20th and July 20th

          Record Dates:  January 5th and July 5th

          Note Rate:  7.11%

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions are incorporated and shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not defined in this Note which are defined in the Indenture referred to herein have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  ________,_____



                              SCOTIA PACIFIC COMPANY LLC


                              By___________________________________________
                                   President or Vice President


                              By___________________________________________
                                   Secretary or Assistance Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
  as Trustee,
  certifies that this is one
  of the Class A-2 Timber Notes referred
  to in the Indenture.



by__________________________________
     Authorized Signatory

7.11% Class A-2 Timber Collateralized Notes, due 2028


1.   Interest; Principal; Premium

          SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay to the registered Holder hereof, or to its registered assigns, the initial principal amount indicated on the face hereof (or such lesser amount as shall equal the unpaid principal amount of this Note) on the Final Maturity Date indicated on the face hereof and, on each Note Payment Date that precedes the Final Maturity Date, (i) the principal amount required to be paid on such date by Sections 2.11 and 5.7 of the Indenture, (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof, from and including the most recent Note Payment Date on which interest has been duly paid to but excluding such Note Payment Date at the rate per annum indicated on the face hereof, (iii) without duplication of any amount payable pursuant to clause (ii), interest (computed on the basis of a 360-day year of twelve 30-day months) on any principal of this Note, and, to the extent lawful, interest payable under the foregoing clause (ii), that is not paid on the date such principal or interest becomes due and payable, for the period from and including the date such principal or interest becomes due and payable to but excluding the date such principal or interest is paid in full, at the Default Rate, (iv) any Premium required to be paid on such date by Sections 2.12 and 5.7 of the Indenture, and (v) any interest (computed on the basis of a 360-day year of twelve 30-day months) required to be paid on such date by Sections 2.12 and 5.7 of the Indenture on any Premium payable on this Note. If the date scheduled to be a Note Payment Date is not a Business Day, the next succeeding day that is a Business Day shall be the Note Payment Date, but all calculations of interest and other items will be as of the 20th day of the applicable month. As provided in
Section 2.12(b) of the Indenture, for the purposes of Sections 2.11(e), 2.12(b), 2.12(c) and 2.12(d) of the Indenture, if any portion of the principal amount of any Note remains unpaid after the final Maturity Date, and, if the Notes shall not have been accelerated pursuant to Section 7.2 of the Indenture, the last day of each month that occurs after such Final Maturity Date and prior to the date on which the entire unpaid principal amount of such Note is paid shall be deemed to constitute a Note Payment Date.

2.   Method of Payment

          The Issuer will pay the amounts payable on the Notes on each Note Payment Date to the persons who are registered Holders of Notes at the close of business on the fifth day of the month in which such Note Payment Date occurs (the "Record Date"), even if Notes are canceled after the Record Date and on or before such Note Payment Date. Holders need not surrender Notes to a Paying Agent to collect principal or other amounts payable in respect of the Notes, except that Notes must be surrendered to a Paying Agent after due notice to collect the final installment of principal thereon. The Issuer will pay all amounts payable on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments on Definitive Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts mailed to the Holder at such Holder's registered address or
(ii) upon application by a Holder of at least U.S. $5,000,000 in principal amount of Definitive Notes to a Paying Agent not later than five Business Days prior to the related Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by such Holder with a bank in New York City or Boston, Massachusetts. Payments to Holders of the Global Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts delivered to the registered owner of such Global Notes, at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by such registered owner with a bank in New York City or Boston, Massachusetts. However, the final distribution with respect to each Class of Timber Notes will be made only against surrender of the Timber Notes of such Class at the corporate trust office of a Paying Agent, in Boston, Massachusetts or New York, New York.

3.   Paying Agent and Registrar

          The Trustee, together with its affiliate, State Street Bank and Trust Company, N.A. will initially act as sole Paying Agents and the Trustee, initially, will act as Registrar. The Issuer may appoint and change any Registrar without notice. The Issuer may act as Registrar. The Issuer may appoint one or more other paying agents.

4.   Indenture; Deed of Trust

          The Issuer has issued the Notes under an Indenture dated as of July 20, 1998 (the "Indenture"), between the Issuer and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes and the obligations of the Issuer pursuant to the Indenture and the Deed of Trust are secured by a Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds dated on or prior to July 20, 1998 (the "Deed of Trust") by the Issuer, as trustor, in favor of a trustee under the Deed of Trust, for the benefit of State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers pursuant to the Deed of Trust. Noteholders are referred to the Deed of Trust for a statement of the terms thereof. Subject to certain exceptions set forth in the Deed of Trust, (i) the Deed of Trust may be amended with the written consent of the Majority Secured Parties (as defined in the Deed of Trust) and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Secured Parties. Subject to certain exceptions set forth in the Deed of Trust, the Collateral Agent and the Issuer may amend the Deed of Trust to cure any ambiguity, omission, defect or inconsistency, to add to the covenants of the Issuer for the benefit of the Collateral Agent or the Secured Parties or to surrender any right or power conferred upon the Issuer or to make any change that does not adversely affect the rights of any Noteholder or any Liquidity Provider. The Indenture and the Deed of Trust impose certain restrictions upon, among other things, the ability of the Issuer to incur Indebtedness, to enter into agreements other than the Operative Documents, to create Liens on the Mortgaged Property, and to enter into transactions with Affiliates.

5.   Collateral

          Pursuant to the Deed of Trust, the Issuer has pledged the Mortgaged Property. Upon the satisfaction of certain conditions set forth in the Indenture, the Issuer may issue Additional Timber Notes that will be equally and ratably secured with the Notes by the Mortgaged Property. The Notes do not constitute obligations of The Pacific Lumber Company ("Pacific Lumber"), and the Notes are not guaranteed by Pacific Lumber or any other Person.

6.   Optional Redemption or Prepayment

          The Issuer may redeem the Notes of any Class, in whole, but not in part, at any time, provided that no Notes of a Class having an earlier Scheduled Maturity Date (or, in the case of redemption of the Class A-3 Notes, no Notes) remain outstanding (after giving effect to all principal payments (including payments of principal in the redemption) occurring on the redemption date) following such redemption, at a redemption price equal to (i) all unpaid principal amounts thereof as of the redemption date, (ii) all accrued and unpaid Premium thereon as of the redemption date, (iii) all accrued and unpaid Regular Interest, Default Interest and interest on Premium thereon as of the redemption date and (iv) a redemption premium computed as provided in the definition of Prepayment Premium Amount in Schedule A to the Indenture, as if the excess of (a) the aggregate outstanding principal amount of the Notes of such Class to be redeemed over
(b) the Scheduled Amortization Amount for such Class of Notes as of the redemption date, constituted an "Excess Payment" as set forth in such definition. The issuer may also make optional partial or total prepayments of principal on any Note Payment Date as provided in the Indenture.

7.   Notice of Redemption

          Notice of redemption will be mailed at least 15 days (or 30 days if legally required by DTC) but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. If money sufficient to pay the redemption price of all Notes called for redemption is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date interest shall cease to accrue on the Notes called for redemption.

8.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $100,000 original principal amount or any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes for Notes of the same Class in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate certificates, opinions, endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange (i) any Notes called for redemption or (ii) any Notes for a period of 15 days before a Note Payment Date.

9.   Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal of, Premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.  Amendment; Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Majority Holders and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Holders. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to make any change that does not adversely affect the rights of any Noteholder, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, to comply with the TIA, to comply with the provisions of Section 4.13 of the Indenture (in connection with certain consolidations or mergers), to provide for uncertificated Notes in addition to or in place of certificated Notes and, subject to certain limitations set forth in the Indenture, in connection with the issuance of any Additional Timber Notes.

12.  Defaults and Remedies

          The occurrence of any of the events enumerated in Section 7.1 of the Indenture shall constitute an Event of Default.

          If an Event of Default under Section 7.1(11) of the Indenture shall occur, the Indenture provides that an amount equal to all amounts payable with respect to the Notes and any Additional Timber Notes shall, without any demand, presentment or notice, become immediately due any payable. If any Event of Default described in any of Section 7.1(1) through (5) shall occur and be continuing, the Trustee may, or, if the Holders of 25% in aggregate outstanding principal amount of the Notes and any Additional Timber Notes so elect, shall, declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If any Event of Default described in causes (6) through (10) or in clause (12) of Section 7.1 of the Indenture shall occur and be continuing, if the Majority Holders so elect, the Trustee shall declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If certain conditions set forth in Section 7.1(d) of the Indenture have been satisfied, the Majority Holders may rescind and annul a declaration of acceleration.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes and any Additional Timber Notes may direct the Trustee in its exercise of any trust or power; provided, however, that the Liquidity Providers have the right to vote pro rata (as provided in the Indenture) with the Holders of the Notes and any Additional Timber Notes in directing the Trustee or the Collateral Agent with respect to whether and how to exercise rights against the Mortgaged Property under the Deed of Trust.
The Trustee may withhold from Noteholders notice of any continuing Default known to the Trustee (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          Acceptance of this Note constitutes the waiver of certain rights of setoff, banker's lien, or the like against property of, or any amounts owing to, the Company as set forth in Section 7.9 of the Indenture.

13.  Trustee Dealings with the Issuer

          Subject to certain limitations imposed by the TIA if and when the Indenture is qualified under the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer of its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

          A director, manager, officer, employee, member or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Notes or the Indenture or the Deed of Trust or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee and acceptable to the Issuer) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Noteholder upon written request and without charge a copy of the Indenture, the Deed of Trust, the New Services Agreement and the New Master Purchase Agreement. Requests may be made to:

          Scotia Pacific Company LLC
          5847 San Felipe
          Suite 2610
          Houston, Texas 77257
          Attention:  Secretary

18.  Transfer Restrictions

          TRANSFERS AND EXCHANGES OF THIS NOTE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE UNTIL THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE.)



                              ASSIGNMENT FORM


To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

          (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or  tax I.D. No.)

and irrevocably appoint ___________________________________ attorney or agent to transfer this Note on the books of the Issuer. The attorney or agent may substitute another to act for him.




Date:


Your Signature:____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:_______________________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange, commercial bank or trust company or another entity with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)

IMPORTANT NOTICE: WHEN YOU SIGN YOUR NAME TO THIS ASSIGNMENT FROM WITHOUT FILLING IN THE NAME OF YOUR "ASSIGNEE" OR "ATTORNEY OR AGENT", THIS NOTE BECOMES FULLY NEGOTIABLE, SIMILAR TO A CHECK ENDORSED IN BLANK. THEREFORE, TO SAFEGUARD A SIGNED NOTE, IT IS RECOMMENDED THAT YOU EITHER (i) FILL IN THE NAME OF THE NEW OWNER IN THE "ASSIGNEE" BLANK, OR (ii) IF YOU ARE SENDING THE SIGNED NOTE TO YOUR BANK OR BROKER, FILL IN THE NAME OF THE BANK OR BROKER IN THE "ATTORNEY OR AGENT" BLANK. ALTERNATIVELY, INSTEAD OF USING THIS ASSIGNMENT FORM, YOU MAY SIGN A SEPARATE "POWER OF ATTORNEY" FORM AND THEN MAIL THE UNSIGNED NOTE AND THE SIGNED "POWER OF ATTORNEY" IN SEPARATE ENVELOPES. FOR ADDED PROTECTION, USE CERTIFIED OR REGISTERED MAIL FOR A NOTE.

                                                              EXHIBIT A-3-1


                           (FORM OF FACE OF NOTE)

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS, AS SET FORTH HEREIN, WITHOUT SURRENDER OF THIS NOTE. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL AMOUNT SET FORTH BELOW (DUE TO PRINCIPAL PAYMENTS BEFORE OR AFTER THE DATE OF THIS NOTE). ANYONE ACQUIRING BENEFICIAL OWNERSHIP OF THIS NOTE MAY ASCERTAIN THE CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

No. A-3-__                                                         $_______

CUSIP No. U78476AC9


                         SCOTIA PACIFIC COMPANY LLC

          7.71% Class A-3 Timber Collateralized Notes, due 2028


          Scotia Pacific Company LLC, a Delaware limited liability company, promises to pay to ________, or registered assigns, the principal sum of ___________ Dollars (or such other amount (not in excess of Four Hundred Sixty Three Million Three Hundred Forty Eight Thousand ($463,348,000) Dollars) as shall equal the unpaid principal amount of this Note) on July 20, 2028 (the "Final Maturity Date") and, on each Note Payment Date, such amounts as provided in the Indenture.


          Note Payment Dates:  January 20th and July 20th

          Record Dates:  January 5th and July 5th

          Note Rate:  7.71%

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions are incorporated and shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not defined in this Note which are defined in the Indenture referred to herein have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  ________,_____



                              SCOTIA PACIFIC COMPANY LLC

                              By _________________________________
                                   President or Vice President


                              By _________________________________
                                   Secretary or Assistance Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
  as Trustee,
  certifies that this is one
  of the Class A-3 Timber Notes referred
  to in the Indenture.



by _________________________________
     Authorized Signatory

7.71% Class A-3 Timber Collateralized Notes, due 2028


1.   Interest; Principal; Premium

          SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay to the registered Holder hereof, or to its registered assigns, the initial principal amount indicated on the face hereof (or such lesser amount as shall equal the unpaid principal amount of this Note) on the Final Maturity Date indicated on the face hereof and, on each Note Payment Date that precedes the Final Maturity Date, (i) the principal amount required to be paid on such date by Sections 2.11 and 5.7 of the Indenture, (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof, from and including the most recent Note Payment Date on which interest has been duly paid to but excluding such Note Payment Date at the rate per annum indicated on the face hereof, (iii) without duplication of any amount payable pursuant to clause (ii), interest (computed on the basis of a 360-day year of twelve 30-day months) on any principal of this Note, and, to the extent lawful, interest payable under the foregoing clause (ii), that is not paid on the date such principal or interest becomes due and payable, for the period from and including the date such principal or interest becomes due and payable to but excluding the date such principal or interest is paid in full, at the Default Rate, (iv) any Premium required to be paid on such date by Sections 2.12 and 5.7 of the Indenture, and (v) any interest (computed on the basis of a 360-day year of twelve 30-day months) required to be paid on such date by Sections 2.12 and 5.7 of the Indenture on any Premium payable on this Note. If the date scheduled to be a Note Payment Date is not a Business Day, the next succeeding day that is a Business Day shall be the Note Payment Date, but all calculations of interest and other items will be as of the 20th day of the applicable month. As provided in
Section 2.12(b) of the Indenture, for the purposes of Sections 2.11(e), 2.12(b), 2.12(c) and 2.12(d) of the Indenture, if any portion of the principal amount of any Note remains unpaid after the final Maturity Date, and, if the Notes shall not have been accelerated pursuant to Section 7.2 of the Indenture, the last day of each month that occurs after such Final Maturity Date and prior to the date on which the entire unpaid principal amount of such Note is paid shall be deemed to constitute a Note Payment Date.

2.   Method of Payment

          The Issuer will pay the amounts payable on the Notes on each Note Payment Date to the persons who are registered Holders of Notes at the close of business on the fifth day of the month in which such Note Payment Date occurs (the "Record Date"), even if Notes are canceled after the Record Date and on or before such Note Payment Date. Holders need not surrender Notes to a Paying Agent to collect principal or other amounts payable in respect of the Notes, except that Notes must be surrendered to a Paying Agent after due notice to collect the final installment of principal thereon. The Issuer will pay all amounts payable on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments on Definitive Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts mailed to the Holder at such Holder's registered address or
(ii) upon application by a Holder of at least U.S. $5,000,000 in principal amount of Definitive Notes to a Paying Agent not later than five Business Days prior to the related Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by such Holder with a bank in New York City or Boston, Massachusetts. Payments to Holders of the Global Notes will be made (i) by a U.S. dollar check drawn on a bank in New York City or Boston, Massachusetts delivered to the registered owner of such Global Notes, at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by such registered owner with a bank in New York City or Boston, Massachusetts. However, the final distribution with respect to each Class of Timber Notes will be made only against surrender of the Timber Notes of such Class at the corporate trust office of a Paying Agent, in Boston, Massachusetts or New York, New York.

3.   Paying Agent and Registrar

          The Trustee, together with its affiliate, State Street Bank and Trust Company, N.A. will initially act as sole Paying Agents and the Trustee, initially, will act as Registrar. The Issuer may appoint and change any Registrar without notice. The Issuer may act as Registrar. The Issuer may appoint one or more other paying agents.

4.   Indenture; Deed of Trust

          The Issuer has issued the Notes under an Indenture dated as of July 20, 1998 (the "Indenture"), between the Issuer and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes and the obligations of the Issuer pursuant to the Indenture and the Deed of Trust are secured by a Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds dated on or prior to July 20, 1998 (the "Deed of Trust") by the Issuer, as trustor, in favor of a trustee under the Deed of Trust, for the benefit of State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers pursuant to the Deed of Trust. Noteholders are referred to the Deed of Trust for a statement of the terms thereof. Subject to certain exceptions set forth in the Deed of Trust, (i) the Deed of Trust may be amended with the written consent of the Majority Secured Parties (as defined in the Deed of Trust) and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Secured Parties. Subject to certain exceptions set forth in the Deed of Trust, the Collateral Agent and the Issuer may amend the Deed of Trust to cure any ambiguity, omission, defect or inconsistency, to add to the covenants of the Issuer for the benefit of the Collateral Agent or the Secured Parties or to surrender any right or power conferred upon the Issuer or to make any change that does not adversely affect the rights of any Noteholder or any Liquidity Provider. The Indenture and the Deed of Trust impose certain restrictions upon, among other things, the ability of the Issuer to incur Indebtedness, to enter into agreements other than the Operative Documents, to create Liens on the Mortgaged Property, and to enter into transactions with Affiliates.

5.   Collateral

          Pursuant to the Deed of Trust, the Issuer has pledged the Mortgaged Property. Upon the satisfaction of certain conditions set forth in the Indenture, the Issuer may issue Additional Timber Notes that will be equally and ratably secured with the Notes by the Mortgaged Property. The Notes do not constitute obligations of The Pacific Lumber Company ("Pacific Lumber"), and the Notes are not guaranteed by Pacific Lumber or any other Person.

6.   Optional Redemption or Prepayment

          The Issuer may redeem the Notes of any Class, in whole, but not in part, at any time, provided that no Notes of a Class having an earlier Scheduled Maturity Date (or, in the case of redemption of the Class A-3 Notes, no Notes) remain outstanding (after giving effect to all principal payments (including payments of principal in the redemption) occurring on the redemption date) following such redemption, at a redemption price equal to (i) all unpaid principal amounts thereof as of the redemption date, (ii) all accrued and unpaid Premium thereon as of the redemption date, (iii) all accrued and unpaid Regular Interest, Default Interest and interest on Premium thereon as of the redemption date and (iv) a redemption premium computed as provided in the definition of Prepayment Premium Amount in Schedule A to the Indenture, as if the excess of (a) the aggregate outstanding principal amount of the Notes of such Class to be redeemed over
(b) the Scheduled Amortization Amount for such Class of Notes as of the redemption date, constituted an "Excess Payment" as set forth in such definition. The issuer may also make optional partial or total prepayments of principal on any Note Payment Date as provided in the Indenture.

7.   Notice of Redemption

          Notice of redemption will be mailed at least 15 days (or 30 days if legally required by DTC) but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. If money sufficient to pay the redemption price of all Notes called for redemption is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date interest shall cease to accrue on the Notes called for redemption.

8.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $100,000 original principal amount or any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes for Notes of the same Class in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate certificates, opinions, endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange (i) any Notes called for redemption or (ii) any Notes for a period of 15 days before a Note Payment Date.

9.   Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal of, Premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.  Amendment; Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Majority Holders and Rating Agency Confirmation or with the written consent of the Supermajority Holders (after notice of the Rating Agency Evaluation) and Rating Agency Evaluation and (ii) any default or noncompliance with any provision may be waived with the written consent of the Majority Holders. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to make any change that does not adversely affect the rights of any Noteholder, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, to comply with the TIA, to comply with the provisions of Section 4.13 of the Indenture (in connection with certain consolidations or mergers), to provide for uncertificated Notes in addition to or in place of certificated Notes and, subject to certain limitations set forth in the Indenture, in connection with the issuance of any Additional Timber Notes.

12.  Defaults and Remedies

          The occurrence of any of the events enumerated in Section 7.1 of the Indenture shall constitute an Event of Default.

          If an Event of Default under Section 7.1(11) of the Indenture shall occur, the Indenture provides that an amount equal to all amounts payable with respect to the Notes and any Additional Timber Notes shall, without any demand, presentment or notice, become immediately due any payable. If any Event of Default described in any of Section 7.1(1) through (5) shall occur and be continuing, the Trustee may, or, if the Holders of 25% in aggregate outstanding principal amount of the Notes and any Additional Timber Notes so elect, shall, declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If any Event of Default described in causes (6) through (10) or in clause (12) of Section 7.1 of the Indenture shall occur and be continuing, if the Majority Holders so elect, the Trustee shall declare all amounts payable with respect to the Notes and any Additional Timber Notes to be immediately due and payable, and upon any such declaration of acceleration such amount shall become immediately due and payable. If certain conditions set forth in Section 7.1(d) of the Indenture have been satisfied, the Majority Holders may rescind and annul a declaration of acceleration.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes and any Additional Timber Notes may direct the Trustee in its exercise of any trust or power; provided, however, that the Liquidity Providers have the right to vote pro rata (as provided in the Indenture) with the Holders of the Notes and any Additional Timber Notes in directing the Trustee or the Collateral Agent with respect to whether and how to exercise rights against the Mortgaged Property under the Deed of Trust.
The Trustee may withhold from Noteholders notice of any continuing Default known to the Trustee (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          Acceptance of this Note constitutes the waiver of certain rights of setoff, banker's lien, or the like against property of, or any amounts owing to, the Company as set forth in Section 7.9 of the Indenture.

13.  Trustee Dealings with the Issuer

          Subject to certain limitations imposed by the TIA if and when the Indenture is qualified under the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer of its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

          A director, manager, officer, employee, member or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer or the Trustee under the Notes or the Indenture or the Deed of Trust or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee and acceptable to the Issuer) manually signs the certificate of authentication on the other side of this Note.

16.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Noteholder upon written request and without charge a copy of the Indenture, the Deed of Trust, the New Services Agreement and the New Master Purchase Agreement. Requests may be made to:

          Scotia Pacific Company LLC
          5847 San Felipe
          Suite 2610
          Houston, Texas 77257
          Attention:  Secretary

18.  Transfer Restrictions

          TRANSFERS AND EXCHANGES OF THIS NOTE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE UNTIL THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE.)



                              ASSIGNMENT FORM


To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

          (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or  tax I.D. No.)

and irrevocably appoint ___________________________________ attorney or agent to transfer this Note on the books of the Issuer. The attorney or agent may substitute another to act for him.





Date:


Your Signature:____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:_______________________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange, commercial bank or trust company or another entity with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)

IMPORTANT NOTICE: WHEN YOU SIGN YOUR NAME TO THIS ASSIGNMENT FROM WITHOUT FILLING IN THE NAME OF YOUR "ASSIGNEE" OR "ATTORNEY OR AGENT", THIS NOTE BECOMES FULLY NEGOTIABLE, SIMILAR TO A CHECK ENDORSED IN BLANK. THEREFORE, TO SAFEGUARD A SIGNED NOTE, IT IS RECOMMENDED THAT YOU EITHER (i) FILL IN THE NAME OF THE NEW OWNER IN THE "ASSIGNEE" BLANK, OR (ii) IF YOU ARE SENDING THE SIGNED NOTE TO YOUR BANK OR BROKER, FILL IN THE NAME OF THE BANK OR BROKER IN THE "ATTORNEY OR AGENT" BLANK. ALTERNATIVELY, INSTEAD OF USING THIS ASSIGNMENT FORM, YOU MAY SIGN A SEPARATE "POWER OF ATTORNEY" FORM AND THEN MAIL THE UNSIGNED NOTE AND THE SIGNED "POWER OF ATTORNEY" IN SEPARATE ENVELOPES. FOR ADDED PROTECTION, USE CERTIFIED OR REGISTERED MAIL FOR A NOTE.

                                                EXHIBIT B-1
                                                TO INDENTURE


                             FORM OF REPORT OF
                          INDEPENDENT ACCOUNTANTS

                        [Letterhead of Accountants]


                                 ____________, _______


State Street Bank and Trust Company
   as Trustee under the Indenture
   referred to below
Two International Place, 4th Floor
Boston, Massachusetts  02110

Scotia Pacific Company LLC
P.O. Box 712
Scotia, California  95565

Ladies and Gentlemen:

        This letter is delivered pursuant to Section 4.6(a) of the Indenture dated as of July 20, 1998 (as amended, supplemented and otherwise modified and in effect on the date of this letter, the "Indenture") between Scotia Pacific Company LLC, a Delaware limited liability company (the "Issuer"), and State Street Bank and Trust Company, as trustee.

        Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture.

        We confirm that we are independent public accountants with respect to the Issuer, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder. We have read such provisions of the Indenture, the Deed of Trust and the New Services Agreement as we have deemed necessary for the purposes of delivering this letter.

        We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of the Issuer as of December 31, ____ [insert last date of most recent fiscal year] and the related statements of operations, cash flows and changes in member's capital for [relevant period described] [insert last date of most recently audited balance sheet] and have issued our report thereon dated __________, ____. We have not audited any financial statements of the Issuer as of any date or for any period subsequent to December 31, ___ [insert last day of most recent fiscal year].

        The sufficiency of the agreed-upon procedures we have been requested to perform, as set forth in subsequent paragraphs of this report, is the sole responsibility of the Issuer and the Trustee. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purposes for which this report has been requested or for any other purpose. Further, we make no representations regarding questions of legal interpretation, nor do we provide any assurance as to any matters relating to the Issuer's solvency, adequacy of capital or ability to pay its debts.

        Pursuant to Section 4.6(a) of the Indenture, we have performed the procedures enumerated below:

        1. We read the Monthly Trustee Certificates (which are attached hereto as Annex A) and the Note Payment Trustee Certificates
(which are attached hereto as Annex B) issued by the Issuer to the Trustee in respect of the Monthly Periods from [insert first day of the fiscal year referred to above except with respect to its fiscal year 1998, insert July 20, 1998] through [insert last day of fiscal year referred to above]. For each such Certificate, we recalculated the amounts deposited in and withdrawn from the Collection Account, the Expense Reserve, the Liquidity Account, if any, and the Payment Account, which were established pursuant to the Indenture and found them to be mathematically correct. Our recalculations of such amounts was based on the procedures provided by the Issuer and set forth in Annex C hereto.

        2. We compared our recalculations of the amounts described above to the amounts set forth in Annex A and Annex B and found them to be in agreement[, except as described below].

        3. We compared the amounts indicated in the Monthly Trustee Certificates with respect to Mbfe of Timber sold by the Issuer during the Monthly Periods covered by each such Monthly
Trustee Certificate to the Issuer's books and records for such Monthly Period (including records with respect to MBF, net
Scribner Scale, of Company Timber sold), and found them to be in agreement, [except as described below].

        4. We did not perform any procedures with respect to portions of the Monthly Trustee Certificates, which contain the Issuer's estimates of amounts to be deposited or interest that will be earned in succeeding months.

                         [list exceptions, if any]

        Because the procedures described above do not constitute an audit made in accordance with generally accepted auditing standards, we do not express an opinion on any of the items referred to above. In addition, we make no representations, and express no opinion as to, (a) questions of legal interpretation of the Operative Documents, (b) the sufficiency of the foregoing procedures for your purposes, (c) the sufficiency of the requirements set forth in Section 4.6(a) of the Indenture, (d) the methodology set forth in the Indenture or (e) the assumptions set forth in the attached Annex C. Had we performed additional procedures, or had we made an audit in accordance with generally accepted auditing standards, other matters might have come to our attention that would have been reported to you.

        This letter is intended solely for the management of the Issuer and the Trustee, and should not be used for any other purpose. We have no responsibility to update this report to reflect any events or circumstances occurring after the date of this letter. We also understand that the Issuer will be providing a copy of this letter to various Rating Agencies pursuant to Section 4.6(a) of the Indenture. Our work was specifically performed to satisfy the requirements of the Indenture, and accordingly, we make no representation regarding the sufficiency of the procedures performed for the Rating Agencies' purposes. Distribution of this letter to the Rating Agencies does not establish any privity between our Firm and them.

                            Very truly yours,

                                           Annex C to Exhibit
                                           B-1 to Indenture

                           Agreed Upon Procedures


I. Monthly Trustee Certificate Procedures

        1. Compared the opening balances in the Collection Account, the Payment Account, the Liquidity Account, if any, and the Expense Reserve to amounts shown on bank statements from the Trustee.

        2. Compared the amount deposited in the Expense Reserve to (i) accrued and unpaid Yield Taxes as reflected on the Issuer's books and records and (ii) additional known expenses reflected on a schedule prepared by the Issuer. Compared the Services Fee included in clause (ii) of this
Item 2 to the amount payable under the New Services Agreement, including recomputation of the adjustment provided in Section 5.1(a) of the New Services Agreement.

        3. Compared the Trustee's, Collateral Agent's and Liquidity Providers' Expenses to the amounts payable under the fee agreement between the Trustee and the Issuer, the fee agreement between the Collateral Agent and the Issuer and the Line of Credit Agreement, respectively.

        4. Recomputed the Required Liquidity Amount. Compared the opening balance in the Liquidity Account to amounts reflected on bank statements from the Trustee. Recomputed the amount required to be deposited to or released from the Liquidity Account and compared the amount deposited or released to such recomputed amount. Recomputed the amount of deposit with respect to the Line of Credit Agreement as provided in clause
(vi) of Section 5.3(c) of the Indenture and compared the amount deposited to the Payment Account in respect of clause (vi) of Section 5.3(c) of the Indenture to such recomputed amount. [This Item 4 is applicable only if there is a Termination Advance under a Line of Credit Agreement which has not been replaced.]

        5. Recomputed the Targeted Monthly Deposit Amount and compared the amount deposited to the Payment Account in respect of the Targeted Monthly Deposit Amount to such recomputed amount.

        6. Recomputed the Premium Provision and compared the amount deposited to the Payment Account in respect of the Premium Provision to such recomputed amount.

        7. Recomputed the interest and principal payment to the Liquidity Providers pursuant to clause (vi) of Section 5.3(c) and compared the amount withdrawn from the Collection Account in respect thereof to such recomputed amount.

        8. Made inquiries of Responsible Officers of the Issuer as to whether or not a Cash Retention Event or Trapping Event existed on (or a Line of Credit Acceleration occurred prior to) such Monthly Deposit Date.

        9. Recomputed the amount of Excess Funds. If the Monthly Trustee Certificate reflected any Additional Liquidity Provider Fees or Supplemental Liquidity Provider Interest owing, recomputed the amount thereof and compared such recomputed amount to the amount withdrawn from the Collection Account in respect thereof. If any Section 6.1 Notes were in existence on such Monthly Deposit Date, recomputed the amount of Excess Funds as if such Section 6.1 Notes were cash, and compared the amount of such recomputed Excess Funds (based on such assumption) to the amount of such Section 6.1 Notes. Compared the amount released to the Issuer (or, if any Section 6.1 Notes were in existence, the sum of the amount released to the Issuer and the face amount of and accrued interest on such Section 6.1 Notes distributed to the Issuer) to such recomputed amounts. Compared the amount, if any, paid by Pacific Lumber to the Issuer in respect of any
Section 6.1 Notes to such recomputed amounts.

        10. Reviewed the Monthly Production reports delivered by Pacific Lumber pursuant to the New Master Purchase Agreement for the Monthly Periods for which Monthly Trustee Certificates were reviewed. Compared the net Scribner scale production data in the Monthly Production Reports to a schedule prepared by Pacific Lumber. Recomputed the Mbfe production data in the Monthly Production Reports. Compared the Mbfe production data in each Monthly Trustee Certificate to the Mbfe production data in the related Monthly Production Report.

II.     Note Payment Trustee Certificate Procedures.

        1. Compared the opening balances in the Liquidity Account and the Payment Account to amounts shown on bank statements of the Trustee.

        2. Recomputed the amount required to be deposited to or released from the Liquidity Account and deposited to the Payment Account in respect thereof to such recomputed amount. [This Item 2 is applicable only if there is a Termination Advance under a Line of Credit Agreement which has not been replaced.]

        3. Compared the amount indicated in the Note Payment Certificate as an optional deposit to the Payment Account to amounts shown on bank statements of the Trustee.

        4. Recomputed the amounts of interest (including interest on past due principal and interest but excluding interest on Premium) payable on the Timber Notes and to the Liquidity Providers and compared the amount withdrawn from the Payment Account in respect thereof to such recomputed amount.

        5. Recomputed the Minimum Principal Amortization Amount and compared the amount withdrawn from the Payment Account in respect thereof to such recomputed amount.

        6. Recomputed the Line of Credit Amortization Amount, if any, and compared the amount withdrawn from the Payment Account in respect thereof. [This Item 6 is applicable only if there is a Termination Advance under a Line of Credit Agreement which has not been replaced.]

        7. Recomputed the Depletion Amortization Amount and compared the amount withdrawn from the Payment Account in respect thereof to such recomputed amount.

        8. Recomputed the Required Liquidity Amount (after giving effect to principal payments being made on such date). Recomputed the amount, if any, required to be deposited to the Liquidity Account and compared the amount deposited to the Liquidity Account from the Payment Account to such recomputed amount. [This Item 8 is applicable only if there is a Termination Advance under a Line of Credit Agreement which has not been replaced.]

        9. Recomputed the amount of interest on Premium payable on the Timber Notes and compared the amount withdrawn from the Payment Account in respect thereof to such recomputed amount.

        10. Recomputed the Premium payable on the Timber Notes and compared the amount withdrawn from the Payment Account to such recomputed amount.

        11. Made inquiries of Responsible Officer's of the Issuer as to whether or not a Cash Retention Event or a Trapping Event existed on such Note Payment Date.

        12.  Recomputed the amount distributable pursuant to clause (ix) or
(x) of Section 5.7(b). Compared the amounts distributed pursuant to such clauses to such recomputed amount.


III.  General Provisions

        1. Terms used but not defined in this Annex C shall have the meaning set forth in Schedule A to the Indenture.

        2. This Annex C may be modified by the Issuer, the independent accountants and the Trustee if (i) such modification has been approved by a resolution of the Board of Managers of the Issuer, including all Independent Managers and (ii) either (A) such modification is (1) to cure any ambiguity, omission, defect or inconsistency in the agreed upon procedures, or to add additional procedures or (2) is necessary to take account of the issuance of Additional Timber Notes (provided, that no such modification may adversely affect the interests of Noteholders) or (B) such modification shall have received Rating Agency Approval and (iii) the Issuer shall have delivered to the Trustee an Officer's Certificate as to compliance with the preceding clauses (i) and (ii).

                                 EXHIBIT B-2
                                 TO INDENTURE


                             FORM OF REPORT OF
                          INDEPENDENT ACCOUNTANTS

                        [Letterhead of Accountants]



                            __________, ______

State Street Bank and Trust Company
   as Trustee under the Indenture
   referred to below
Two International Place, 4th Floor
Boston, Massachusetts  02110

Scotia Pacific Company LLC
P.O. Box 712
Scotia, California  95565

Ladies and Gentlemen:

        This letter is delivered pursuant to Section 4.6(a) of the Indenture dated as of July 20, 1998 (as amended, supplemented and otherwise modified and in effect on the date of this letter, the "Indenture") between Scotia Pacific Company LLC, a Delaware limited liability company (the "Issuer"), and State Street Bank and Trust Company, as trustee (the "Trustee").

        We confirm that we are independent public accountants with respect to the Issuer, within the meaning of the Securities Act of 1933 and the Securities Act of 1934 and the applicable rules and regulations thereunder.

        We have audited, in accordance with generally accepted auditing standards, the balance sheet of the Issuer as of December 31, ____ [insert last day of most recent fiscal year] and the related statements of operations, cash flows and changes in members' capital for the year then ended [describe period covered] [date of most recent audited balance sheet] and have issued our report thereon dated __________, ____.

        In connection with out audit, nothing came to our attention that caused us to believe that the Issuer was not in compliance with any of the terms, covenants, provisions or conditions of Section 7.1 of Article Seven of the Indenture, insofar as they relate to accounting matters, [except as described below]. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

                       [describe exceptions, if any]

        This letter is intended solely for the management of the Issuer and the Trustee and shall not be used for any other purposes. We have no responsibility to update this report to reflect any events or circumstances occurring after the date of this letter. We also understand that the Issuer will be providing a copy of this letter to various Rating Agencies pursuant to Section 4.6(a) of the Indenture. Our work was specifically performed to satisfy the requirements of the Indenture, and accordingly, we make no representation regarding the sufficiency of the procedures performed for the Rating Agencies' purposes. Distribution of this letter to the Rating Agencies does not establish any privity between our Firm and them.

                            Very truly yours,